                              Filed Pursuant to Rule 424(b)(3)
                              Registration File Nos.: 33-25068 and 33-63924



    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED NOVEMBER 25, 1996

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 25, 1996)

                          $403,088,874 (APPROXIMATE)
                        MORTGAGE CAPITAL FUNDING, INC.
  MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MC2
                               -------------
   The Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") will consist of 13 classes (each, a "Class") of Certificates, designated as (i) the Class X Certificates; (ii) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively with the Class X and Class A Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates").

                                                      (continued on next page)
                               ---------------
THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CITICORP REAL ESTATE, INC., CITIBANK, N.A., CITICORP BANKING CORPORATION, MORTGAGE CAPITAL FUNDING, INC. OR THEIR ULTIMATE PARENT, CITICORP, EXCEPT AS SET FORTH HEREIN. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL DEPOSIT
  INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-23 IN THIS PROSPECTUS SUPPLEMENT AND THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 14 IN THE PROSPECTUS BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

                  INITIAL                      ASSUMED FINAL     RATINGS       RATED FINAL
                CERTIFICATE     PASS-THROUGH    DISTRIBUTION   (FITCH AND     DISTRIBUTION
CLASS           BALANCE (1)         RATE          DATE (2)     MOODY'S)(3)       DATE(3)
------------  --------------  --------------  --------------  -----------  -----------------
Class A-1  ..   $132,607,079          %         Feb. 20, 2004    AAA/Aaa     December 21, 2026
Class A-2  ..   $ 24,276,943          %         Feb. 20, 2006    AAA/Aaa     December 21, 2026
Class A-3  ..   $166,045,134          %        Sept. 20, 2006    AAA/Aaa     December 21, 2026
Class B .....   $ 27,483,332          %        Sept. 20, 2006    AA/Aa2      December 21, 2026
Class C .....   $ 22,902,777          %        Sept. 20, 2006     A/A2       December 21, 2026
Class D .....   $ 18,322,221          %         Oct. 20, 2006   BBB/Baa2     December 21, 2026
Class E .....   $ 11,451,388          %         Oct. 20, 2006    NR/Baa3     December 21, 2026

                                                      (footnotes on next page)

   The Offered Certificates will be purchased by NationsBanc Capital Markets, Inc. and Citibank, N.A. (together, in such capacity, the "Underwriters") from the Sponsor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale (which prices will include interest from the Cut-off Date). Proceeds to the Sponsor from the sale of the Offered Certificates will be an amount equal to % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Sponsor. The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about December 19, 1996 (the "Delivery Date"), against payment therefor in immediately available funds.


NATIONSBANC CAPITAL
  MARKETS, INC.                      AND                    CITIBANK [LOGO]


The Underwriters are acting as co-lead managers in connection with all activities relating to this offering.

             The date of this Prospectus Supplement is    , 1996

(footnotes from previous page)
------------

   (1) Subject to a variance of plus or minus 5%.

   (2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

   (3) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Fitch Investors Service, L.P. ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's"; and, together with Fitch, the "Rating Agencies") no lower than those set forth above. No rating will be assigned to the Class E Certificates by Fitch. The ratings on the Offered Certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience. The "Rated Final Distribution Date" for each Class of Offered Certificates has been set to December 21, 2026, which is the first Distribution Date that follows the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" herein.

(continued from previous page)

Only the Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (as to each Class, a "Certificate Balance") and will accrue interest at the per annum rates (as to each Class, a "Pass-Through Rate") set forth in the table above.

   The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by Mortgage Capital Funding, Inc. (the "Sponsor"), which Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of 130 conventional, fixed-rate, multifamily and commercial mortgage loans (the "Mortgage Loans"). As of December 1, 1996 (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of $458,055,542 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%.

   One hundred twenty-six of the Mortgage Loans (the "Balloon Loans"), which represent 98.34% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Four of the Mortgage Loans, which represent 1.66% of the Initial Pool Balance, are fully amortizing. Forty-seven of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 37.13% of the Initial Pool Balance, are currently held by Citicorp Real Estate, Inc. (the "Mortgage Loan Seller"), a commonly controlled affiliate of the Sponsor, or by one or more affiliates of the Mortgage Loan Seller, and were originated by one or more affiliates of the Mortgage Loan Seller, acquired by the Mortgage Loan Seller or an affiliate from various unaffiliated banks, savings institutions or other entities in the secondary market and/or originated or acquired pursuant to various conduit programs. Seventy-four of the Mortgage Loans (the "NMCC Mortgage Loans"), which represent 57.63% of the Initial Pool Balance, are currently held by NationsBanc Mortgage Capital Corporation ("NMCC"), a wholly-owned finance subsidiary of NationsBank Corporation, and were originated by NMCC pursuant to various conduit programs. Nine of the Mortgage Loans (the "PNC Mortgage Loans"), which represent 5.24% of the Initial Pool Balance, were originated and are currently held by PNC Bank, National Association ("PNC Bank"). On or before the Delivery Date, the Mortgage Loan Seller will acquire the Citi Mortgage Loans not currently held by it from its affiliates, the NMCC Mortgage Loans from NMCC and the PNC Mortgage Loans from PNC Bank and will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). See "Description of the Mortgage Pool" and "Risk Factors--The Mortgage Loans" herein.

   Distributions of interest on and principal of the Certificates will be made, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, beginning in January 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the REMIC Regular Certificates (the

REMIC Residual Certificates will not accrue interest) will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or, in the case of the Class X Certificates, the notional principal amount (the "Notional Amount") of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Sequential Pay Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. Neither the Class X Certificates nor the REMIC Residual Certificates will have a Certificate Balance or entitle the holders thereof to receive distributions of principal. Any prepayment premiums, penalties or fees ("Prepayment Premiums") actually collected on the Mortgage Loans will be distributed among the Class X, Class A, Class B and Class C Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

   As and to the extent described herein, the respective rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and REMIC Residual Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of the Class X and Class A Certificates (collectively, the "Senior Certificates") and the holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

   The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance of such Class. Any delay in collection of a Balloon Payment on any Mortgage Loan that would otherwise be distributable in reduction of the Certificate Balance of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan as described herein, will likely extend the weighted average life of such Class of Offered Certificates. See "Risk Factors", "Description of the Certificates--Distributions" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" and "Risk Factors--Prepayments; Average Life of Certificates; Yields" in the Prospectus.

   As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I" and "REMIC II", respectively). The Offered Certificates will evidence "regular interests" in REMIC II. See "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

   There is currently no secondary market for the Offered Certificates. The Underwriters intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--The Certificates--Limited Liquidity" herein.

   THE PROSPECTUS THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL TO OBTAIN MATERIAL INFORMATION CONCERNING THE OFFERED CERTIFICATES. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT.

   THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY BE USED BY CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC, AFFILIATES OF THE SPONSOR AND WHOLLY OWNED SUBSIDIARIES OF CITICORP, IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. CITIBANK, N.A., CITICORP SECURITIES, INC. OR CITIBANK INTERNATIONAL PLC MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                        [INTENTIONALLY LEFT BLANK]

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary may be defined elsewhere in this Prospectus Supplement, including in Annex A hereto, or in the Prospectus. An "Index of Principal Definitions" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

TITLE OF CERTIFICATES
 AND DESIGNATION OF
 CLASSES ...............         Mortgage Capital Funding, Inc.,
                                 Multifamily/Commercial Mortgage Pass-Through
                                 Certificates, Series 1996-MC2 (the
                                 "Certificates"), will consist of 13 classes
                                 (each, a "Class"), designated as: (i) the Class X Certificates; (ii) the Class A-1,
                                 Class A-2 and Class A-3 Certificates
                                 (collectively, the "Class A Certificates");
                                 (iii) the Class B, Class C, Class D, Class
                                 E, Class F, Class G and Class H Certificates
                                 (collectively with the Class X and Class A
                                 Certificates, the "REMIC Regular
                                 Certificates"); and (iv) the Class R-I and
                                 Class R-II Certificates (collectively, the
                                 "REMIC Residual Certificates"). Only the
                                 Class A, Class B, Class C, Class D and Class
                                 E Certificates (collectively, the "Offered
                                 Certificates") are offered hereby.

                                 The Class X, Class F, Class G and Class H
                                 Certificates and the REMIC Residual
                                 Certificates (collectively, the "Private
                                 Certificates") have not been registered
                                 under the Securities Act of 1933, as
                                 amended, and are not offered hereby.
                                 Accordingly, to the extent this Prospectus
                                 Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

SPONSOR ................         Mortgage Capital Funding, Inc., a Delaware
                                 corporation. The Sponsor is a direct,
                                 wholly-owned subsidiary of Citicorp Banking
                                 Corporation, which is a direct, wholly-owned subsidiary of Citicorp. The Sponsor is a commonly controlled affiliate of the
                                 Mortgage Loan Seller and of Citibank, N.A., which is the co-lead Underwriter. See
                                 "Mortgage Capital Funding, Inc." in the
                                 Prospectus and "Method of Distribution"
                                 herein. Neither the Sponsor nor any of its affiliates has insured or guaranteed the Offered Certificates.

TRUSTEE ................         LaSalle National Bank, a nationally
                                 chartered bank. See "Description of the
                                 Certificates--The Trustee" herein. The
                                 Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator").

FISCAL AGENT ...........         ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and the parent of the Trustee.
                                 See "Description of the Certificates--The
                                 Fiscal Agent" herein.

MASTER SERVICER AND
  SPECIAL SERVICER .....         GMAC Commercial Mortgage Corporation
                                 ("GMAC-CM"), a California corporation. See
                                 "Servicing of the Mortgage Loans--The Master
                                 Servicer and the Special Servicer" herein.

 MORTGAGE LOAN SELLER ..         Citicorp Real Estate, Inc., a direct,
                                 wholly-owned subsidiary of Citibank. See
                                 "Description of the Mortgage Pool--The
                                 Mortgage Loan Seller and NMCC" herein.

CUT-OFF DATE ...........         December 1, 1996.

DELIVERY DATE ..........         On or about December 19, 1996.

RECORD DATE ............         With respect to each Class of Offered
                                 Certificates and each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

DISTRIBUTION DATE ......         The 20th day of each month or, if any such
                                 20th day is not a business day, the next succeeding business day, commencing in
                                 January 1997.

DETERMINATION DATE .....         The    day of each month or, if any such
                                 day is not a business day, the immediately succeeding business day, commencing in
                                 January 1997.

COLLECTION PERIOD ......         With respect to any Distribution Date, the
                                 period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, that begins immediately following the Cut-off Date) and ends on and includes the Determination Date in the calendar month in which such Distribution Date occurs.

REGISTRATION AND
DENOMINATIONS ..........         The Offered Certificates will be issued in
                                 book-entry form in original denominations of $100,000 actual principal amount and in any whole dollar denomination in excess thereof.
                                 Each Class of Offered Certificates will be represented by one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company
                                 ("DTC"). No person acquiring an interest in an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except under the limited circumstances described herein and in the Prospectus. See "Description of the Certificates--Registration and
                                 Denominations" herein and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the
                                 Prospectus.

THE MORTGAGE POOL ......         The Mortgage Pool will consist of 130
                                 multifamily and commercial mortgage loans
                                 (the "Mortgage Loans"), with an aggregate
                                 Cut-off Date Balance of $458,055,542 (the
                                 "Initial Pool Balance"), subject to a
                                 variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggre-gate Cut-off Date Balance. See "Description of the Mortgage Pool--Changes in Mortgage
                                 Pool Characteristics" herein.

                                 The "Cut-off Date Balance" of each Mortgage
                                 Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans will range from $731,947 to $22,679,038, and the average Cut-off Date Balance will be $3,523,504. The Cut-off Date Balances of the Mortgage Loans have been calculated based on the scheduled principal balances of the Mortgage Loans as of November 1, 1996 and assuming for the period thereafter until the Cut-off Date that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and
                                 (ii) there will be no principal prepayments on or before the Cut-off Date.

                                 Each Mortgage Loan is evidenced by a
                                 promissory note (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property") used for commercial or multifamily residential purposes, together with all buildings and improvements and certain personal property located thereon.

                                 Seven separate sets of Mortgage Loans (the
                                 "Cross-Collateralized Mortgage Loans"),
                                 representing 3.40%, 2.70%, 2.04%, 1.63%,
                                 1.22%, 0.84% and 0.72% of the Initial Pool
                                 Balance, respectively, are, solely as among the Cross-Collateralized Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. See "Description of the Mortgage Pool-- General" herein and Annex A hereto.

                                 One of the Mortgage Loans, representing
                                 0.33% of the Initial Pool Balance, is,
                                 without regard to the cross-collaterali-zation described in the previous paragraph, secured by one Mortgage encumbering two Mortgaged Properties. With respect to such Mortgage Loan, the related Mortgaged Properties are located in the same state and are of the same property type. Accordingly, the total number of Mortgage Loans reflected herein is 130, while the total number of Mortgaged Properties reflected herein is 131.

                                 In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligation. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool--General".

                                 Set forth below are the number of Mortgage
                                 Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the nine states with the highest concentrations:

                                                                      PERCENTAGE OF
                                                        NUMBER OF      INITIAL POOL
                                     STATE           MORTGAGE LOANS      BALANCE
                                     --------------  --------------  ---------------
                                     Florida .......        19             9.37%
                                     Nevada ........         4             9.20%
                                     North Carolina         14             8.96%
                                     Virginia ......         5             7.26%
                                     Georgia .......         7             6.96%
                                     Tennessee .....         9             6.52%
                                     California ....         4             6.49%
                                     Michigan ......         5             5.59%
                                     Texas .........         8             4.97%

                                 The remaining Mortgaged Properties are
                                 located throughout 18 other states, with no more than 4.72% of the Initial Pool Balance secured by Mortgaged Properties located in any such other state.

                                 Set forth below are the number of Mortgage
                                 Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                                                           PERCENTAGE OF
                                                             NUMBER OF      INITIAL POOL
                                    PROPERTY TYPE          MORTGAGE LOANS    BALANCE(1)
                                    --------------------  --------------  ---------------
                                    Retail ..............        53             42.62%
                                    Multifamily .........        57             39.09%
                                    Hotel ...............         4              5.24%
                                    Industrial ..........         6              5.07%
                                    Health Care Facility          5              4.89%
                                    Office ..............         3              2.28%
                                    Mobile Home Park  ...         2              0.81%



                                   (1) The sum of the percentages in this
                                       column may not equal 100% due to
                                       rounding.

                                 All of the Mortgage Loans provide for
                                 scheduled payments of principal and interest
                                 ("Monthly Payments") to be due on the first day of each month (as to each Mortgage Loan, the "Due Date"), except that, in the case of certain Mortgage Loans, the related Balloon Payment (as defined below) may be due on a day other than the first day of the month. Any resulting Balloon Payment Interest Shortfalls (as defined herein) are to be covered by the Master Servicer out of its own funds. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

                                 All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans will range from 8.010% per annum to 10.250% per annum, with a weighted average Mortgage Rate of 9.066% per annum.

                                 Eighty-three Mortgage Loans, which represent
                                 58.19% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Forty-seven Mortgage Loans, which represent 41.81% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in the relevant month of accrual and a 360-day year. All but one of the Mortgage Loans provide, however, for constant Monthly Payments prior to stated maturity. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Mortgage Rates; Calculations of Interest" herein. For purposes of calculating the Pass-Through Rate for the Class X Certificates from time to time, the Net Mortgage Rate of a Mortgage Loan bearing interest on the basis of actual days elapsed is calculated for any month as the effective rate resulting from interest actually accrued in that month being restated on a 30-day month basis. Accordingly, interest payable to the Class X Certificates (the only Class for which interest is determined in part based on the weighted average of Net Mortgage Rates) will be affected by the month for which interest accrues. See "Description of the Certificates--Pass-Through Rates" herein.

                                 No Mortgage Loan permits negative
                                 amortization or the deferral of accrued
                                 interest. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of the Mortgage Loans--Amortization of Principal" herein.

                                 One hundred twenty-six of the Mortgage Loans
                                 (the "Balloon Loans"), which represent
                                 98.34% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Four of the Mortgage Loans, which represent 1.66% of the Initial Pool Balance, are fully amortizing.

                                 As of the Cut-off Date, 130 Mortgage Loans, which represent 100% of the Initial Pool Balance, either (a) prohibit voluntary principal prepayments, in whole or in part, prior to a specified date (a "Lock-Out Expiration Date") (122 Mortgage Loans, representing 93.58% of the Initial Pool Balance), which in no such case occurs earlier than April 1, 1998 or later than September 30, 2003, or (b) (without duplication of clause (a) above) require for a specified period that any voluntary principal prepayment be accompanied by a prepayment premium, penalty or fee (a "Prepayment Premium") (eight Mortgage Loans, representing 6.42% of the Initial Pool Balance). Of the 122 Mortgage Loans that, as of the Cut-off Date, prohibit voluntary principal prepayments, in whole or in part, prior to a Lock-Out Expiration Date, all of such Mortgage Loans also require, for a specified period following the related Lock-Out Expiration Date, that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums on the Mortgage Loans are generally calculated either as a

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                                 percentage (which declines over time) of the
                                 principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A. See "Risk Factors--The Mortgage Loans--Prepayment Premiums" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

                                 As of the Cut-off Date, the Mortgage Loans will have the following additional characteristics: (i) remaining terms to stated maturity ranging from 40 months to 178 months and a weighted average remaining term to stated maturity of 108 months; (ii) remaining amortization terms ranging from 81 months to 360 months and a weighted average remaining amortization term of 310 months;
                                 (iii) Cut-off Date Loan-to-Value Ratios
                                 (i.e., in each case, as defined in Annex A, a loan-to-value ratio based upon (a) the Cut-off Date Balance of the Mortgage Loan and (b) the appraised value of the related Mortgaged Property based upon the most recent third-party appraisal available to the Sponsor) ranging from 39.39% to 80.92% and a weighted average Cut-off Date LTV Ratio of 69.60%; and (iv) Underwriting Debt Service Coverage Ratios (calculated as more particularly described in Annex A attached hereto) ranging from 1.05x to 2.95x and a weighted average Underwriting Debt Service Coverage Ratio of 1.47x.

                                 For more detailed statistical information regarding the Mortgage Pool, see Annex A hereto.

                                 All of the Mortgage Loans were originated during the years 1994 to 1996.

                                 Forty-seven of the Mortgage Loans (the "Citi
                                 Mortgage Loans"), which represent 37.13% of the Initial Pool Balance, are currently held by the Mortgage Loan Seller or one or more of its affiliates. Those Citi Mortgage Loans held by an affiliate of the Mortgage Loan Seller will be sold to the Mortgage Loan Seller by such affiliate on or before the Delivery Date. Seventy-four of the Mortgage Loans (the "NMCC Mortgage Loans"), which represent 57.63% of the Initial Pool Balance, are currently held by NationsBanc Mortgage Capital Corporation ("NMCC") and will be sold to the Mortgage Loan Seller by NMCC on or before the Delivery Date. Nine of the Mortgage Loans (the "PNC Mortgage Loans"), which represent 5.24% of the Initial Pool Balance, were originated and are currently held by PNC Bank, National Association ("PNC Bank") and will be sold to the Mortgage Loan Seller by PNC Bank on or before the Delivery Date. The PNC Mortgage Loans together with the Citi Mortgage Loans are collectively referred to herein as the "CREI Mortgage Loans". On or before the Delivery Date (but after it has acquired those Mortgage Loans not currently held by
                                 it), the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of holders of the Certificates (the "Certificateholders"). The Mortgage Loan Seller will make certain representations

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                                 and warranties regarding the characteristics
                                 of the CREI Mortgage Loans, and NMCC will make certain representations and warranties regarding the characteristics of the NMCC Mortgage Loans. As more particularly described herein, the Mortgage Loan Seller will be obligated to cure any material breach of any such representation or warranty made by the Mortgage Loan Seller with respect to the CREI Mortgage Loans or repurchase the affected CREI Mortgage Loan, and NMCC will be obligated to cure any material breach of any such representation or warranty made by NMCC with respect to the NMCC Mortgage Loans or repurchase the affected NMCC Mortgage Loan. The Mortgage Loans are being sold without recourse, and neither the Mortgage Loan Seller nor NMCC will have any obligations with respect to the Offered Certificates other than pursuant to such representations, warranties and repurchase obligations. The Sponsor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors--The Mortgage Loans" herein and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage
                                 Loans" in the Prospectus.

                                 The Mortgage Loans will be serviced and
                                 administered by GMAC-CM, as both Master
                                 Servicer and Special Servicer, pursuant to the Pooling Agreement (as defined below) and generally in accordance with the discussion set forth under "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" in the Prospectus. The compensation to be received by GMAC-CM, as both Master Servicer (including Master Servicing Fees) and the Special Servicer (including Special Servicing Fees and Workout Fees), for its services is described herein under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses".

DESCRIPTION OF THE
CERTIFICATES ...........         The Certificates will be issued pursuant to
                                 a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling
                                 Agreement"), among the Sponsor, the Master
                                 Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Mortgage Loan Seller and NMCC, as an additional warranting party, and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of the Mortgage Pool and certain related assets.

A. CERTIFICATE BALANCES
   AND NOTIONAL AMOUNTS ..       Upon initial issuance, each Class of Offered
                                 Certificates will have the Certificate
                                 Balance set forth for such Class on the
                                 cover page hereof (in each case, subject to a variance of plus or minus 5%). Upon initial issuance, the Class F, Class G and Class H Certificates (collectively with the
                                 Offered Certificates, the "Sequential Pay
                                 Certificates") will have an aggregate
                                 Certificate Balance equal to the excess of the Initial Pool Balance over the aggregate
                                 Certificate Balance of the Offered
                                 Certificates.

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                                 The "Certificate Balance" of any Class of
                                 Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount of such Class. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any losses on or in respect of the Mortgage Loans (referred to herein as "Realized Losses") and by certain Trust Fund expenses (referred to herein as "Additional Trust Fund Expenses") deemed allocated to such Class of Certificates on such Distribution Date. See "Description of the Certificates-- Distributions" and "--Subordination;
                                 Allocation of Losses and Certain Expenses" herein.

                                 The Class X Certificates will not have a Certificate Balance; such Class of Certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of the respective Classes of Sequential Pay Certificates outstanding from time to time.

                                 No Class of REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

                                 A Class of Offered Certificates will be
                                 considered outstanding until its Certificate
                                 Balance is reduced to zero; provided,
                                 however, that reimbursements of any
                                 previously allocated Realized Losses and
                                 Additional Trust Fund Expenses may
                                 thereafter be made with respect thereto. See
                                 "Description of the
                                 Certificates--Certificate Balances and
                                 Notional Amounts" and "--Distributions"
                                 herein.

B. PASS-THROUGH RATES ..         The Pass-Through Rates applicable to the
                                 respective Classes of Offered Certificates for each Distribution Date are set forth on the cover page hereof.

                                 The Pass-Through Rates applicable to the
                                 Class F, Class G and Class H Certificates
                                 will, for each Distribution Date, be equal
                                 to   %,   % and   % per annum, respectively.

                                 The Pass-Through Rate applicable to the
                                 Class X Certificates for the initial
                                 Distribution Date will equal approximately
                                   % per annum. The Pass-Through Rate
                                 applicable to the Class X Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution Date), over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Sequential Pay Certificates for the current Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates immediately prior to such current Distribution Date).

                                 The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the aggregate of the per annum rates applicable to the calculation of the monthly fees payable to the Master Servicer and the Trustee with respect to such Mortgage Loan (such monthly fees, collectively, the "Administrative Fees"; and such aggregate rate, the "Administrative Fee Rate"); provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). As of the Cut-off Date, the Net Mortgage Rates for the Mortgage Loans will range from 7.713% per annum to 9.988% per annum, with a weighted average Net Mortgage Rate of 8.796% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "Description of the Certificates--Pass-Through Rates" herein.

C. DISTRIBUTIONS OF
   INTEREST AND
   PRINCIPAL ...........         The total of all payments or other
                                 collections (or advances in lieu thereof) on or in respect of the Mortgage Loans
                                 (exclusive of Prepayment Premiums) that are available for distributions of interest on and principal of the Certificates on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. See "Description of the Certificates--
                                 Distributions--The Available Distribution
                                 Amount" herein.

                                 On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                 (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                 (2) to pay principal first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2 Certificates and third to the holders of the Class A-3 Certificates, in each case, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the

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                                 Principal Distribution Amount (as defined
                                 below) for such Distribution Date;

                                 (3) to reimburse the holders of the
                                 respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

                                 (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

                                 provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "Description of the Certificates-- Termination" herein), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

                                 On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the remaining Classes of Sequential Pay Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C Certificates, and in such manner with respect to the Class D, Class E, Class F, Class G and Class H Certificates):

                                 (1) to pay interest to the holders of such Class of Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                 (2) if the Certificate Balances of the Class
                                 A Certificates and each other Class of
                                 Sequential Pay Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to pay principal to the holders of such Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date; and

                                 (3) to reimburse the holders of such Class of Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of

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                                 Certificates and for which no reimbursement
                                 has previously been paid;

                                 provided that, on the final Distribution
                                 Date in connection with a termination of the Trust Fund, the payments of principal to be made as contemplated by clause (2) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) to the holders of such Class of Certificates up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

                                 Any portion of the Available Distribution
                                 Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above will be paid to the holders of the REMIC Residual Certificates.

                                 Reimbursement of previously allocated
                                 Realized Losses and Additional Trust Fund
                                 Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                                 The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will generally equal one month's interest at the applicable Pass-Through Rate accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as defined herein) for such Distribution Date. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Certificates-- Distributions--Distributable Certificate
                                 Interest" and "Servicing of the
                                 Mortgage Loans--Servicing and Other
                                 Compensation and Payment of Expenses"
                                 herein.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date, will, in general, equal the aggregate of the following:

                                 (a) the principal portions of all Scheduled
                                 Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

                                 (b) all voluntary principal prepayments
                                 received on the Mortgage Loans during the related Collection Period;

                                 (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled

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

                                 Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                                 (d) all Liquidation Proceeds, Condemnation
                                 Proceeds and Insurance Proceeds (each as defined in the Prospectus) received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                                 (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date.

                                 The "Scheduled Payment" due on any Mortgage
                                 Loan on any related Due Date will, in
                                 general, be the scheduled payment of
                                 principal and/or interest due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower).

                                 An "Assumed Scheduled Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
                                 (ii) any Mortgage Loan as to which the
                                 related Mortgaged Property or Properties have been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (each such property, upon acquisition, an "REO Property"). The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Scheduled Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, for each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Scheduled Payment (or, in the case of a Balloon Loan

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

                                 described in the prior sentence, the Assumed
                                 Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

D. DISTRIBUTION OF
   PREPAYMENT PREMIUMS .         Any Prepayment Premium actually collected
                                 with respect to a Mortgage Loan during any particular Collection Period will, in general, be distributed on the related
                                 Distribution Date as follows: (1) if the aggregate Certificate Balance of the Class
                                 A, Class B and Class C Certificates has not been reduced to zero prior to such Distribution Date, (a) 80% of each such
                                 Prepayment Premium will be distributed to the holders of the Class X Certificates and
                                 (b) 20% of each such Prepayment Premium will be distributed to the holders of the Class or Classes of the Class A, Class B and Class
                                 C Certificates entitled to receive
                                 distributions of principal on such
                                 Distribution Date (pro rata based on the respective related Class Prepayment
                                 Percentages (as defined herein) if there is more than one such Class entitled to distributions of principal); and (2) if the aggregate Certificate Balance of the Class
                                 A, Class B and Class C Certificates has been reduced to zero prior to such Distribution
                                 Date, 100% of each such Prepayment Premium will be distributed to the holders of the Class X Certificates. See "Description of the Certificates--Distributions--
                                 Distributions of Prepayment Premiums" herein.

P&I ADVANCES ...........         Subject to a recoverability determination as
                                 described herein, and further subject to certain limitations involving Mortgage Loans as to which the related Mortgaged Property has declined in value as described herein, the Master Servicer is required to make advances (each, a "P&I Advance") with respect to each Distribution Date for the benefit of the Certificateholders in an amount generally equal to the aggregate of all Scheduled Payments (other than Balloon
                                 Payments) and any Assumed Scheduled
                                 Payments, in each case net of related Master
                                 Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. Subject to a recoverability determination as described herein, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Master Servicer and the Trustee both fail to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance.

                                 As more fully described herein, the Master
                                 Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on any P&I Advances made, and the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to interest on certain servicing expenses incurred, by or on behalf of it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to the

                                 "prime rate" as published in the "Money
                                 Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"). Such interest on any P&I Advance or servicing expense will be paid out of default interest and late payment charges collected on the related Mortgage Loan (but only if it is a Specially Serviced Mortgage Loan) or, in connection with the reimbursement of such P&I Advance or such servicing expense, out of general collections on the Mortgage Pool then held by the Master Servicer. See "Description of the Certificates--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

SUBORDINATION;
ALLOCATION OF LOSSES
 AND CERTAIN EXPENSES ..         As and to the extent described herein, the
                                 Subordinate Certificates will, in the case of each Class thereof, be subordinated with respect to distributions of interest and principal to the Senior Certificates and, further, to each other Class of Subordinate
                                 Certificates, if any, with an earlier
                                 alphabetical Class designation.

                                 If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Pool and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Sequential Pay Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

TREATMENT OF REO
PROPERTIES .............         Notwithstanding that any Mortgaged Property
                                 may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related
                                 Mortgage Loan will, for purposes of, among other things, determining distributions on, and allocations of Realized Losses and Additional Trust Fund Expenses to, the
                                 Certificates, as well as determining Master
                                 Servicing Fees and Special Servicing Fees, generally be treated as having remained outstanding until each such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X
                                 Certificates and the Principal Distribution
                                 Amount. Operating revenues and other
                                 proceeds derived from each REO Property
                                 (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master
                                 Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts
                                 "due" on the related Mortgage Loan, and, subject to a recoverability determination as more fully described herein (see
                                 "Description of the Certificates--P&I
                                 Advances"), the Master Servicer, the Trustee and the Fiscal Agent will be obligated to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

CONTROLLING CLASS ......         The holder (or holders) of Certificates
                                 representing a majority interest in the
                                 Controlling Class will have the right,
                                 subject to certain conditions described
                                 herein, to replace the Special Servicer. The
                                 "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay
                                 Certificates then outstanding whose then
                                 Certificate Balance is at least equal to 25% of the initial Certificate Balance thereof.
                                 The Controlling Class will initially be the Class H Certificates. In addition, as more particularly described herein, any single holder of Certificates representing a majority interest in the Controlling Class will have the option of purchasing defaulted
                                 Mortgage Loans from time to time at the
                                 Purchase Price specified herein. See
                                 "Servicing of the Mortgage Loans--The Master
                                 Servicer and the Special Servicer" and
                                 "--Sale of Defaulted Mortgage Loans" herein.

EXTENSION ADVISER ......         The holder or holders of Offered
                                 Certificates with an aggregate principal balance equal to more than 50% of the aggregate Certificate Balance from time to time of all of the Offered Certificates
                                 (exclusive, if applicable, of the
                                 Controlling Class and any Class of Offered
                                 Certificates subordinate thereto) will have the right, subject to certain conditions described herein, to elect an adviser (the
                                 "Extension Adviser") to whom the Special
                                 Servicer will afford the opportunity to
                                 object to any extension of the maturity of any Mortgage Loan beyond the third anniversary of such Mortgage Loan's stated maturity date. See "Servicing of Mortgage
                                 Loans--The Extension Adviser" herein.

OPTIONAL TERMINATION ...         At its option, the Master Servicer or any
                                 single holder (other than the Sponsor or the Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class may purchase all of the Mortgage Loans and REO Properties, and thereby effect a termination of the Trust
                                 Fund and early retirement of the then
                                 outstanding Certificates, on any
                                 Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance. See "Description of the Certificates--Termination" herein and in the Prospectus.

CERTAIN FEDERAL INCOME
TAX  CONSEQUENCES ......         For federal income tax purposes, two
                                 separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC
                                 II", respectively. The assets of REMIC I will include the Mortgage Loans, any REO
                                 Properties acquired on behalf of the
                                 Certificateholders and the Certificate
                                 Account (as defined in the Prospectus). The assets of REMIC II will consist of the separate uncertificated "regular interests" in REMIC I. For federal income tax purposes,
                                 (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC
                                 I, (ii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II.
                                 See "Certain Federal Income Tax
                                 Consequences--General" herein.

                                 For federal income tax reporting purposes,
                                 it is anticipated that the Class   ,
                                 Class   , Class   , Class    and Class
                                 Certificates will not, and the Class   and
                                 Class   Certificates will, be treated as
                                 having been issued with original issue
                                 discount. The prepayment assumption that
                                 will be used for purposes of computing the
                                 accrual of original issue discount, market
                                 discount and premium, if any, for federal
                                 income tax purposes will be that the
                                 Mortgage Loans prepay at a CPR of   %.
                                 However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate.

                                 The Offered Certificates will be treated as "real estate assets" within the meaning of
                                 Section 856(c)(5)(A) of the Internal Revenue
                                 Code of 1986 (the "Code"). In addition,
                                 interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. The Offered Certificates also will be treated as "qualified mortgages" under
                                 Section 860G(a)(3) of the Code. However, the
                                 Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions.

                                 For further information regarding the
                                 federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

ERISA CONSIDERATIONS ...         A fiduciary of any employee benefit plan or
                                 other retirement arrangement subject to the Employee Retirement Income Security Act of
                                 1974, as amended ("ERISA"), or Section 4975 of the Code (each such plan or other retirement arrangement, a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered
                                 Certificates could give rise to a
                                 transaction that is prohibited or that is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                 The U.S. Department of Labor has issued to Citicorp an individual prohibited transaction exemption, Prohibited
                                 Transaction Exemption 90-88, and to
                                 NationsBank Corporation an individual
                                 prohibited transaction exemption, Prohibited
                                 Transaction Exemption 93-31 (together, the
                                 "Exemptions"), which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by an underwriting syndicate or selling group of which Citibank, N.A., as an affiliate of Citicorp, or NationsBanc Capital Markets, Inc., as a wholly-owned subsidiary of NationsBank Corporation, respectively, is a manager and the servicing and operation of related asset pools, provided that certain conditions are satisfied. The Sponsor expects that the Exemptions will generally apply to the Class A Certificates, but that they will not apply to the Class B, Class C, Class D and Class E Certificates. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D OR CLASS E CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR SECTION 401(C) OF ERISA, WHICH PROVIDE AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

RATINGS ................         It is a condition to their issuance that the
                                 following Classes of Offered Certificates receive the credit ratings indicated below from Fitch Investors Service, L.P. ("Fitch") and/or Moody's Investors Service, Inc.
                                 ("Moody's"; and, together with Fitch, the "Rating Agencies"):

                                     CLASS              FITCH        MOODY'S
                                     -------------  -------------  -----------
                                     Class A-1 ....       AAA           Aaa
                                     Class A-2 ....       AAA           Aaa
                                     Class A-3 ....       AAA           Aaa
                                     Class B ......       AA            Aa2
                                     Class C ......        A            A2
                                     Class D ......       BBB          Baa2
                                     Class E ......    Not Rated       Baa3

                                 The ratings of the Offered Certificates
                                 address the timely payment thereon of
                                 interest on each Distribution Date and the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, address the tax attributes thereof or of the Trust Fund. In addition, the ratings on the Offered Certificates do not represent any assessment of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
                                 (iii) whether and to what extent Prepayment
                                 Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. There is no assurance that any such rating will not be lowered, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency will assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein and "Risk Factors--Limited Nature of Credit Ratings" in the Prospectus.

LEGAL INVESTMENT .......         The Offered Certificates will not constitute
                                 "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984. As a result, the appropriate characterization of the Offered
                                 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Investors should consult their own legal advisors to determine whether and to what extent the Offered
                                 Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective purchasers of Offered Certificates should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

   Limited Liquidity. There is currently no secondary market for the Offered Certificates. The Sponsor has been advised by the Underwriters that they presently intend to make a secondary market in the Offered Certificates; however, neither Underwriter has any obligation to do so and any market making activity may be discontinued at any time. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

   Certain Yield Considerations. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will, in turn, depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses result in a reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocated in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. Except for the Pass-Through Rates on the respective Classes of Offered Certificates (which are, in each case, fixed), it is impossible to predict with certainty any of the factors described in the preceding sentence. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any Class of Offered Certificates. See "Description of the Mortgage Pool", "Description of the Certificates--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" herein. See also "Yield and Maturity Considerations" in the Prospectus.

   Potential Conflicts of Interest. As described herein, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--The Extension Adviser" herein. Subject to the conditions described herein, the holder or holders of Certificates representing a majority interest in the Controlling Class can replace the existing Special Servicer and substitute any such holder or an affiliate thereof as the successor. The "Controlling Class" will, in general, be the most subordinate Class of Sequential Pay Certificates then outstanding whose then Certificate Balance is at least equal to 25% of its initial Certificate Balance, and may have interests in conflict with those of the holders of the Offered Certificates. It is anticipated that GMAC-CM (which is the Special Servicer) or an entity related thereto will acquire certain of the Certificates, one or more Classes of which may constitute the "Controlling Class" from time to time. Accordingly, investors in the Offered Certificates should consider that, although the Special Servicer will be obligated to act in accordance with the terms of the Pooling Agreement and will be governed by the servicing standard described herein, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of the Offered Certificates.

THE MORTGAGE LOANS

   Nature of the Mortgaged Properties. The Mortgaged Properties consist solely of multifamily rental and commercial properties. Lending on the security of income-producing properties is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one-to four-family residences. Multifamily and commercial real estate lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project. Income from and the market value of the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected. Successful operation of an income-producing real estate project is dependent upon, among other things, economic conditions generally and in the area of such project, the degree to which such project competes with other projects in the area, operating costs and the performance of the management agent, if any. In some cases, that operation may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (including energy costs), the imposition of rent control or stabilization laws (in the case of multifamily rental properties) and changes in the tax laws. If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

   There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There will be existing leases that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns. See "Description of the Mortgage Pool--Additional Mortgage Loan Information--Tenant Matters" herein.

   Lending on the security of commercial properties, which represent security for 60.10% of the Initial Pool Balance, is generally perceived as involving greater risk than lending on the security of multifamily residential properties, and certain types of commercial properties are exposed to particular risks. For instance, shopping centers and retail stores, which represent security for 42.62% of the Initial Pool Balance, are directly affected by the strength of retail sales generally. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount retailing and mail order merchandisers. If the sales by tenants in the Mortgaged Properties that contain retail space were to decline, the rents that are based on a percentage of revenues may decline and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. In addition, anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of business by an anchor tenant at a Mortgaged Property (notwithstanding its continued payment of rent) can have a material negative effect on the economic viability of a shopping center property. The failure of any anchor tenant to operate from its premises may give certain other tenants at the same premises the right to terminate or reduce rents under their leases.

   Management. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates and cash flow, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project. Twenty groups of Mortgage Loans have the same or related management. No group of Mortgaged Properties with the same or related management represents security for more than 8.48% of the Initial Pool Balance.

   Balloon Payments. One hundred twenty-six of the Mortgage Loans, which represent 98.34% of the Initial Pool Balance, are Balloon Loans which will have substantial payments (that is, Balloon Payments) due at their stated maturities unless previously prepaid. Seventy Balloon Loans, representing 51.66% of the Initial Pool Balance, will have Balloon Payments due during the period from July through October, 2006. Mortgage Loans with Balloon Payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the property, the borrower's equity in the related property, the financial condition of the borrower and operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

   In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend, modify or otherwise deal with Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--The Extension Adviser" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

   Risks Particular to Retail Properties. With respect to Mortgage Loans secured by retail properties, in addition to risks generally associated with income-producing real estate, such Mortgage Loans are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail and video shopping networks which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the public perception of the safety of customers at shopping malls and shopping centers, and the need to make major repairs or improvements to satisfy the needs of major tenants.

   Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. In this regard, it should be noted that Food Lion, Inc., a supermarket chain, is an anchor tenant at ten of the retail Mortgaged Properties representing security for 4.36% of the Initial Pool Balance.

   Risks Particular to Multifamily Properties. In the case of multifamily lending in particular, adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may

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

result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. Further, the cost of operating a multifamily property may increase, including the costs of utilities and the costs of required capital expenditures. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

   Risks Particular to Hotels. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

   Risks Particular to Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

   Risks Particular to Health Care Properties. Health care facilities typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations.

   Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of nursing homes and other health care related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

   Risks Particular to Ground Leases. One Mortgage Loan, which represents 0.82% of the Initial Pool Balance, is secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. The owner of the fee interest in such Mortgaged Property, an affiliate of such

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

borrower, has agreed in the related loan documents to subordinate such fee interest to such leasehold interest and has pledged such fee interest as security for the Mortgage Loan. Another Mortgage Loan, which represents 0.99% of the Initial Pool Balance, is secured, in part, by a Mortgage on the applicable borrower's fee interest in a portion of the Mortgaged Property and also by such borrower's short-term leasehold interest in an auxiliary parking lot adjacent to the portion of the Mortgaged Property owned by the borrower in fee. For such Mortgage Loan, the auxiliary parking lot was not considered for purposes of determining the loan-to-value ratio of such Mortgage Loan at origination, although the expenses associated with such parking lot were taken into account at origination in determining the debt service coverage ratio for such Mortgage Loan, and such parking lot is not necessary in order for the related Mortgaged Property to comply with applicable zoning ordinances. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.

   Risks of Subordinate Financing. One of the Mortgaged Properties, representing security for a Mortgage Loan representing 0.5% of the Initial Pool Balance, is encumbered by subordinated debt and the holder of the subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Other than in such case, the Sponsor knows of no other secured subordinate financing currently encumbering any Mortgaged Property. The loan documents relating to each Mortgaged Property that is operated as either a hotel or a health care facility permit, without the consent of the holder of the first lien, up to $100,000 (and, in the case of one hotel Mortgaged Property, representing security for 2.27% of the Initial Pool Balance, up to $300,000) of subordinate financing secured by the Mortgaged Property. All of the other Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. The existence of subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

   Limited Recourse. The Mortgage Loans generally are nonrecourse obligations of the borrowers. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken any evaluation of the financial condition of any such person (in many cases, the borrower is a special purpose entity having no assets other than those pledged to secure the related Mortgage Loan). Accordingly, prospective investors should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the related Mortgaged Property or Properties securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property or Properties and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Sponsor, the Mortgage Loan Seller, NMCC, PNC Bank, any originator, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, any of their respective affiliates or, in general, by any other person. However, as more fully described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase certain of the CREI Mortgage Loans if its representations and warranties concerning such Mortgage Loans are materially breached, and NMCC will be obligated to repurchase certain of the NMCC Mortgage Loans if its representations and warranties concerning such Mortgage Loans are materially breached.

   Environmental Considerations. An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the Mortgaged Properties on or after February 17, 1995. In the case of one Mortgaged Property, which represents security for 0.39% of the Initial Pool Balance, such assessment identified soil and ground water contamination resulting from leaking fuel tanks. The Sponsor has been advised by NMCC that such

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

tanks have been removed; however, the cost to remediate such contamination may be substantial. Although reserves were established to cover the costs of monitoring the situation, no such reserves were established to cover cleanup costs. The Sponsor has been informed by NMCC, however, that such Mortgaged Property is eligible for reimbursement of the costs of such cleanup from the State in which it is located. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos containing materials and lead-based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Assessments" herein.

   The information contained herein is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, NMCC, PNC Bank, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.

   The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the Prospectus.

   Limitations on Enforceability of Cross-Collateralization. The Mortgage Pool includes seven sets of Cross-Collateralized Mortgage Loans, which represent 3.40%, 2.70%, 2.04%, 1.63%, 1.22%, 0.84% and 0.72% of the Initial
Pool Balance, respectively, as described under "Description of the Mortgage Pool--General" herein. These arrangements seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such set of Cross-Collateralized Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, the Cross-Collateralized Mortgage Loans constituting one such set are secured by mortgage liens on Mortgaged Properties located in two separate States. Because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

   In addition, in the case of the set of Cross-Collateralized Mortgage Loans representing 1.63% of the Initial Pool Balance, one or more of the related Mortgaged Properties may be released from the cross-collateralization arrangement upon the satisfaction of certain conditions specified in the related Mortgage Loan documents.

   Geographic Concentration. Nineteen of the Mortgage Loans, which represent 9.37% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Florida; four of the Mortgage Loans, which represent 9.20% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Nevada; 14 of the Mortgage Loans, which represent 8.96% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in North Carolina; five of the Mortgage Loans, which represent 7.26% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Virginia; seven of the Mortgage Loans, which represent 6.96% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Georgia; nine of the Mortgage Loans, which represent 6.52% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Tennessee; four of the Mortgage Loans, which represent 6.49% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California; five of the Mortgage Loans, which represent 5.59% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Michigan; and eight of the Mortgage Loans, which represent 4.97% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Texas. In general, a concentration of Mortgaged Properties in a particular state or region increases the exposure of the Mortgage Pool to any adverse economic or other developments that may occur in such state or region.

   Related Parties. Certain borrowers are affiliated or under common control with one another. With respect to two Mortgage Loans, which represent 6.91% of the Initial Pool Balance, the related borrowers are each controlled by an individual. No other group of affiliated borrowers are obligors on Mortgage Loans representing more than 5% of the Initial Pool Balance. In addition, tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. In this regard, it should be noted that Food Lion, Inc., a supermarket chain, is an anchor tenant at ten of the retail Mortgaged Properties, which represent security for 4.36% of the Initial Pool Balance. In such circumstances, any adverse circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. In the one case where the related Mortgage Loans represent greater than 5.0% of the Initial Pool Balance, the particular group of affiliated borrowers described above has been structured in a manner that is intended to avoid a bankruptcy proceeding relating to any such borrower in the event a substantial equity owner of such borrower were to become insolvent or subject to bankruptcy proceedings and to avoid the consolidation of the assets of the borrower with those of such equity owner under such circumstances. However, there can be no assurance that such arrangements will be successful or that any such borrower will not become insolvent or subject to bankruptcy proceedings. In addition, a number of the borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

   Other Concentrations. Forty-one of the Mortgage Loans have Cut-off Date Balances that are higher than the average Cut-off Date Balance. The largest single Mortgage Loan has a Cut-off Date Balance that represents approximately 4.95% of the Initial Pool Balance, and the ten largest Mortgage Loans have Cut-off Date Balances that represent in the aggregate approximately 26.38% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

   Risk of Changes in Concentrations. As payments in respect of principal (including in the form of voluntary principal prepayments, Liquidations Proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers

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and geographic location. Because principal on the Sequential Pay Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

   Prepayment Premiums. Most of the Mortgage Loans require, for a specified period following the related date of origination or, if applicable, the related Lock-out Expiration Date, that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums are generally calculated either as a percentage (which declines over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the amount prepaid). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.

   For so long as the Class A, Class B and/or Class C Certificates are outstanding, 20% of any Prepayment Premiums actually collected on the Mortgage Loans will be distributed among such Classes of Offered Certificates in the amounts and in accordance with the priorities described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums". Any Prepayment Premiums not otherwise distributable on such Classes of Offered Certificates (including 100% of all Prepayment Premiums collected after such Offered Certificates are retired) will be distributed on the Class X Certificates. The Sponsor, however, makes no representation as to the collectability of any Prepayment Premium.

   The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by the Mortgage Loan Seller or NMCC for a material breach of representation or warranty on the part of the Mortgage Loan Seller or NMCC or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties by the Master Servicer or any single holder of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Master Servicer, Special Servicer or any single holder of Certificates evidencing a majority interest in the Controlling Class. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" and "Description of the Certificates--Termination" herein.

   Limited Information. The information set forth in this Prospectus Supplement with respect to the Mortgage Loans is derived principally from (i) a review of the available credit and legal files relating to the Mortgage Loans, (ii) inspections of the Mortgaged Properties undertaken by or on behalf of the Mortgage Loan Seller with respect to the CREI Mortgage Loans and by or on behalf of NMCC with respect to the NMCC Mortgage Loans, (iii) unaudited operating statements for the Mortgaged Properties supplied by the borrowers and/or (iv) information supplied by entities from which the Mortgage Loan Seller or NMCC, as the case may be, acquired, or which currently service, certain of the Mortgage Loans. Furthermore, in those cases where the Mortgage Loan Seller acquired a CREI Mortgage Loan from an entity unaffiliated with CREI and such Mortgage Loan was not originated on behalf of CREI, neither the Mortgage Loan Seller nor the Sponsor has generally examined the books and records of such entity, and neither the Mortgage Loan Seller nor the Sponsor has had access to all personnel of such entity who might be knowledgeable about such Mortgage Loan; accordingly, in those cases, available information does not permit the Sponsor to determine fully the origination, credit appraisal and underwriting practices of the originators of such Mortgage Loans or the manner in which such Mortgage Loans were serviced prior to their acquisition by the Mortgage Loan Seller. In addition, in the case of 15 Mortgage Loans, representing 8.46% of the Initial Pool Balance, no payment history is available because the first payment on each such Mortgage Loan is due in December 1996 or January 1997.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 130 multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $458,055,542 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of December 1, 1996 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. The Cut-off Date Balances of the Mortgage Loans have been calculated based on the scheduled principal balances of the Mortgage Loans as of November 1, 1996 and assuming for the period thereafter until the Cut-off Date that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Cut-off Date. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

   Except as otherwise described below, each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"), improved by (i) an apartment building or complex consisting of five or more rental living units or a mobile home park (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (59 Mortgage Loans, representing 39.90% of the Initial Pool Balance), or (ii) a retail shopping mall or center, a hotel, a health care facility, an office building or complex or an industrial building (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (71 Mortgage Loans which represent 60.10% of the Initial Pool Balance).

   Seven separate sets of Mortgage Loans (the "Cross-Collateralized Mortgage Loans"), representing 3.40%, 2.70%, 2.04%, 1.63%, 1.22%, 0.84% and 0.72% of
the Initial Pool Balance, respectively, are, solely as among the Cross-Collateralized Mortgage Loans in each such particular set, cross-defaulted and cross-collateralized with each other. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors--The Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" herein.

   One of the Mortgage Loans, representing 0.33% of the Initial Pool Balance is, without regard to the cross-collateralization described in the previous paragraph, secured by one Mortgage encumbering two Mortgaged Properties. With respect to such Mortgage Loan, the related Mortgaged Properties are located in the same state and are of the same property type. Such Mortgage Loan is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, is not treated as a set of Cross-Collateralized Mortgage Loans. Accordingly, the total number of Mortgage Loans reflected herein is 130, while the total number of Mortgaged Properties reflected herein is 131.

   In general, the Mortgage Loans constitute nonrecourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties, for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, the Sponsor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer. See "Risk Factors--The Mortgage Loans--Limited Recourse" herein.

   Nineteen of the Mortgage Loans, which represent 9.37% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Florida, four of the Mortgage Loans, which represent 9.20% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Nevada, and 14 of the Mortgage Loans, which represent 8.96% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in North Carolina. The remaining Mortgaged Properties are located throughout 24 other states, with no more than 7.26% of the Initial Pool Balance secured by Mortgaged Properties located in any such other state.

   Forty-seven of the Mortgage Loans (the "Citi Mortgage Loans"), which represent 37.13% of the Initial Pool Balance, are currently held by the Mortgage Loan Seller, a commonly controlled affiliate of the Sponsor, or by one or more affiliates of the Mortgage Loan Seller, and were originated by one or more affiliates of the Mortgage Loan Seller, acquired by the Mortgage Loan Seller or an affiliate from various unaffiliated banks, savings institutions or other entities in the secondary market and/or originated or acquired pursuant to various conduit programs. Seventy-four of the Mortgage Loans (the "NMCC Mortgage Loans"), which represent 57.63% of the Initial Pool Balance, are currently held by NationsBanc Mortgage Capital Corporation ("NMCC"), a wholly-owned finance subsidiary of NationsBank Corporation, and were originated pursuant to various conduit programs. Nine of the Mortgage Loans (the "PNC Mortgage Loans"), which represent 5.24% of the Initial Pool Balance, were originated and are currently held by PNC Bank, National Association ("PNC Bank"). The PNC Mortgage Loans together with the Citi Mortgage Loans are collectively referred to herein as the "CREI Mortgage Loans". The Citi Mortgage Loans not currently held by CREI, the NMCC Mortgage Loans and the PNC Mortgage Loans will be sold to the Mortgage Loan Seller by one or more CREI affiliates, NMCC and PNC Bank, respectively, on or before the Delivery Date. On or before the Delivery Date (but after it has acquired those Mortgage Loans not currently held by it), the Mortgage Loan Seller will, at the direction of the Sponsor, transfer all of the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Seller and NMCC" and "--Assignment of the Mortgage Loans; Repurchase" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (as to each Mortgage Loan, the "Due Date"), except that, in the case of certain Mortgage Loans, the related Balloon Payment (as defined below) may be due on a day other than the first day of the month.

   Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans will range from 8.010% to 10.250% per annum, and the weighted average Mortgage Rate of the Mortgage Loans will be 9.066% per annum.

   Eighty-three of the Mortgage Loans, which represent 58.19% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"). Forty-seven Mortgage Loans, which represent 41.81% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in the relevant month of accrual and a 360-day year. All but one of the Mortgage Loans provide, however, for constant Monthly Payments prior to stated maturity. One Mortgage Loan, which accrues interest on a 30/360 basis and represents 0.24% of the Initial Pool Balance, provides for constant Monthly Payments at one level until a specified date and at a different, lower level thereafter until stated maturity.

   Amortization of Principal. One hundred twenty-six of the Mortgage Loans (the "Balloon Loans"), which represent 98.34% of the Initial Pool Balance, provide for monthly payments of principal based on

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amortization schedules significantly longer than their remaining terms, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. Four of the Mortgage Loans, which represent 1.66% of the Initial Pool Balance, are fully amortizing. The original term to stated maturity of each Mortgage Loan was between 72 and 180 months. The original amortization schedules of the Mortgage Loans ranged from 84 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans will range from 40 to 178 months, and the weighted average remaining term to stated maturity of the Mortgage Loans will be 108 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans will range from 81 to 360 months, and the weighted average remaining amortization term of the Mortgage Loans will be 310 months. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

   Prepayment Provisions. As of the Cut-off Date, 130 Mortgage Loans, which represent 100% of the Initial Pool Balance, either (a) prohibit voluntary principal prepayments, in whole or in part, prior to a specified date (each, a "Lock-Out Expiration Date") (122 Mortgage Loans, which represent 93.58% of the Initial Pool Balance), which in no such case occurs earlier than April 1, 1998 or later than September 30, 2003, or (b) (without duplication of clause
(a) above) require for a specified period that any voluntary principal prepayment be accompanied by a premium, penalty, or fee (a "Prepayment Premium") (eight Mortgage Loans, which represent 6.42% of the Initial Pool Balance). Of the 122 Mortgage Loans that, as of the Cut-off Date, prohibit voluntary principal prepayments, in whole or in part, prior to a Lock-Out Expiration Date, all of such Mortgage Loans also require, for a specified period following the related Lock-Out Expiration Date that any voluntary principal prepayment be accompanied by a Prepayment Premium. Prepayment Premiums are generally calculated either as a percentage (which declines over time) of the principal amount prepaid or on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A hereto.

   As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Sponsor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See "Risk Factors--The Mortgage Loans--Prepayment Premiums" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. The loan documents relating to each Mortgaged Property that is operated as either a hotel or a health care facility permit, without the consent of the holder of the first lien, up to $100,000 (and, in the case of one hotel Mortgaged Property, representing security for 2.27% of the Initial Pool Balance, up to $300,000) of subordinate financing secured by the Mortgaged Property. See "--Additional Mortgage Loan Information--Subordinate Financing" herein. In addition, five Mortgage Loans, representing 3.69% of the Initial Pool Balance, are in the process of being assumed pursuant to agreements in place at the time of their origination. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage Loans--General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification

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or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates. See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

   General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A.

   Delinquencies. No Mortgage Loan will be, as of the Cut-off Date, or has been, during the 12 months prior thereto, 30 days or more delinquent in respect of any Monthly Payment.

   Tenant Matters. Forty-nine Commercial Mortgaged Properties, which represent security for 38.30% of the Initial Pool Balance, are leased in large part to one or more Major Tenants or are wholly or in large part owner-occupied. Six companies are Major Tenants or Anchor Tenants with respect to more than one Mortgaged Property, with the related groups of Mortgage Loans representing 4.36%, 2.47%, 2.23%, 1.52%, 1.44% and 1.43% of the Initial Pool Balance. Food Lion, Inc., a supermarket chain, is an anchor tenant at ten of the retail Mortgaged Properties, which represent security for 4.36% of the Initial Pool Balance.

   "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property. "Anchor Tenant" means a tenant of a retail or office Mortgaged Property that, because of characteristics such as size, diversity of merchandise, name recognition and/or range of advertising, attracts customers to the property from a broad geographic area in a manner that benefits all of the tenants of such Mortgaged Property.

   Certain Prior Bankruptcies. Two of the Mortgaged Properties, which represent security for 1.52% of the Initial Pool Balance, were the subject of prior bankruptcy proceedings, but each such property has since been transferred to an entity not affiliated with the debtor in bankruptcy, which transferee is the current borrower under the related Mortgage Loan. Only limited operating information is available with respect to each such Mortgaged Property under its current owner.

   Ground Leases. One Mortgage Loan, which represents 0.82% of the Initial Pool Balance, is secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. The owner of the fee interest in such Mortgaged Property, an affiliate of such borrower, has agreed in the related loan documents to subordinate such fee interest to such leasehold interest and has pledged such fee interest as security for the Mortgage Loan. Another Mortgage Loan, which represents 0.99% of the Initial Pool Balance, is secured, in part, by a Mortgage on the applicable borrower's fee interest in a portion of the related Mortgaged Property and also by such borrower's short-term leasehold interest in an auxiliary parking lot adjacent to the portion of the Mortgaged Property owned by the borrower in fee. For such Mortgage Loan, the auxiliary parking lot was not considered for purposes of determining the loan-to-value ratio of such Mortgage Loan at origination, although the expenses associated with such parking lot were taken into account at origination in determining the debt service coverage ratio for such Mortgage Loan, and such parking lot is not necessary in order for the related Mortgaged Property to comply with applicable zoning ordinances. See "Risk Factors--The Mortgage Loans--Risks Particular to Ground Leases" herein and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the Prospectus.

   Subordinate Financing. One of the Mortgaged Properties, which represents security for a Mortgage Loan representing 0.51% of the Initial Pool Balance, is encumbered by subordinated debt, but the holder of the subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Other than in such case, the Sponsor knows of no other secured subordinate financing currently encumbering any Mortgaged Property, and no assurance can be given that subordinate financing will not exist as to any Mortgaged Property in the future. The loan documents relating to each Mortgaged Property that is operated as either a hotel or a health care facility permit, without the consent of the holder of the first lien, up to $100,000 (and, in the case of one hotel Mortgaged Property, representing security for 2.27% of the Initial Pool Balance, up to $300,000) of subordinate financing secured by the Mortgaged Property. All of the other Mortgage Loans

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

either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property.

   The existence of subordinated indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed. See "Risk Factors--The Mortgage Loans--Risks of Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. Each of the Mortgaged Properties was subject to a "Phase I" environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, on or after February 17, 1995. In the case of one Mortgaged Property, which represents security for 0.39% of the Initial Pool Balance, such assessment identified soil and ground water contamination resulting from leaking fuel tanks. The Sponsor has been advised by NMCC that such tanks have been removed; however, the cost to remediate the contamination may be substantial. Although reserves were established to cover the costs of monitoring the situation, no such reserves were established to cover cleanup costs. The Sponsor has been informed by NMCC, however, that such Mortgaged Property is eligible for reimbursement of the costs of such cleanup from the State in which it is located. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos containing materials and lead based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents.

   The information contained herein is based on the environmental assessments and has not been independently verified by the Sponsor, the Mortgage Loan Seller, NMCC, PNC Bank, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates.

   Property Condition Assessments. Inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance or replacement items, generally in an amount equal to 125% of the estimated cost of such items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses. In the case of one Mortgaged Property representing 2.27% of the Initial Pool Balance and operated as a hotel, approximately $2.9 million was reserved at closing to fund the completion of certain room renovation and exterior renovation. In the case of another Mortgaged Property representing 0.76% of the Initial Pool Balance and operated as a shopping center, a construction reserve account in the approximate amount of $768,000 was established to fund the reconfiguration and repaving of a parking lot and roof renovations following the completion of road-widening eminent domain proceedings. In the case of a third Mortgaged Property representing 0.76% of the Initial Pool Balance and operated as an assisted living facility, a construction reserve account in the approximate amount of $707,000 was established to fund a 24-bed expansion. The Appraised Values for such Mortgaged Properties do not reflect the completion of such renovations.

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

    Appraisals and Market Studies. An appraisal of each of the related Mortgaged Properties was performed (or an existing appraisal updated) in connection with or subsequent to the origination of each Mortgage Loan, by an independent MAI or state-certified appraiser to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). Each such appraisal was prepared on or about the "Appraisal Date" indicated on Annex A hereto and conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

   None of the Sponsor, the Mortgage Loan Seller, the Underwriters, NMCC, PNC Bank, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

   Zoning and Building Code Compliance. The Mortgage Loan Seller, with respect to the CREI Mortgage Loans, and NMCC, with respect to the NMCC Mortgage Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist, but neither the Mortgage Loan Seller, with respect to the CREI Mortgage Loans, nor NMCC, with respect to the NMCC Mortgage Loans, considers them to be material. In many cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, while it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan or what its revenue-producing potential would be.

   Hazard, Liability and Other Insurance. Substantially all of the Mortgages require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to,

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or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. No Mortgage requires that earthquake insurance be carried with respect to the related Mortgaged Property.

   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

   Each Mortgage (other than Mortgages encumbering mobile home park properties) generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

   In addition to the foregoing and to certain other policies required to be maintained by each borrower pursuant to the related Mortgage, each Mortgage generally further requires the borrower thereunder to maintain insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and any other similar equipment installed in the improvements against physical damage thereto and loss of occupancy and use of the improvements arising out of an accident or breakdown of such equipment, in an amount at least equal to the full replacement cost of the building(s) housing the equipment or, in the case of certain of the Mortgage Loans, in amounts which are customarily required by institutional lenders.

THE MORTGAGE LOAN SELLER AND NMCC

   The Mortgage Loan Seller is a Delaware corporation and is in the business of originating loans on income-producing properties. The principal office of the Mortgage Loan Seller is in New York, New York. The Mortgage Loan Seller is a direct, wholly-owned subsidiary of Citibank, N.A.

   NMCC is a Texas corporation and is in the business of originating, purchasing and packaging mortgage loans for resale. The principal office of NMCC is in Charlotte, North Carolina. NMCC is a wholly-owned finance subsidiary of NationsBank Corporation.

   The information set forth herein concerning (i) the Mortgage Loan Seller has been provided by the Mortgage Loan Seller and (ii) NMCC has been provided by NMCC, and neither the Sponsor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

   On or prior to the Delivery Date, at the direction of the Sponsor, the Mortgage Loan Seller will assign, sell and transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each CREI Mortgage Loan and NMCC will be required to deliver the following documents, among others, to the Trustee with respect to each NMCC Mortgage
Loan: (a) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon; (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording); (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet

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been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan); (g) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing); and (h) in the case of two Mortgage Loans, the original or a copy of the related ground lease.

   The Trustee will be required to review the documents delivered thereto by the Mortgage Loan Seller with respect to each CREI Mortgage Loan and by NMCC with respect to each NMCC Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the Mortgage Loan Seller or NMCC, as the case may be, cannot deliver the document or cure the defect within a period of 120 days (or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) following its receipt of notice of such omission or defect, then, except as otherwise provided below, the Mortgage Loan Seller will be obligated to repurchase (or cause an affiliate to purchase) the affected Mortgage Loan (if, and only if, the affected Mortgage Loan is a CREI Mortgage Loan), and NMCC will be obligated to repurchase the affected Mortgage Loan (if, and only if, the affected Mortgage Loan is a NMCC Mortgage Loan) within such 120-day period (or 90-day period, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, and any related unreimbursed Servicing Advances (as defined herein). The respective cure/repurchase obligations of the Mortgage Loan Seller (in the case of CREI Mortgage Loans) and NMCC (in the case of NMCC Mortgage Loans) will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller or NMCC, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Sponsor nor any other person will be obligated to repurchase the affected Mortgage Loan if either the Mortgage Loan Seller or NMCC, as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because it has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then neither the Mortgage Loan Seller nor NMCC will be required to repurchase (or cause an affiliate to purchase) the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to obtain such document or such copy.

   The Pooling Agreement will require that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (d) and (e) of the second preceding paragraph be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date. See "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   In the Pooling Agreement, the Mortgage Loan Seller will be required to represent and warrant solely with respect to the CREI Mortgage Loans and NMCC will be required to represent and warrant solely with respect to the NMCC Mortgage Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows: (i) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true and correct in all material respects as of the Cut-off Date; (ii) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by

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a "marked-up" commitment, to be issued in respect of such Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B) and (C) collectively, "Permitted Encumbrances"); (iii) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; (iv) no Mortgage Loan was, as of the Cut-off Date, 30 days or more delinquent in respect of any Monthly Payment, without giving effect to any applicable grace period; (v) there is no valid offset, defense or counterclaim to any Mortgage Loan; (vi) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note; (vii) it has not received actual notice that
(A) there is any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) there is any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property; (viii) all insurance coverage required under each Mortgage securing a Mortgage Loan is in full force and effect with respect to the related Mortgaged Property; (ix) at origination, each Mortgage Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Mortgage Loan; (x) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xi) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan); (xii) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;
(xiii) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File; (xiv) there are no delinquent taxes, ground rents, water charges, sewer rents, insurance premiums, assessments, including assessments payable in future installments, or other similar outstanding charges affecting the related Mortgaged Property; (xv) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate in real property; (xvi) no Mortgage Loan contains any equity participation by the lender or provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property; (xvii) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances thereof are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer); and (xviii) there is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the representing party has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration (provided that this representation and warranty will not cover defaults, breaches or events of acceleration that specifically pertain to any matter otherwise covered by any other representation or warranty made by the representing party). In the Pooling Agreement, NMCC will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the NMCC Mortgage Loans to the Mortgage Loan Seller, NMCC had good and marketable title to, and was the sole owner of, each NMCC Mortgage Loan and had full right and authority to sell, assign and transfer such

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

Mortgage Loan. In the Pooling Agreement, the Mortgage Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans to the Trustee, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan (including each NMCC Mortgage Loan) and had full right and authority to sell, assign and transfer such Mortgage Loan (provided that, in the case of NMCC Mortgage Loans, such representation and warranty will be made on the assumption that the representation and warranty of NMCC described in the prior sentence is true and correct).

   If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any CREI Mortgage Loan (or, in the case of a breach of the representation and warranty described in the last sentence of the prior paragraph, with respect to any Mortgage Loan), or NMCC discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any NMCC Mortgage Loan, and such breach materially and adversely affects the value of such Mortgage Loan or the interests of Certificateholders therein, and if the Mortgage Loan Seller or NMCC, as the case may be, cannot cure such breach within a period of 120 days (or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) following its discovery or receipt of notice of such breach, then the Mortgage Loan Seller (if the affected Mortgage Loan is a CREI Mortgage Loan or the breach is in respect of the representation and warranty described in the last sentence of the prior paragraph) or NMCC (if the affected Mortgage Loan is an NMCC Mortgage Loan), as the case may be, will be obligated to repurchase (or cause an affiliate to purchase) the affected Mortgage Loan within such 120-day or 90-day period, as applicable, at the applicable Purchase Price.

   The foregoing cure/repurchase obligation of the Mortgage Loan Seller or NMCC, as applicable, will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Sponsor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if either the Mortgage Loan Seller or NMCC, as applicable, defaults on its obligation to do so. The Mortgage Loan Seller and NMCC will be the sole Warranting Parties (as defined in the Prospectus) in respect of the Mortgage Loans, with the Mortgage Loan Seller being the sole Warranting Party with respect to the CREI Mortgage Loans (except as described in the last sentence of the second preceding paragraph) and NMCC being the sole Warranting Party with respect to the NMCC Mortgage Loans. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the Prospectus.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Sponsor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Sponsor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the SEC within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

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

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans for which it is responsible, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, related insurance policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for other portfolios or held in its own portfolios, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); and (v) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling Agreement or with respect to any particular transaction.

   In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Master Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause
(i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of

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

its creditors, or voluntarily suspended payment of its obligations; and
(viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. Unless the same entity is acting as both Master Servicer and Special Servicer, the Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

   A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

     (w) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (x) with respect to the circumstances described in clauses (iii), (v),
    (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

     (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

   The Master Servicer and Special Servicer will each be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

   Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER AND THE SPECIAL SERVICER

   GMAC Commercial Mortgage Corporation ("GMAC-CM") will initially act as both Master Servicer and Special Servicer. The following information has been provided by GMAC-CM. None of the Sponsor, the Underwriters, the Trustee, the Fiscal Agent, the REMIC Administrator, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

   The principal servicing offices of GMAC-CM are located at 650 Dresher Road, Horsham, Pennsylvania 19044-8015. As of September 30, 1996, GMAC-CM had a multifamily and commercial mortgage loan servicing portfolio of approximately $20.8 billion in aggregate outstanding principal amount, secured by properties located in all fifty states and the District of Columbia. In September 1996,

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

GMAC-CM acquired Hanford/Healy Asset Management Company, which had, as of September 30, 1996, a multifamily and commercial mortgage loan servicing portfolio of approximately $1.2 billion in aggregate outstanding principal amount, secured by properties located in approximately 32 states and the District of Columbia.

SUB-SERVICERS

   The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. One hundred twenty-four Mortgage Loans, representing 93.65% of the Initial Pool Balance, are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may
(i) assume such party's rights and obligations under such Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or
(iii) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

   The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The "Master Servicing Fee Rate" will range from 0.210% to 0.380% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.263% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

   If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing

Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Similarly, if the Due Date for any Balloon Payment occurs after the first day of, but on or before the Determination Date in, any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on the related Balloon Loan from the beginning of such month to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before such Determination Date, constitute a "Balloon Payment Interest Excess". Conversely, if the Due Date for any Balloon Payment occurs after the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) that would have accrued on the related Balloon Loan from the stated maturity date through the end of such calendar month will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall". Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, to the extent of that portion of its Master Servicing Fees (in the case of each loan, calculated at 0.125% per annum) and all other of its servicing compensation for the same Collection Period, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period.

   The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Standby Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Standby Fee" will accrue with respect to each Mortgage Loan (including a Specially Serviced Mortgage Loan and a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the Master Servicing Fee (but at a rate of .005% per annum), and will be payable by the Master Servicer out of its Master Servicing Fees with respect to such Mortgage Loan. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.250% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller or NMCC for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within 120 days (or 90 days, in the event of a defect that causes the Mortgage Loan to not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code) of the Mortgage Loan Seller's or NMCC's, as applicable, notice or discovery of such breach, defect or deficiency, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

   The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Sub-Servicers with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, default interest and late payment charges (to the extent not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees, in each case to the extent actually paid by the borrowers with respect to such loans, and such amounts therefore will not be available for distribution to Certificateholders. Default interest and late payment charges received on a Specially Serviced Mortgage Loan are to be applied to cover interest on Advances in respect of such Mortgage Loan. In general, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to default interest and late charges. However, in the case of the five Mortgage Loans secured by health care related Mortgaged Properties, collections thereon are applied to default interest and late charges prior to principal and interest at the related Mortgage Rate.

   The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). In addition, the Special Servicer may from time to time require the Master Servicer to reimburse it for any Servicing Advance made thereby (in which case, such Servicing Advance will be deemed to have been made by the Master Servicer). Furthermore, if the Special Servicer is required under the Pooling Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer will have an obligation to make any such Servicing Advance that is necessary to avoid (i) a material penalty, (ii) material harm to a Mortgaged Property or (iii) any other material adverse consequence to the Trust Fund (an "Emergency Advance"). The Master Servicer shall make any such Servicing Advance (other than an Emergency Advance) that it

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

is requested by the Special Servicer to so make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance), other than an Emergency Advance.

   If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more days, the Trustee will be required to make such Servicing Advance. If the Trustee is required, but fails, to make such Servicing Advance, the Fiscal Agent will be required to make such Servicing Advance.

   The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

   As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates--P&I Advances" herein.

THE EXTENSION ADVISER

   Election of the Extension Adviser. The holder or holders of Offered Certificates with an aggregate principal balance equal to more than 50% of the aggregate Certificate Balance of all the Offered Certificates (exclusive, if applicable, of the Controlling Class (as defined below) and any Class of Offered Certificates subordinate to the Controlling Class) will be entitled to (i) elect an adviser (the "Extension Adviser") from whom the Special Servicer will seek approval as described below and/or (ii) replace an existing Extension Adviser. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the holders of Offered Certificates with an aggregate principal balance representing more than 50% of the aggregate Certificate Balance of all the Offered Certificates (exclusive, if applicable, of the Controlling Class and any Class of Offered Certificates subordinate to the Controlling Class), or (ii) the resignation or removal of the person acting as Extension Adviser, an election of an Extension Adviser will be held commencing as soon as practicable thereafter. Any Extension Adviser may be removed at any time by the written vote of holders of Offered Certificates with an aggregate principal balance representing more than 50% of the aggregate Certificate Balance of all the Offered Certificates (exclusive, if applicable, of the Controlling Class and any Class of Offered Certificates subordinate to the Controlling Class). The Master Servicer will act as the initial Extension Adviser until removed or replaced as described above. It is anticipated that GMAC-CM (which is the Master Servicer) or an entity related thereto will acquire certain Subordinate Certificates.

   Duties of the Extension Adviser. The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such loan's original stated maturity date if: (i) any person or entity has been elected and is serving as Extension Adviser; and (ii) such Extension Adviser has objected to such action in writing within ten days of its receiving from the Special Servicer written notice thereof and sufficient information to make an informed decision (provided that if such written objection has not been received by the Special Servicer within such ten-day period, then such Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser may confirm to its reasonable satisfaction that all conditions precedent to granting any such extension have been satisfied. See "--Modifications, Waivers, Amendments and Consents" below.

   Limitation on Liability of Extension Adviser. The Extension Adviser will be acting solely as representative of the interests of the Certificateholders entitled to vote in the election thereof, and will have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from

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

the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and agrees to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

   Limitation on Liability of the Master Servicer and the Special
Servicer. The Master Servicer and the Special Servicer will be entitled to the same limitations on liability when acting in accordance with a direction or approval or refraining from acting in accordance with a direction or objection of the Extension Adviser as it would if such direction, approval or objection, as the case may be, were an express term of the Pooling Agreement.

   Compensation of the Extension Adviser. The Pooling and Servicing Agreement will not provide for any compensation to be paid to the Extension Adviser out of the Trust Fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

   The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or, except as contemplated by clause (ii) below, any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception, the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

     (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan for more than one year beyond the later of (A) such loan's original stated maturity date and (B) the date to which the Special Servicer has previously extended the maturity date; and, in addition, the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan beyond the third anniversary of such loan's original stated maturity date if (X) any person or entity has been selected and is serving as Extension Adviser and (Y) such Extension Adviser has objected to such extension as described under "--The Extension Adviser" above;

     (iii) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless

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

    it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

     (iv) neither the Master Servicer nor the Special Servicer shall permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date, and (y) notwithstanding clauses (i) through
(v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED MORTGAGE LOANS

   The Pooling Agreement grants to the Master Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify any holder of Certificates evidencing a majority interest in the Controlling Class. Such Certificateholder may, at its option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholder has not purchased such defaulted Mortgage Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

   The Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Special Servicer, the Master Servicer, the Sponsor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties; and provided, further, that none of the Trustee, the Fiscal Agent or any affiliate of either of them may make an offer for any such Mortgage Loan. See also "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

   If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or
(ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under
Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

   The Master Servicer or the Special Servicer, as the case may be, is required to perform (or cause to be performed) physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

   With respect to each Mortgage Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

   The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the

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

delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received:
(i) written confirmation from both Rating Agencies stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

   The "Controlling Class" will be the most subordinate Class of Sequential Pay Certificates outstanding (the Class A-1, Class A-2 and Class A-3 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Sequential Pay Certificates with the largest Certificate Balance then outstanding). It is anticipated that GMAC-CM (which is the Special Servicer) or an entity related thereto will acquire certain of the Certificates, one or more Classes of which may constitute the "Controlling Class" from time to time.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Sponsor's Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1996-MC2 (the "Certificates") will be issued on or about December 19, 1996 pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Sponsor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Mortgage Loan Seller and NMCC as an additional warranting party, and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") that includes: (i) the Mortgage Loans and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and
(iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus).

   The Certificates will consist of 13 classes (each, a "Class") to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates (collectively with the Class X and Class A Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates and the Class R-II Certificates (collectively, the "REMIC Residual Certificates"). Only the Class A, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

   The Class X, Class F, Class G and Class H Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

   The Offered Certificates will be issued in book-entry format in denominations of $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

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

    Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Sponsor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

   The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

   Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                     PERCENT OF
              INITIAL CERTIFICATE   INITIAL POOL     PERCENT OF
    CLASS           BALANCE           BALANCE      CREDIT SUPPORT
-----------  -------------------  --------------  --------------
Class A-1  .     $132,607,079          28.95%          29.50%
Class A-2  .     $ 24,276,943           5.30%          29.50%
Class A-3  .     $166,045,134          36.25%          29.50%
Class B ....     $ 27,483,332           6.00%          23.50%
Class C ....     $ 22,902,777           5.00%          18.50%
Class D ....     $ 18,322,221           4.00%          14.50%
Class E ....     $ 11,451,388           2.50%          12.00%
Class F ....     $ 25,193,054           5.50%           6.50%
Class G ....     $ 16,031,943           3.50%           3.00%
Class H ....     $ 13,741,671           3.00%             --


The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

   The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount") equal to the aggregate of the Certificate Balances of the respective Classes of Sequential Pay Certificates outstanding from time to time.

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    The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof, reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage
Loan during the related Collection Period.

   A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

   The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates will, at all times, be
equal to    %,    %,    %,    %,    %,    % and    % per annum, respectively.

   The Pass-Through Rates applicable to the Class F, Class G and Class H
Certificates will, at all times, be equal to    %,    % and    %,
respectively.

   The Pass-Through Rate applicable to the Class X Certificates: (a) for the
initial Distribution Date, will equal approximately    % per annum; and (b)
for each subsequent Distribution Date, will, in general, equal the excess, if any, of (i) the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of the first day of the related Collection Period (weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans immediately following the prior Distribution Date), over (ii) the weighted average of the Pass-Through Rates applicable to the respective Classes of Sequential Pay Certificates for such current Distribution Date (weighted on the basis of the respective Certificate Balances of such Classes of Certificates immediately prior to such current Distribution Date).

   The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rate for the Class IO Certificates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). As of the Cut-off Date, the Net Mortgage Rates for the Mortgage Loans will range from 7.713% per annum to 9.988% per annum, with a weighted average Net Mortgage Rate of 8.796% per annum. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

   The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such
Distribution Date occurs. The "Determination Date" will be the     day of
each month or, if any such     day is not a business day, the immediately
succeeding business day.

DISTRIBUTIONS

   General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 20th day of each month or, if any such 20th day is not a business day, then on the next succeeding business day, commencing in January 1997 (each, a "Distribution Date"). Except

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as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates with an aggregate initial principal amount of at least $5,000,000 (or, alternatively, is the registered owner of all the Class X Certificates), or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

   With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

   The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

     (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

     (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

     (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers, the Trustee or the Fiscal Agent as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, default interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

     (iv) amounts deposited in the Certificate Account in error; plus

   (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Balloon Payment Interest Shortfalls and Prepayment Interest Shortfalls incurred during the related Collection Period.

   See "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

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      (2) to pay principal first to the holders of the Class A-1 Certificates, second to the holders of the Class A-2 Certificates and third to the holders of the Class A-3 Certificates, in each case, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class A-1, Class A-2, and Class A-3 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

     (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

   On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

     (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

     (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

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      (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (20) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

     (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (22) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

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 provided that, on the final Distribution Date in connection with a termination of the Trust Fund, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17) and (20) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

   Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

   The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   To the extent of that portion of its Master Servicing Fees (in the case of each loan, calculated at 0.125% per annum) and all other of its servicing compensation for the related Collection Period, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during such Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

     (a) the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

     (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

     (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

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

      (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

   The "Scheduled Payment" due on any Mortgage Loan on any related Due Date will, in general, be the scheduled payment of principal and/or interest due thereon on such date (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower).

   An "Assumed Scheduled Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Scheduled Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, for each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Scheduled Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property or Properties.

   Distributions of Prepayment Premiums. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date as follows: (1) if the aggregate Certificate Balance of the Class A, Class B and Class C Certificates has not been reduced to zero prior to such Distribution Date, (a) 80% of each such Prepayment Premium will be distributed to the holders of the Class X Certificates and
(b) 20% of each such Prepayment Premium will be distributed to the Holders of the Class or Classes of the Class A, Class B and Class C Certificates entitled to receive distributions of principal on such Distribution Date (pro rata based on the respective related Class Prepayment Percentages if there is more than one such Class entitled to distributions of principal); and (2) if the aggregate Certificate Balance of the Class A, Class B and Class C Certificates has been reduced to zero prior to such Distribution Date, 100% of each such Prepayment Premium will be distributed to the holders of the Class X Certificates. With respect to any Class of Sequential Pay Certificates, for any Distribution Date, the "Class Prepayment Percentage" will be a fraction, expressed as a percentage, the numerator of which is the portion of the total Principal Distribution Amount (if any) to be distributed to the holders of such Class of Certificates on such Distribution Date, and the denominator of which is the total Principal Distribution Amount to be distributed on such Distribution Date.

   The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate
Certificateholders of any Class entitled to distributions thereof for any loss in yield attributable to the related prepayments of principal. See "Risk Factors--The Mortgage Loans--Prepayment Premiums" herein.

   Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees and Special Servicing Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan

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

will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

   If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Sequential Pay Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

   "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or

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agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

   "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements and indemnifications to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus (and certain comparable reimbursements and indemnifications to the Fiscal Agent), certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property" herein and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

   With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of related Master Servicing Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance, and if the Trustee fails to make such P&I Advance, the Fiscal Agent will be required to do so. See "--The Trustee" and "--The Fiscal Agent" below.

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    The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"), and the Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any P&I Advance that at any time is determined to be a Nonrecoverable P&I Advance out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the Prospectus.

   The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, out of default interest and late payment charges collected on the related Mortgage Loan (but only if it is a Specially Serviced Mortgage Loan) or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer on such P&I Advance. To the extent not offset by default interest and/or late payment charges actually collected on the related Mortgage Loan while it is a Specially Serviced Mortgage Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

   Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (iv) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer or the Special Servicer, as the case may be, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will generally equal the excess, if any, of (a) the sum, as calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such

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item, over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise taken into account in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 30-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the "Appraisal Reduction Amount" for the subject Mortgage Loan will be deemed to equal 30% of the amount calculated pursuant to clause (a) of this sentence (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

   With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

   A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

   Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Trustee Reports") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:

     (1) A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of such Distribution Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for such Distribution Date; (vii) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, or (D) as to which foreclosure proceedings have been commenced; (viii) the book value (within the meaning of 12 C.F.R. Section 571.13 or comparable provision) of any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of such Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi)

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    any unpaid Distributable Certificate Interest in respect of such Class of
    REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for such Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated immediately following such Distribution Date; (xvi) the Certificate Balance of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvii) the aggregate amount of servicing compensation paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; and (xviii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

     (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual net operating income; actual expense, actual revenue and a debt service coverage ratio calculated on the basis thereof).

     (3) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (4) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (5) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, incurred both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (6) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any prepared internally by the Special Servicer).

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      (7) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Mortgage Loans and (ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer.

   None of the above reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

   The Master Servicer is also required to deliver to the Trustee within 90 days following the end of each calendar quarter, commencing with the calendar quarter ending December 31, 1996, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" containing revenue, expense and net operating income information normalized using the methodology described in Annex A as of the end of such calendar quarter, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter.

   Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports and Operating Statement Analyses described above. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Sponsor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

   For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

   Other Information. The Pooling Agreement requires that the Trustee make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, (d) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus, and (e) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan. Copies of any and all of the

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foregoing items will be available from the Trustee or the Master Servicer, as the case may be, upon request; however, the Trustee or the Master Servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such services.

   The Trustee and Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

   At all times during the term of the Pooling Agreement,   % of the voting
rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in
proportion to the Certificate Balances of their Certificates,   % of the
Voting Rights shall be allocated to the holders of the Class X Certificates
and   % of the Voting Rights shall be allocated equally between the two
Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the Prospectus.

TERMINATION

   The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder (other than the Sponsor or Mortgage Loan Seller) of Certificates representing a majority of the Voting Rights allocated to the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

   Any such purchase by the Master Servicer or a majority holder of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than the Mortgage Loans as to which the related Mortgaged Property or Properties has become REO Property) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or a majority holder of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or a majority holder of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

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 THE TRUSTEE

   LaSalle National Bank ("LaSalle") will act as Trustee of the Trust. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt is rated either (A) if a fiscal agent is then currently in place, not less than (1) if ABN AMRO Bank N.V. ("ABN AMRO") is the Fiscal Agent, (a) "Baa2" by Moody's and (b) "A-" by Fitch or another nationally recognized statistical rating organization (other than Moody's), or (2) if ABN AMRO and LaSalle are then no longer the Fiscal Agent and Trustee, respectively, (a) "Baa2" by Moody's and (b) "A-" by Fitch or (B) if a fiscal agent is not then in place, not less than "Aa2" by Moody's and "AA" by Fitch (or, in the case of each of clause (iii)(A) and (iii)(B), such other lower rating by any Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107 Attention: Asset-Backed Securities Trust Services--Mortgage Capital Funding, Inc., Multifamily/ Commercial Mortgage Pass-Through Certificates, Series 1996-MC2. As of December 31, 1995, the Trustee had assets of approximately $15 billion. See "Description of the Pooling Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

   Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties.

   The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Material Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" and "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor", "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--P&I Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1995, the Fiscal Agent had assets of approximately $340 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

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                      YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

   General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate (which in the case of each Class of Offered Certificates is fixed), (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses and expenses are allocable or otherwise result in nonpayment of interest on or reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

   Rate and Timing of Principal Payments. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of such Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed in reduction of the Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus.

   The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed in reduction of

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the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

   Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be applied to the respective Classes of Sequential Pay Certificates (in each case, to reduce the Certificate Balance thereof) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2 and Class A-3 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

   Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, office space, retail shopping space, or health care facility beds or senior living units, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--The Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

   The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. If a Mortgage Loan is not in a lock-out period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by Federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

   The Sponsor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

 WEIGHTED AVERAGE LIVES

   The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the CPR model. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "4%", "8%", "12%" and "16%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which a Mortgage Loan prohibits voluntary prepayments on the part of the borrower. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

   The following tables indicate the percentages of the respective initial Certificate Balances of the various Classes of Offered Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A and the Initial Pool Balance is $458,055,542, (ii) the initial Certificate Balances of the respective Classes of Offered Certificates are as described herein, and the Pass-Through Rates for the respective Classes of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan (except one) that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), are based on such Mortgage Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Mortgage Rate as of the Cut-off Date, and Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed and for one Mortgage Loan that accrues interest on a 30/360 basis, are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received and, subject to assumption (xii) below, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vi) neither the Master Servicer nor any majority holder of the Controlling Class exercises its right of optional termination described herein, (vii) no Mortgage Loan is required to be repurchased by the Mortgage Loan Seller or NMCC, (viii) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (ix) there are no Additional Trust Fund Expenses, (x) distributions on the Offered Certificates are made on the 20th day of each month, commencing in January 1997, (xi) the Offered Certificates are issued on December 30, 1996, and (xii) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period ("LOP"), if any, or yield maintenance period ("YMP"), if any. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, any Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............    96.19      96.19      96.19      96.19      96.19
December 20, 1998 ............    92.01      92.01      92.01      92.01      92.01
December 20, 1999 ............    87.44      87.44      87.44      87.44      87.44
December 20, 2000 ............    78.40      78.36      78.32      78.28      78.24
December 20, 2001 ............    66.55      65.94      65.32      64.69      64.04
December 20, 2002 ............    58.23      55.74      53.28      50.85      48.44
December 20, 2003 ............     2.09       0.43       0.00       0.00       0.00
December 20, 2004 ............     0.00       0.00       0.00       0.00       0.00
December 20, 2005 ............     0.00       0.00       0.00       0.00       0.00
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      5.40       5.36       5.32       5.28       5.24

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1998 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1999 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2000 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2001 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2002 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2003 ............   100.00     100.00      93.07      83.58      73.86
December 20, 2004 ............    47.71      13.47       0.00       0.00       0.00
December 20, 2005 ............    14.45       0.00       0.00       0.00       0.00
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      8.04       7.53       7.32       7.20       7.12

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1998 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1999 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2000 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2001 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2002 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2003 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2004 ............   100.00     100.00      97.03      92.16      87.36
December 20, 2005 ............   100.00      93.56      85.45      77.79      70.55
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      9.52       9.44       9.32       9.20       9.07

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1998 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1999 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2000 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2001 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2002 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2003 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2004 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2005 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      9.72       9.72       9.71       9.69       9.67

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                  CLASS C CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1998 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1999 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2000 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2001 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2002 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2003 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2004 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2005 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      9.72       9.72       9.72       9.72       9.72

              PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1998 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1999 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2000 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2001 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2002 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2003 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2004 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2005 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      9.79       9.77       9.74       9.73       9.72

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                             PREPAYMENT ASSUMPTION (CPR)
DATE                               0%         4%         8%         12%        16%
-----------------------------  ---------  ---------  ---------  ---------  ---------
Delivery Date ................   100.00%    100.00%    100.00%    100.00%    100.00%
December 20, 1997 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1998 ............   100.00     100.00     100.00     100.00     100.00
December 20, 1999 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2000 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2001 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2002 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2003 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2004 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2005 ............   100.00     100.00     100.00     100.00     100.00
December 20, 2006 ............     0.00       0.00       0.00       0.00       0.00
Weighted Average Life (years)      9.81       9.81       9.81       9.81       9.78

                               USE OF PROCEEDS

   Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Sponsor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus). The assets of REMIC II will consist of the separate, noncertificated "regular interests" in REMIC I. For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II, and (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II. Upon issuance of the Offered Certificates, Thacher Proffitt & Wood, special tax counsel to the Sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Code. See "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

   For federal income tax reporting purposes, it is anticipated that the
Class   , Class   , Class   , Class    and Class    Certificates will not,
and the Class    and Class    Certificates will, be treated as having been
issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the
Mortgage Loans will prepay at a rate equal to a CPR of   %, and there will be
no extensions of maturity for any Mortgage Loan. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Internal Revenue Code of 1986 (the "Code") generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

   The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the REMIC Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the treatment of such Certificates.

   Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

   The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

   The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent that the Multifamily Loans and the loans secured by health care facilities are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 44.0%. See "Description of the Mortgage Pool" herein and "Material Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

   In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the

Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the REMIC Administrator's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

   The "tax matters person" for each REMIC will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in its Class of REMIC Residual Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters persons" in all respects.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

                             ERISA CONSIDERATIONS

   A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

   The U.S. Department of Labor issued to Citicorp an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 90-88, and to NationsBank Corporation an individual prohibited transaction exemption, PTE 93-31 (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Class A Certificates, underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Citicorp, (b) NationsBank Corporation, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either Citicorp (such as Citibank, N.A.) or NationsBank Corporation (such as NationsBanc Capital Markets, Inc.), and (d) any member of the underwriting syndicate or selling group of which a person described in (a),
(b) or (c) is a manager or co-manager with respect to the Class A
Certificates.

   The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Class A Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificate must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificate at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Fitch, Moody's, Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") or Duff & Phelps Credit Rating Co. ("Duff & Phelps"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Sponsor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

   Because the Class A Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that each Class of Class A Certificates be rated not lower than "AAA" by each of Fitch and Moody's. As of the Delivery Date, the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a

Plan contemplating purchasing a Class A Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate.

   The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of Fitch, Moody's, S&P or Duff & Phelps for at least one year prior to the Plan's acquisition of a Class A Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of a Class A Certificate. The Sponsor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

   If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Certificates between the Sponsor or an Underwriter and a Plan when the Sponsor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan and (iii) the holding of Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Certificates between the Sponsor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan and (3) the holding of Class A Certificates by a Plan.

   Further, if certain specific conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Sponsor expects that the specific conditions of the Exemptions required for this purpose will be satisfied with respect to the Class A Certificates.

   The Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Class A Certificates.

   Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm that (i) the Class A Certificates constitute "certificates" for purposes of the Exemptions and (ii) the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See

"ERISA Considerations" in the Prospectus. A purchaser of a Class A Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

   The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

   Because the characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions, the purchase or holding of such Certificates or interests therein by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING SUCH CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT, OR
SECTION 401(C) OF ERISA. See "ERISA Considerations" in the Prospectus.

   Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. The Sponsor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Sponsor and the Underwriters, the Offered Certificates will be purchased from the Sponsor by the Underwriters upon issuance. Citibank, N.A. is an affiliate of the Sponsor. Proceeds to the Sponsor from the sale of the Offered Certificates, before deducting expenses payable by the Sponsor, will be an amount equal to % of the initial aggregate Certificate Balance thereof, plus accrued interest.

   Citibank, N.A. and NationsBanc Capital Markets, Inc. have agreed in the Underwriting Agreement to purchase % and %, respectively, of the aggregate principal of each Class of Offered Certificates.

   Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   The Sponsor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--The Certificates--Limited Liquidity" herein and "Risk
Factors--Certain Factors Adversely Affecting Resale of the Offered Certificates" in the Prospectus.

   The Sponsor has agreed to indemnify each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Seller and NMCC has agreed to indemnify the Sponsor with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Mortgage Loans. NMCC has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the NMCC Mortgage Loans. PNC Bank has agreed to indemnify the Mortgage Loan Seller with respect to certain liabilities, including certain liabilities under the Securities Act, with respect to the PNC Mortgage Loans.

                                LEGAL MATTERS

   Certain legal matters will be passed upon for the Sponsor by Thacher Proffitt & Wood, New York, New York and by Stephen E. Dietz, as an Associate General Counsel of Citibank, N.A. and for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than
 .01% of the outstanding common stock of Citicorp.

                                    RATINGS

   It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch Investors Service, L.P. ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies"):

 CLASS              FITCH        MOODY'S
-------------  -------------  -----------
Class A-1 ....       AAA           Aaa
Class A-2 ....       AAA           Aaa
Class A-3 ....       AAA           Aaa
Class B ......       AA            Aa2
Class C ......        A            A2
Class D ......       BBB          Baa2
Class E ......    Not Rated       Baa3

   The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by December 21, 2026 ("Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors.

   There is no assurance that any rating assigned to the Offered Certificates by either Rating Agency will not be lowered, qualified or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Sponsor to do so may be lower than the ratings assigned thereto by Fitch and Moody's.

   The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Limited Nature of Credit Ratings" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS

                                                      PAGE
                                          ---------------
401(c) Regulations ......................             S-78
ABN AMRO ................................             S-65
Accrued Certificate Interest ............             S-56
Additional Trust Fund Expenses ..........       S-12, S-59
Administrative Fee Rate .................             S-13
Administrative Fees .....................       S-13, S-65
Advances ................................             S-45
Anchor Tenant ...........................             S-34
Appraisal Reduction Amount ..............             S-60
Assumed Final Distribution Date  ........              S-2
Assumed Scheduled Payment ...............       S-16, S-57
Available Distribution Amount ...........       S-13, S-53
Balloon Loans ...........................   S-2, S-9, S-32
Balloon Payment .........................   S-2, S-9, S-33
Balloon Payment Interest Excess  ........             S-44
Balloon Payment Interest Shortfall  .....             S-44
Balloon Payment Interest Shortfalls  ....              S-8
Certificate Balance .....................        S-2, S-51
Certificate Owner .......................        S-6, S-51
Certificate Registrar ...................             S-51
Certificateholders ......................        S-2, S-10
Certificates ............................   S-1, S-5, S-50
Citi Mortgage Loans .....................  S-2, S-10, S-32
Class ...................................   S-1, S-5, S-50
Class A Certificates ....................   S-1, S-5, S-50
Class Prepayment Percentage .............             S-57
Code ....................................       S-20, S-74
Collection Period .......................             S-52
Commercial Loan .........................             S-31
Commercial Mortgaged Property ...........             S-31
Controlling Class ....................... S-19, S-23, S-50
Corporate Trust Office ..................             S-65
Corrected Mortgage Loan .................             S-42
CREI Mortgage Loans .....................       S-10, S-32
Cross-Collateralized Mortgage Loans  ....        S-7, S-31
Cut-off Date ............................        S-2, S-31
Cut-off Date Balance ....................        S-7, S-31
Definitive Certificate ..................        S-6, S-51
Delinquent Loan Status Report ...........             S-62
Delivery Date ...........................              S-1
Distributable Certificate Interest  .....       S-15, S-56
Distribution Date .......................        S-2, S-52
Distribution Date Statement .............             S-61
DTC .....................................   S-1, S-6, S-51
Due Date ................................        S-8, S-32
Duff & Phelps ...........................             S-76
Emergency Advance .......................             S-45
ERISA ...................................       S-20, S-76
Exemptions ..............................             S-21
Extension Adviser .......................       S-19, S-46
FIRREA ..................................             S-36
Fitch ...................................             S-21
Form 8-K ................................             S-40
GAAP ....................................              A-2
GMAC-CM .................................        S-5, S-42
Historical Loan Modification Report  ....             S-62
Historical Loss Report ..................             S-62
Initial Pool Balance ....................        S-2, S-31
IRS .....................................             S-74
LaSalle .................................             S-65
Liquidation Fee .........................             S-44
Liquidation Fee Rate ....................             S-44
Lock-Out Expiration Date ................        S-9, S-33
LOP .....................................             S-69
Major Tenants ...........................             S-34
Master Servicing Fee ....................             S-43
Master Servicing Fee Rate ...............             S-43
Maturity Assumptions ....................             S-68
Modified Mortgage Loan ..................             S-61
Monthly Payments ........................        S-8, S-32
Moody's .................................             S-21
Mortgage ................................        S-7, S-31
Mortgage Loan Schedule ..................             S-38
Mortgage Loan Seller ....................              S-2
Mortgage Loans ..........................   S-2, S-6, S-31
Mortgage Note ...........................        S-7, S-31
Mortgage Pool ...........................              S-2
Mortgage Rate ...........................        S-8, S-32
Mortgaged Property ......................        S-7, S-31
Multifamily Loan ........................             S-31
Multifamily Mortgaged Property ..........             S-31
Net Aggregate Prepayment Interest
 Shortfall ..............................             S-56
Net Mortgage Rate .......................       S-12, S-52
NMCC ....................................  S-2, S-10, S-32
NMCC Mortgage Loans .....................  S-2, S-10, S-32
Nonrecoverable Advances .................             S-60
Nonrecoverable P&I Advance ..............             S-60
Nonrecoverable Servicing Advance  .......             S-46




Notional Amount .........................  S-3, S-12, S-51
Offered Certificates ....................   S-2, S-5, S-50
OID Regulations .........................             S-74
Operating Statement Analysis ............             S-63
Participants ............................             S-51
Pass-Through Rate .......................              S-2
Permitted Encumbrances ..................             S-39
Permitted Investments ...................             S-43
P&I Advance .............................       S-17, S-59
Plan ....................................       S-20, S-76
PNC Bank ................................  S-2, S-10, S-32
PNC Mortgage Loans ......................  S-2, S-10, S-32
Pooling Agreement .......................       S-11, S-50
Prepayment Interest Excess ..............             S-43
Prepayment Interest Shortfall ...........             S-44
Prepayment Premium ......................        S-9, S-33
Prepayment Premiums .....................              S-3
Principal Distribution Amount ...........       S-15, S-56
Private Certificates ....................        S-5, S-50
PTE .....................................             S-76
Purchase Price ..........................             S-38
Rated Final Distribution Date ...........             S-80
Rating Agencies .........................       S-21, S-79
Realized Loss ...........................             S-59
Realized Losses .........................       S-12, S-58
Record Date .............................             S-53
Reimbursement Rate ......................       S-18, S-60
Related Proceeds ........................             S-45
REMIC ...................................  S-3, S-20, S-73
REMIC Administrator .....................        S-5, S-65
REMIC I .................................       S-20, S-73
REMIC II ................................  S-3, S-20, S-73
REMIC Regular Certificates ..............   S-1, S-5, S-50
REMIC Residual Certificates .............   S-1, S-5, S-50
REO Extension ...........................             S-49
REO Property ............................       S-16, S-41
REO Status Report .......................             S-62
REO Tax .................................       S-49, S-75

                              S-81





                                                      PAGE
                                          ---------------
Required Appraisal Loan .................             S-60
Risk Factors ............................             S-23
Scheduled Payment .......................       S-16, S-57
Senior Certificates .....................  S-3, S-13, S-53
Sequential Pay Certificates .............  S-3, S-11, S-51
Servicing Advances ......................             S-45
Servicing Standard ......................             S-41
Servicing Transfer Event ................             S-41
S&P .....................................             S-76
Special Servicer Loan Status Report  ....             S-63
Special Servicing Fee ...................             S-44
Special Servicing Fee Rate ..............             S-44
Specially Serviced Mortgage Loan  .......             S-41
Sponsor .................................              S-2
Standby Fee .............................             S-44
Stated Principal Balance ................             S-52
Subordinate Certificates ................  S-3, S-14, S-54
Sub-Servicer ............................             S-43
Sub-Servicing Agreement .................             S-43
Trust Fund ..............................  S-2, S-11, S-50
Trustee Fee .............................             S-65
Trustee Reports .........................             S-61
Underwriters ............................              S-1
Voting Rights ...........................             S-64
Workout Fee .............................             S-44
Workout Fee Rate ........................             S-44
YMP .....................................

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 CONTROL    LOAN
 NUMBER    NUMBER              PROPERTY NAME                     PROPERTY ADDRESS                          CITY             STATE
-------  --------  -----------------------------------  --------------------------------------        ---------------       -----
  C001    650927-1 Plaza America                        11685 Sunset Hills Road                        Reston                VA
  C002    655165-6 Sweetwater Town & Country            1502-1910 Sweetwater Road                      National City         CA
  C003    643088-7 Stage Centre                         6600 Stage Road                                Bartlett              TN
  C004    655143-6 Northridge Commons SC                33523 Eight Mile Road                          Livonia               MI
  C005    650708-2 Vestavia Hills Shopping Center       610 Montgomery Highway                         Vestavia Hills        AL
  N006     300003  Portsmouth Station Shopping Center   10440 Portsmouth Road                          Manassas              VA
  N007     300009  Bethesda Home Center                 11711 Parklawn Dr.                             Rockville             MD
                                                        & 5040 Boiling Brook Parkway
  C008    650890-0 Snowmass Village Mall                Snowmass Village                               Pitkin County         CO
  N009     300022  Mallory Corners Shopping Center      SWC Mallory Lane and Moores Lane               Brentwood             TN
  N010     300002  Walker's Village Shopping Center     MD. Rt. 194 & Glade Blvd.                      Walkersville          MD
  N011     962135  Merchant Square Shopping Center      GA Highway 9 at Hutchinson Road                Cumming               GA
  N012     100131  Evergreen Plaza Shopping Center      11820 Northeast Fourth Plain Road              Orchards              WA
  N013     962151  Palm Square Shopping Center          9801-9965 Pines Blvd.                          Pembroke Pines        FL
  N014     300023  Village Mall                         436 Broadway                                   Methuen               MA
  N015     100143  Altamonte Shopping Center            SWC SR 434 & Montgomery Road                   Altamonte Springs     FL
  C016    655144-9 Laurel Commons SC                    37100-37164 Six Mile Road                      Livonia               MI
  N017     100136  Johnston Square Shopping Center      Hwy. 70A and Hwy. 301                          Selma                 NC
  N018     951114  Lantern Crossing Shoppes             East 96th Street & Lantern Road                Fishers               IN
  C019    650443-8 Vons Pavillion                       9852 Chapman Avenue                            Garden Grove          CA
  N020     962128  Pasadena Plaza                       1721 University Drive                          Pembroke Pines        FL
  N021     100125  Northside Village Shopping Center    425 Sigman Road                                Conyers               GA
  N022     962156  Cheesecake Factory                   3024 Peachtree Road                            Atlanta               GA
  N023     962153  University Commons                   6700 North University Drive                    Tamarac               FL
  N024     951122  Plymouth Landing Shopping Center     US Highway 64 East                             Plymouth              NC
  N025     300013  Shoppes of Victoria Square           3580-3590 Hwy 17-92                            Lake Mary             FL
  N026     100122  Skyline Plaza Shopping Center        4001 Government Blvd.                          Mobile                AL
  N027     300012  Village Square Shopping Center       912-980 Bragg Road                             Fredericksburg        VA
  N028     962152  Luria Plaza                          1230-1324 Military Trail                       Palm Beach            FL
  C029    650645-2 SunRise Plaza                        10800-10820 Rhode Island Avenue                Beltsville            MD
  N030     300019  Julington Square Shopping Center     445 State Road 13                              Jacksonville          FL
  N031     300004  Tamiami Lakes Plaza Shopping Center  13200 SW 8th Street                            Miami                 FL
  N032     300025  Masonboro Commons                    Hwy 421 at Golden Road                         Wilmington            NC
  N033     100138  Dutch Village Shopping Center        SE Quad. of I-85 and SR 56                     Creedmoor             NC
  N034     100066  The Woods Shopping Center            1716 17th Street                               Sarasota              FL
  C035    655166-9 Norwalk Citibank Branch              586 Connecticut Avenue                         Norwalk               CT
  N036     100090  Coral West Plaza III                 2610-2788 SW 137th Ave. at Coral Way           Miami                 FL
  N037     300026  Andrews Commons Shopping Center      150 Andrews Road                               Fayetteville          NC
  N038     962136  Rainbow Village Shopping Center      11411 North Dale Mabry Highway                 Tampa                 FL
  N039     962129  Eckerds at Biscayne                  4800 Biscayne Blvd.                            Miami                 FL
  N040     100089  Coral West Plaza II                  2400-2486 SW 137th Ave. at Coral Way           Miami                 FL
  N041     100146  Plum Pointe Plaza Shopping Center    US Hwy 17 & Maplehurst Road                    Jacksonville          NC
  N042     100121  Shoppes of Tynecastle                Hwy. 105 & Hwy. 184                            Town of Seven Devils  NC
  N043     100142  Monument Landing Shopping Center     2485 Monument Road                             Jacksonville          FL
  N044     300018  Orange Grove Shopping Center         Hwy. 49 at Dedeaux Road                        Gulfport              MS
  N045     300021  Hillsboro Corner Shopping Center     4121 Hillsboro Road                            Nashville             TN
  C046    650942-0 Mentor Towne Center SC               9666-9710 Mentor Avenue                        Mentor                OH
  C047    655131-3 Eastmoor Shopping Center             NEC East 4th Street & Eastern Avenue           Moore                 OK
  N048     100145  Williamston Square Shopping Center   U.S. 13/17                                     Williamston           NC
  N049     951126  Kroger                               4319 Ft. Jackson Blvd.                         Columbia              SC
  N050     962144  Brownfield Plaza Shopping Centeriii  1401 Tahoka Road                               Brownfield            TX
  C051    650846-3 Dominion Square Shopping Center      10444-10466 Dumfries Road                      Manassas              VA
  C052    650940-4 Capital Square Shopping Center       1585-1603 Capital Avenue NE                    Battle Creek          MI
  N053     962150  Essex Square Shopping Center         2100, 2300 & 2500 Winchester Place             Spartanburg           SC
  N054     100213  Grand Plaza Apartments               4320 Koval Lane                                Las Vegas             NV
  N055     100214  Lake Sahara Apartments               2500 East Karen Street                         Las Vegas             NV
  C056    650919-0 Shadowridge Apartments               3200 Arville Street                            Las Vegas             NV
  N057     100192  The Pines Apartments                 3320-3360 Topaz Lane & 3321 Quartz Lane        Fullerton             CA
  N058     100178  Christy Estates Apartments & Suites  3942 Holly Road                                Corpus Christi        TX
  C059    655148-1 Fox Run Apartments                   1337-1359 Fox Run Drive                        Willoughby            OH
  N060     100209  Champion Pines Apartments            1500 Champion Pines Lane                       Augusta               GA
  N061     100229  Wildflower II Apartments             6031 Pineland Drive                            Dallas                TX
  C062    655174-0 Embassy Apartments                   2100 Walnut Street                             Philadelphia          PA
  N063     100196  Godby Crossing Apartments            2301 Godby Road                                College Park          GA
  N064     100118  Nottingham & Camelot Apartments      4141 Jackson Street EXT                        Alexandria            LA
  N065     100187  City View Apartments                 840 17th Street                                San Diego             CA
  C066    650572-5 Torrey Place Apartments              575 East Torrey Street                         New Braunfels         TX
  C067    650903-5 Brown Ridge Apartments               400 East Broad Street                          Newnan                GA

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                         ANTICIPATED LOAN
CONTROL    ZIP    PROPERTY     ORIGINAL    CUT-OFF DATE     BALANCE AT     MORTGAGE   MORTGAGE
 NUMBER   CODE      TYPE        BALANCE      BALANCE         MATURITY      RATE TYPE    RATE
-------  -----  -----------  -----------  ------------  ----------------  ---------  --------
  C001    22090    RETAIL    $19,500,000  $19,422,636     $17,416,802       FIXED     8.930%
  C002    91950    RETAIL     15,669,000   15,648,735      13,699,018       FIXED     9.150%
  C003    38134    RETAIL      9,730,000    9,713,257       8,669,903       FIXED     8.800%
  C004    48152    RETAIL      9,097,409    9,083,850       8,205,192       FIXED     9.490%
  C005    35216    RETAIL      8,880,000    8,852,786       7,814,041       FIXED     9.490%
  N006    22110    RETAIL      8,419,800    8,413,092       7,731,665       FIXED     9.190%
  N007    20852    RETAIL      7,650,000    7,637,568       6,393,756       FIXED     9.310%
  C008    81615    RETAIL      7,200,000    7,185,506       6,245,237       FIXED     9.510%
  N009    37027    RETAIL      7,000,000    6,990,360       6,409,042       FIXED     9.060%
  N010    21793    RETAIL      5,527,400    5,510,475       5,025,033       FIXED     9.060%
  N011    30128    RETAIL      5,550,000    5,476,240       3,869,571       FIXED     8.370%
  N012    98682    RETAIL      4,400,000    4,380,094       3,744,827       FIXED     9.170%
  N013    33026    RETAIL      4,365,000    4,344,036       3,581,294       FIXED     8.640%
  N014    01844    RETAIL      3,750,000    3,744,832       3,219,387       FIXED     9.510%
  N015    32714    RETAIL      3,500,000    3,494,534       2,959,581       FIXED     8.930%
  C016    48152    RETAIL      3,276,328    3,272,036       2,984,036       FIXED    10.100%
  N017    27577    RETAIL      3,028,850    3,021,660       2,575,596       FIXED     9.150%
  N018    46038    RETAIL      3,000,000    2,977,108       2,467,792       FIXED     8.750%
  C019    92641    RETAIL      2,833,500    2,796,196               0       FIXED     9.210%
  N020    33024    RETAIL      2,780,000    2,742,200       1,984,138       FIXED     9.170%
  N021    30207    RETAIL      2,752,258    2,739,134       2,326,966       FIXED     8.920%
  N022    30305    RETAIL      2,700,000    2,688,701       1,977,880       FIXED     9.150%
  N023    33321    RETAIL      2,610,000    2,597,465       2,141,392       FIXED     8.640%
  N024    27962    RETAIL      2,600,000    2,577,306       2,134,710       FIXED     8.670%
  N025    60261    RETAIL      2,550,000    2,544,053       2,173,509       FIXED     9.240%
  N026    36693    RETAIL      2,453,000    2,442,160       2,093,752       FIXED     9.280%
  N027    22407    RETAIL      2,429,000    2,420,553       2,219,164       FIXED     9.350%
  N028    33409    RETAIL      2,425,000    2,413,353       1,989,608       FIXED     8.640%
  C029    20705    RETAIL      2,200,000    2,191,513       1,858,810       FIXED     9.960%
  N030    32259    RETAIL      2,200,000    2,174,417         962,743       FIXED     8.960%
  N031    33184    RETAIL      2,104,000    2,098,307       1,811,947       FIXED     9.630%
  N032    28412    RETAIL      1,950,000    1,948,246       1,773,675       FIXED     8.940%
  N033    27522    RETAIL      1,950,000    1,943,590       1,639,710       FIXED     8.720%
  N034    34231    RETAIL      1,950,000    1,939,865       1,629,939       FIXED     8.500%
  C035    06854    RETAIL      1,900,000    1,889,891         106,660       FIXED     8.320%
  N036    33175    RETAIL      1,819,400    1,805,929               0       FIXED     9.730%
  N037    28311    RETAIL      1,800,000    1,798,347       1,636,236       FIXED     8.720%
  N038    33618    RETAIL      1,800,000    1,786,085       1,477,876       FIXED     8.670%
  N039    33137    RETAIL      1,768,000    1,754,310       1,451,258       FIXED     8.660%
  N040    33175    RETAIL      1,762,400    1,749,351               0       FIXED     9.730%
  N041    28540    RETAIL      1,739,052    1,733,073       1,489,325       FIXED     9.400%
  N042    28604    RETAIL      1,715,200    1,707,341       1,457,498       FIXED     9.110%
  N043    32225    RETAIL      1,700,000    1,680,231         743,939       FIXED     8.960%
  N044    38503    RETAIL      1,635,000    1,631,149       1,391,787       FIXED     9.190%
  N045    37215    RETAIL      1,279,600    1,277,898       1,103,010       FIXED     9.670%
  C046    44060    RETAIL      1,275,000    1,240,869               0       FIXED     8.170%
  C047    73160    RETAIL      1,225,000    1,225,000       1,017,483       FIXED     9.170%
  N048    27892    RETAIL      1,175,000    1,170,724         999,730       FIXED     9.150%
  N049    29205    RETAIL      1,140,000    1,124,700         792,916       FIXED     8.290%
  N050    79316    RETAIL      1,150,000    1,119,894         698,528       FIXED     8.010%
  C051    22110    RETAIL      1,100,000    1,095,757         929,406       FIXED     9.960%
  C052    49014    RETAIL      1,100,000    1,094,933         778,130       FIXED     8.860%
  N053    29301    RETAIL        935,000      927,998         795,125       FIXED     9.760%
  N054    89109  MULTIFAMILY  22,700,000   22,679,038      21,445,476       FIXED     8.700%
  N055    89121  MULTIFAMILY   9,002,000    8,993,939       8,516,862       FIXED     8.805%
  C056    89102  MULTIFAMILY   7,200,000    7,185,961       6,340,632       FIXED     8.190%
  N057    92631  MULTIFAMILY   6,741,000    6,729,491       6,164,210       FIXED     8.990%
  N058    78415  MULTIFAMILY   6,488,000    6,453,255       5,381,612       FIXED     9.110%
  C059    44094  MULTIFAMILY   6,525,000    6,369,980       5,767,310       FIXED     8.375%
  N060    30909  MULTIFAMILY   6,050,000    6,050,000       5,468,609       FIXED     8.470%
  N061    75231  MULTIFAMILY   5,020,000    5,017,033       4,736,646       FIXED     8.620%
  C062    19146  MULTIFAMILY   4,800,000    4,782,738       3,973,304       FIXED     9.020%
  N063    30349  MULTIFAMILY   4,700,000    4,691,829       4,292,279       FIXED     8.930%
  N064    71303  MULTIFAMILY   4,638,000    4,606,248       4,072,851       FIXED     8.050%
  N065    92101  MULTIFAMILY   4,560,000    4,546,455       4,253,052       FIXED     8.665%
  C066    78130  MULTIFAMILY   4,487,500    4,471,039       3,704,368       FIXED     8.900%
  C067    30263  MULTIFAMILY   4,250,000    4,247,452       3,769,219       FIXED     8.550%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          NET                       FIRST
CONTROL   ADMINISTRATIVE  SUB-SERVICER  MORTGAGE       NOTE        PAYMENT
 NUMBER     FEE RATE I      FEE RATE     RATE          DATE          DATE
-------  --------------  ------------  --------      --------      --------
  C001       0.217%        0.080%       8.713%       04/29/96      06/01/96
  C002       0.262%        0.125%       8.888%       09/30/96      11/01/96
  C003       0.217%        0.080%       8.583%       08/08/96      10/01/96
  C004       0.262%        0.125%       9.228%       08/06/96      10/01/96
  C005       0.262%        0.125%       9.228%       06/21/96      08/01/96
  N006       0.262%        0.125%       8.928%       09/27/96      11/01/96
  N007       0.262%        0.125%       9.048%       09/09/96      11/01/96
  C008       0.262%        0.125%       9.248%       08/22/96      10/01/96
  N009       0.262%        0.125%       8.798%       08/16/96      10/01/96
  N010       0.262%        0.125%       8.798%       07/02/96      09/01/96
  N011       0.257%        0.120%       8.113%       03/07/96      05/01/96
  N012       0.262%        0.125%       8.908%       05/23/96      07/01/96
  N013       0.262%        0.125%       8.378%       06/21/96      08/01/96
  N014       0.262%        0.125%       9.248%       09/26/96      11/01/96
  N015       0.262%        0.125%       8.668%       09/24/96      11/01/96
  C016       0.262%        0.125%       9.838%       08/06/96      10/01/96
  N017       0.262%        0.125%       8.888%       08/05/96      10/01/96
  N018       0.257%        0.120%       8.493%       03/21/96      05/01/96
  C019       0.262%        0.125%       8.948%       06/26/96      08/01/96
  N020       0.257%        0.120%       8.913%       02/29/96      04/01/96
  N021       0.262%        0.125%       8.658%       05/22/96      07/01/96
  N022       0.307%        0.170%       8.843%       08/08/96      10/01/96
  N023       0.262%        0.125%       8.378%       06/21/96      08/01/96
  N024       0.257%        0.120%       8.413%       02/29/96      04/01/96
  N025       0.262%        0.125%       8.978%       08/27/96      10/01/96
  N026       0.262%        0.125%       9.018%       05/31/96      07/01/96
  N027       0.262%        0.125%       9.088%       06/28/96      08/01/96
  N028       0.262%        0.125%       8.378%       06/21/96      08/01/96
  C029       0.262%        0.125%       9.698%       07/11/96      08/01/96
  N030       0.262%        0.125%       8.698%       07/26/96      09/01/96
  N031       0.262%        0.125%       9.368%       07/17/96      09/01/96
  N032       0.262%        0.125%       8.678%       09/16/96      11/01/96
  N033       0.262%        0.125%       8.458%       07/19/96      09/01/96
  N034       0.262%        0.125%       8.238%       05/30/96      07/01/96
  C035       0.262%        0.125%       8.058%       09/13/96      11/01/96
  N036       0.262%        0.125%       9.468%       09/04/96      11/01/96
  N037       0.262%        0.125%       8.458%       09/09/96      11/01/96
  N038       0.257%        0.120%       8.413%       03/25/96      05/01/96
  N039       0.257%        0.120%       8.403%       03/21/96      05/01/96
  N040       0.262%        0.125%       9.468%       09/04/96      11/01/96
  N041       0.262%        0.125%       9.138%       06/07/96      08/01/96
  N042       0.262%        0.125%       8.848%       05/28/96      07/01/96
  N043       0.262%        0.125%       8.698%       07/26/96      09/01/96
  N044       0.287%        0.150%       8.903%       08/28/96      10/01/96
  N045       0.262%        0.125%       9.408%       09/10/96      11/01/96
  C046       0.262%        0.125%       7.908%       08/05/96      10/01/96
  C047       0.262%        0.125%       8.908%       11/12/96      01/01/97
  N048       0.262%        0.125%       8.888%       06/07/96      08/01/96
  N049       0.257%        0.120%       8.033%       03/07/96      05/01/96
  N050       0.257%        0.120%       7.753%       02/02/96      04/01/96
  C051       0.262%        0.125%       9.698%       07/11/96      08/01/96
  C052       0.262%        0.125%       8.598%       08/09/96      10/01/96
  N053       0.387%        0.250%       9.373%       05/16/96      07/01/96
  N054       0.262%        0.125%       8.438%       09/17/96      11/01/96
  N055       0.262%        0.125%       8.543%       09/26/96      11/01/96
  C056       0.262%        0.125%       7.928%       08/22/96      10/01/96
  N057       0.287%        0.150%       8.703%       07/15/96      09/01/96
  N058       0.287%        0.150%       8.823%       05/16/96      07/01/96
  C059       0.262%        0.125%       8.113%       01/26/94      03/01/94
  N060       0.287%        0.150%       8.183%       11/04/96      01/01/97
  N061       0.287%        0.150%       8.333%       10/30/96      12/01/96
  C062       0.262%        0.125%       8.758%       07/03/96      09/01/96
  N063       0.287%        0.150%       8.643%       07/19/96      09/01/96
  N064       0.337%        0.200%       7.713%       01/11/96      03/01/96
  N065       0.262%        0.125%       8.403%       05/30/96      08/01/96
  C066       0.262%        0.125%       8.638%       07/15/96      09/01/96
  C067       0.262%        0.125%       8.288%       10/08/96      12/01/96

(i)    Administrative Fee Rate includes the Sub-Servicer Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days and a 360-day year, the amortization term is the term in which the Mortgage Loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

(iii) Monthly payment steps down to $8,433.02 in the 73rd month of the Mortgage Loan.

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

 CONTROL    LOAN
 NUMBER    NUMBER            PROPERTY NAME                       PROPERTY ADDRESS                       CITY           STATE
-------  --------  --------------------------------  ---------------------------------------  ----------------------  -----
 N068     100185   Walnut Gardens                     6700 Northwest 16th Street                Oklahoma City            OK
 N069     100197   Jefferson Shadows Apartments       9971 Jefferson Highway                    Baton Rouge              LA
 C070   655151-7   Lantern Square Apartments          1151 Meadow Lane                          Waterloo                 IA
 N071     100195   Longwood Apartments                2012 West Second St.                      Long Beach               MS
 C072   655147-8   Colonial Fountain Terrace          33-26 Cooper Place                        New Haven                CT
 C073   655178-2   Walnut Square Apartments           201 S. 13th Street                        Philadelphia             PA
 C074   655172-2   Willington Oaks                    380 Daleville Road                        Willington               CT
 C075   644110-6   Prescott Place Apartments          3475 Steve Road                           Memphis                  TN
 C076   655149-4   Cottonwood Terrace                 8176 South 1300 East                      Sandy                    UT
 N077     100210   Grosvenor Square                   74 Woodbine Street                        Kernersville             NC
 C078   650872-2   Cypresswood Apartments             564 Cypress Lane                          Greenville               MS
 N079     100204   Grand Concourse Apartments         2255 Grand Concourse                      Bronx                    NY
 N080     100170   Barstone Apartments                913 Honeysuckle Rd.                       Dothan                   AL
 C081   655173-7   Liberty View Apartments            2031 South Street                         Philadelphia             PA
 N082     100183   The Arbors of Macarthur            1601 North MacArthur Blvd.                Oklahoma City            OK
 C083   650886-1   Highlander Apartments              10621 Monaco Drive                        Jacksonville             FL
 C084   655150-4   Colonial Gardens                   455 West State Street                     Trenton                  NJ
 C085   655175-3   Pin Oak MHC                        429 S. Baltimore St.                      Dillsburg (Harrisburg)   PA
 N086     216807   Highpointe Village                 308 S. Clark Road                         Cedar Hill               TX
 C087   650886-7   Belvedere Apartments               2625 Belvedere Drive                      Jackson                  MS
 C088   650905-1   The Birches Apartments             1466 Birch Bend Road                      Memphis                  TN
 C089   655177-9   Clayton Court                      Duck Creek Road                           Clayton (Dover)          DE
 N090     100200   Berkshire Square Apartments        2617, 2647, 2667 W. Evans Ave.            Denver                   CO
 C091   650875-1   Maple Ridge Apartments             3373 Regal Plaza Drive                    Memphis                  TN
 C092   655158-8   The Rockland                       541-7 West 180th Street                   New York                 NY
 C093   650772-3   Hickory Hills Apartments           3491 Graceland Drive                      Memphis                  TN
 N094     100211   Windriver Apartments               8725 Calmont Avenue                       Ft. Worth                TX
 N095     100212   Park Street Apartments             76, 80 & 90 Park Street                   Lynn                     MA
 C096   655159-1   Tanglewood Apartments              1111 Musken Road                          Abilene                  TX
 C097   655176-6   Midtown Apartments                 1216-18 Walnut Street                     Philadelphia             PA
C098A   655089-3   Woodgate Court Apartmentsv         1433 Covington Road                       Piqua                    OH
C098B   655089-3   Ivy Court Apartmentsv              311 Jefferson Avenue                      Urbana                   OH
 N099     100215   Yorkleigh Apartments               103 Yorkleigh Ave.                        Jamestown                NC
 C100   650773-6   The Loft Apartments                4187 Rainbranch Drive                     Memphis                  TN
 N101     100184   Apple Tree Apartments              6014 Northwest 23rd Street                Oklahoma City            OK
 C102   655179-5   3920 Broadway                      3920 Broadway                             New York                 NY
 C103   650868-3   Cypress Lane Apartments            1224 29th Street                          Gulfport                 MS
 C104   655130-0   Foxglove Apartments                1117 South Street                         Wilmington               OH
 C105   655137-1   Randall Court Apartments           6090 Terry Road                           Jacksonville             FL
 C106   655138-4   Greenglen Apartments               2015 N. McCord Road                       Lucas County             OH
 C107   655134-2   Andover Court Apartments           145 Newell Street                         Painesville Twnshp       OH
 N108     100117   Gatehouse Apartments               4040 Parliament Dr.                       Alexandria               LA
 C109   650547-9   Silver Pines Apartments            7225 Crane Avenue                         Jacksonville             FL
 N110     100186   56 Fort Washington Avenue          West 161st Street & Ft. Washington Ave.   New York                 NY
 C111   655142-3   Kempwood Townhomes                 8800-8888 Kempwood Drive                  Houston                  TX
 C112   655086-4   Bridgepoint II Apts                1500 Monument Road                        Jacksonville             FL
 C113   655168-5   DiSaronno Plaza                    80 Cottontail Lane                        Somerset                 NJ
 C114   650996-7   Midstate Office Park               15,19,23 & 27 Midstate Drive              Auburn                   MA
 C115   655125-8   Twelve Oaks Office Building        5401 Kingston Pike                        Knoxville                TN
 C116   655104-1   Reid Road Warehouse                3085 Reid Road                            Grand Blanc              MI
 C117   655105-4   Studio Center                      23801 Industrial Park                     Farmington Hills         MI
 C118   650907-7   Badanco/994 Riverview              994 Riverview Drive                       Totowa                   NJ
 N119     300001   Arville Industrial Park            4520 Arville Street                       Las Vegas                NV
 N120     951221   Winn Dixie Warehouse               1053 East Whitaker Mill Road              Raleigh                  NC
 C121   655171-1   Brewer's Hill Business Center      3701 Dillon Street                        Baltimore                MD
 N122     300005   Holiday Inn Woodlawn               212 W. Woodlawn Road                      Charlotte                NC
 N123     300006   Hampton Inn Executive Park         440 Griffith Road                         Charlotte                NC
 N124     300017   Holiday Inn Gulf Breeze            51 Gulf Breeze Pkwy                       Gulf Breeze              FL
 N125     300011   Howard Johnson, Coliseum           3030 High Point Road                      Greensboro               NC
 N126     400005   Phoenix Nursing Center             2055 Rex Road                             Lake City                GA
 N127     962355   Heatherdowns Convalescent Center   2401 Cass Road                            Toledo                   OH
 N128     951325   Harahan Living Center              405 Folse Drive                           Harahan                  LA
 N129     962354   McCrea Manor                       2040 McCrea Street                        Alliance                 OH
 N130     400004   Eden Pines                         550 Flank Road                            Petersburg               VA
TOTALS / WEIGHTED AVERAGES

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                          ANTICIPATED LOAN
CONTROL    ZIP    PROPERTY      ORIGINAL    CUT-OFF DATE     BALANCE AT     MORTGAGE   MORTGAGE
 NUMBER   CODE      TYPE        BALANCE       BALANCE         MATURITY      RATE TYPE    RATE
-------  -----  -----------  ------------  ------------  ----------------  ---------  --------
  N068    73127  MULTIFAMILY   $4,200,000    $4,177,693      $3,487,725       FIXED      9.160%
  N069    70809  MULTIFAMILY    4,000,000     3,993,645       3,618,488       FIXED      8.510%
  C070    50701  MULTIFAMILY    3,275,000     3,269,294       2,914,941       FIXED      8.740%
  N071    39560  MULTIFAMILY    3,200,000     3,192,988       2,863,801       FIXED      9.040%
  C072    06050  MULTIFAMILY    3,180,000     3,141,078       3,009,850       FIXED     10.000%
  C073    19146  MULTIFAMILY    3,150,000     3,138,950       2,616,384       FIXED      9.170%
  C074    06279  MULTIFAMILY    3,000,000     2,994,628       2,482,177       FIXED      9.000%
  C075    38111  MULTIFAMILY    2,947,000     2,938,521       2,626,888       FIXED      8.820%
  C076    84094  MULTIFAMILY    2,775,000     2,695,148       2,296,013       FIXED      9.000%
  N077    27284  MULTIFAMILY    2,650,000     2,650,000       2,396,971       FIXED      8.500%
  C078    38701  MULTIFAMILY    2,450,000     2,445,947       2,190,636       FIXED      8.990%
  N079    10453  MULTIFAMILY    2,375,000     2,373,608       2,242,198       FIXED      8.660%
  N080    36301  MULTIFAMILY    2,350,000     2,337,695       2,180,126       FIXED      8.240%
  C081    19146  MULTIFAMILY    2,165,000     2,157,342       1,796,213       FIXED      9.120%
  N082    73127  MULTIFAMILY    2,000,000     1,989,377       1,660,821       FIXED      9.160%
  C083    32218  MULTIFAMILY    1,930,000     1,927,888       1,726,303       FIXED      9.010%
  C084    08650  MULTIFAMILY    1,923,000     1,902,552       1,820,107       FIXED     10.000%
  C085    17019  MOBILE HOME    1,875,000     1,871,763       1,559,123       FIXED      9.220%
  N086    75104  MULTIFAMILY    1,900,000     1,866,531       1,715,779       FIXED      9.530%
  C087    39212  MULTIFAMILY    1,867,000     1,861,958       1,544,387       FIXED      8.990%
  C088    38116  MULTIFAMILY    1,850,000     1,846,983       1,656,224       FIXED      9.060%
  C089    19938  MOBILE HOME    1,830,000     1,821,810       1,516,553       FIXED      9.070%
  N090    80219  MULTIFAMILY    1,700,000     1,698,438       1,432,896       FIXED      8.820%
  C091    38116  MULTIFAMILY    1,650,000     1,645,114       1,466,949       FIXED      8.680%
  C092    10033  MULTIFAMILY    1,600,000     1,598,452       1,308,645       FIXED      8.510%
  C093    38116  MULTIFAMILY    1,600,000     1,593,107       1,332,830       FIXED      9.300%
  N094    75041  MULTIFAMILY    1,560,000     1,559,095       1,387,715       FIXED      8.710%
  N095    01905  MULTIFAMILY    1,522,000     1,519,377       1,265,876       FIXED      9.230%
  C096    79604  MULTIFAMILY    1,500,000     1,498,655       1,240,233       FIXED      8.970%
  C097    19146  MULTIFAMILY    1,500,000     1,494,738       1,245,897       FIXED      9.170%
 C098A    45356  MULTIFAMILY      720,000       717,015         602,812       FIXED      9.530%
 C098B    43078  MULTIFAMILY      780,000       776,766         653,047       FIXED      9.530%
  N099    27282  MULTIFAMILY    1,400,000     1,399,200       1,274,015       FIXED      8.780%
  C100    38116  MULTIFAMILY    1,379,500     1,375,668       1,233,463       FIXED      8.990%
  N101    73101  MULTIFAMILY    1,300,000     1,293,095       1,079,534       FIXED      9.160%
  C102    10032  MULTIFAMILY    1,200,000     1,198,837         981,247       FIXED      8.500%
  C103    39501  MULTIFAMILY    1,200,000     1,197,403       1,075,071       FIXED      9.100%
  C104    45177  MULTIFAMILY    1,200,000     1,195,769         996,043       FIXED      9.140%
  C105    32216  MULTIFAMILY    1,190,000     1,186,029         995,016       FIXED      9.470%
  C106    43615  MULTIFAMILY    1,140,000     1,136,196         953,208       FIXED      9.470%
  C107    44077  MULTIFAMILY    1,120,000     1,116,231         935,459       FIXED      9.420%
  N108    71303  MULTIFAMILY    1,007,000     1,000,106         884,295       FIXED      8.050%
  C109    32216  MULTIFAMILY      850,000       849,095         762,046       FIXED      9.140%
  N110    10032  MULTIFAMILY      794,000       793,379         730,026       FIXED      9.250%
  C111    77080  MULTIFAMILY      775,000       773,666         690,564       FIXED      8.800%
  C112    32225  MULTIFAMILY      735,000       731,947         615,238       FIXED      9.520%
  C113    08873    OFFICE       4,300,000     4,296,346       3,581,187       FIXED      9.290%
  C114    01501    OFFICE       3,640,000     3,634,015       3,046,229       FIXED      9.510%
  C115    37919    OFFICE       2,500,000     2,500,000       2,071,794       FIXED      9.070%
  C116    48439  INDUSTRIAL     6,600,000     6,366,623       5,572,587       FIXED     10.250%
  C117    48024  INDUSTRIAL     5,964,666     5,778,934       5,466,358       FIXED      9.900%
  C118    07512  INDUSTRIAL     4,200,000     4,185,412       3,493,219       FIXED      9.230%
  N119    89103  INDUSTRIAL     3,300,000     3,273,861       2,699,732       FIXED      8.520%
  N120    27604  INDUSTRIAL     2,250,000     2,192,440       1,539,681       FIXED      8.505%
  C121    21224  INDUSTRIAL     1,450,000     1,448,715       1,200,818       FIXED      9.040%
  N122    28210     HOTEL      10,450,000    10,397,716       7,791,334       FIXED      9.690%
  N123    28210     HOTEL       5,200,000     5,173,983       3,877,028       FIXED      9.690%
  N124    32561     HOTEL       5,100,000     5,080,888       3,828,427       FIXED      9.920%
  N125    27403     HOTEL       3,350,000     3,336,945       2,493,577       FIXED      9.650%
  N126    30260  HEALTHCARE     6,000,000     5,982,074       5,537,283       FIXED      9.990%
  N127    43614  HEALTHCARE     5,600,000     5,566,003       5,023,389       FIXED      8.940%
  N128    70123  HEALTHCARE     5,500,000     5,456,914       4,564,003       FIXED      8.990%
  N129    44601  HEALTHCARE     3,500,000     3,484,929       3,199,832       FIXED      9.400%
  N130    23805  HEALTHCARE     1,900,000     1,893,162       1,618,669       FIXED      9.199%
TOTALS / WEIGHTED AVERAGES   $460,329,863  $458,055,542    $388,154,025                  9.066%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

CONTROL  ADMINISTRATIVE  SUB-SERVICER     MORTGAGE    NOTE       PAYMENT
 NUMBER    FEE RATE I      FEE RATE       RATE        DATE         DATE
------- --------------  ------------     --------  --------     --------
  N068       0.337%         0.200%         8.823%   05/20/96     07/01/96
  N069       0.337%         0.200%         8.173%   08/06/96     10/01/96
  C070       0.262%         0.125%         8.478%   08/21/96     10/01/96
  N071       0.337%         0.200%         8.703%   07/23/96     09/01/96
  C072       0.262%         0.125%         9.738%   10/27/94     12/01/94
  C073       0.262%         0.125%         8.908%   07/03/96     09/01/96
  C074       0.262%         0.125%         8.738%   09/30/96     11/01/96
  C075       0.262%         0.125%         8.558%   06/26/96     08/01/96
  C076       0.262%         0.125%         8.738%   06/30/94     08/01/94
  N077       0.287%         0.150%         8.213%   11/01/96     01/01/97
  C078       0.262%         0.125%         8.728%   08/08/96     10/01/96
  N079       0.337%         0.200%         8.323%   10/16/96     12/01/96
  N080       0.337%         0.200%         7.903%   03/19/96     05/01/96
  C081       0.262%         0.125%         8.858%   07/03/96     09/01/96
  N082       0.337%         0.200%         8.823%   05/20/96     07/01/96
  C083       0.262%         0.125%         8.748%   09/17/96     11/01/96
  C084       0.262%         0.125%         9.738%   01/27/95     03/01/95
  C085       0.262%         0.125%         8.958%   09/03/96     11/01/96
  N086       0.387%         0.250%         9.143%   03/16/95     05/01/95
  C087       0.262%         0.125%         8.728%   08/08/96     10/01/96
  C088       0.262%         0.125%         8.798%   08/02/96     10/01/96
  C089       0.262%         0.125%         8.808%   07/01/96     08/01/96
  N090       0.287%         0.150%         8.533%   10/30/96     12/01/96
  C091       0.262%         0.125%         8.418%   06/12/96     08/01/96
  C092       0.262%         0.125%         8.248%   10/10/96     12/01/96
  C093       0.262%         0.125%         9.038%   06/24/96     08/01/96
  N094       0.287%         0.150%         8.423%   10/08/96     12/01/96
  N095       0.387%         0.250%         8.843%   09/12/96     11/01/96
  C096       0.262%         0.125%         8.708%   10/10/96     12/01/96
  C097       0.287%         0.150%         8.883%   07/03/96     09/01/96
 C098A       0.262%         0.125%         9.268%   06/24/96     08/01/96
 C098B       0.262%         0.125%         9.268%   06/24/96     08/01/96
  N099       0.287%         0.150%         8.493%   10/03/96     12/01/96
  C100       0.262%         0.125%         8.728%   06/26/96     08/01/96
  N101       0.337%         0.200%         8.823%   05/20/96     07/01/96
  C102       0.262%         0.125%         8.238%   10/31/96     12/01/96
  C103       0.262%         0.125%         8.838%   07/01/96     09/01/96
  C104       0.262%         0.125%         8.878%   07/23/96     09/01/96
  C105       0.262%         0.125%         9.208%   08/01/96     09/01/96
  C106       0.262%         0.125%         9.208%   08/01/96     09/01/96
  C107       0.262%         0.125%         9.158%   07/30/96     09/01/96
  N108       0.337%         0.200%         7.713%   01/11/96     03/01/96
  C109       0.262%         0.125%         8.878%   08/28/96     11/01/96
  N110       0.337%         0.200%         8.913%   09/11/96     11/01/96
  C111       0.262%         0.125%         8.538%   08/05/96     10/01/96
  C112       0.262%         0.125%         9.258%   06/17/96     08/01/96
  C113       0.262%         0.125%         9.028%   10/31/96     12/01/96
  C114       0.262%         0.125%         9.248%   09/26/96     11/01/96
  C115       0.262%         0.125%         8.808%   11/05/96     01/01/97
  C116       0.262%         0.125%         9.988%   10/07/94     12/01/94
  C117       0.262%         0.125%         9.638%   04/28/94     05/01/94
  C118       0.262%         0.125%         8.968%   07/03/96     09/01/96
  N119       0.257%         0.120%         8.263%   03/13/96     05/01/96
  N120       0.382%         0.245%         8.123%   02/29/96     04/01/96
  C121       0.287%         0.150%         8.753%   10/16/96     12/01/96
  N122       0.262%         0.125%         9.428%   07/19/96     09/01/96
  N123       0.262%         0.125%         9.428%   07/19/96     09/01/96
  N124       0.262%         0.125%         9.658%   08/28/96     10/01/96
  N125       0.312%         0.175%         9.338%   08/08/96     10/01/96
  N126       0.362%         0.225%         9.628%   06/07/96     08/01/96
  N127       0.262%         0.125%         8.678%   04/11/96     06/01/96
  N128       0.317%         0.180%         8.673%   02/16/96     04/01/96
  N129       0.262%         0.125%         9.138%   05/15/96     07/01/96
  N130       0.337%         0.200%         8.862%   06/19/96     08/01/96
TOTALS /     0.270%         0.133%         8.796%

(i)    Administrative Fee Rate includes the Sub-Servicer Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days and a 360-day year, the amortization term is the term in which the Mortgage Loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

(v) These two Mortgaged Properties secure one Mortgage Loan evidenced by one Mortgage Note. An original balance was attributed to each such Mortgaged Property for the purpose of determining (among other things) a Cut-off Date LTV Ratio, a U/W DSCR and a 1995 DSCR for each such Mortgaged Property.




                                2





                ORIGINAL    ORIGINAL               REMAINING
                TERM TO   AMORTIZATION              TERM TO                   CROSS-
    MONTHLY     MATURITY      TERM      SEASONING  MATURITY    MATURITY   COLLATERALIZED
    PAYMENT     (MONTHS)   (MONTHS)II   (MONTHS)   (MONTHS)      DATE         LOANS
-------------  --------  ------------  ---------  ---------  ----------  --------------
  $155,920.25     120         360           7         113     05/01/2006        No
   129,570.12     120         336           2         118     10/01/2006        No
    76,893.68     120         360           3         117     09/01/2006        No
    76,429.58     120         360           3         117     09/01/2006      Yes(2)
    75,583.46     120         336           5         115     07/01/2006        No
    68,901.84     120         360           2         118     10/01/2006        No
    66,536.04     120         288           2         118     10/01/2006        No
    61,853.13     120         324           3         117     09/01/2006        No
    56,626.05     120         360           3         117     09/01/2006        No
    46,613.06      84         300           4          80     08/01/2003        No
    47,708.52     120         240           8         112     04/01/2006        No
    37,438.20     120         300           6         114     06/01/2006        No
    35,560.93     120         300           5         115     07/01/2006      Yes(4)
    32,789.70     120         300           2         118     10/01/2006        No
    29,204.28     120         300           2         118     10/01/2006        No
    28,994.50     120         360           3         117     09/01/2006      Yes(2)
    25,729.84     120         300           3         117     09/01/2006        No
    24,664.31     120         300           8         112     04/01/2006        No
    29,094.29     180         180           5         175     07/01/2011        No
    25,317.13     120         240           9         111     03/01/2006        No
    22,946.26     120         300           6         114     06/01/2006        No
    24,553.68     120         240           3         117     09/01/2006        No
    21,263.24     120         300           5         115     07/01/2006      Yes(4)
    21,234.60     120         300           9         111     03/01/2006        No
    21,820.14     120         300           3         117     09/01/2006        No
    21,057.85     120         300           6         114     06/01/2006        No
    20,969.37      84         300           5          79     07/01/2003        No
    19,756.07     120         300           5         115     07/01/2006      Yes(4)
    19,929.42     120         300           5         115     07/31/2006      Yes(1)
    23,025.22     120         168           4         116     08/01/2006      Yes(5)
    18,573.07     120         300           4         116     08/01/2006        No
    15,644.35     120         360           2         118     10/01/2006        No
    15,992.07     120         300           4         116     08/01/2006        No
    15,701.93     120         300           6         114     06/01/2006        No
    18,210.53     180         186           2         178     10/01/2011        No
    21,460.42     144         144           2         142     10/01/2008        No
    14,122.06     120         360           2         118     10/01/2006        No
    14,700.88     120         300           8         112     04/01/2006        No
    14,427.55     120         300           8         112     04/01/2006        No
    20,788.09     144         144           2         142     10/01/2008        No
    15,073.33     120         300           5         115     07/01/2006        No
    14,523.32     120         300           6         114     06/01/2006        No
    17,792.21     120         168           4         116     08/01/2006      Yes(5)
    13,934.21     120         300           3         117     09/01/2006        No
    11,331.41     120         300           2         118     10/01/2006        No
    19,980.58      84          84           3          81     09/01/2003        No
    10,423.14     120         300           0         120     12/01/2006        No
     9,981.53     120         300           5         115     07/01/2006        No
     9,742.19     120         240           8         112     04/01/2006        No
    10,933.02     120         240           9         111     03/01/2006        No
     9,964.71     120         300           5         115     07/31/2006      Yes(1)
     9,798.16     120         240           3         117     09/01/2006        No
     8,874.78      84         240           6          78     06/01/2003        No
   177,770.97      84         360           2          82     10/01/2003        No
    71,172.68      84         360           2          82     10/01/2003        No
    53,787.80     120         360           3         117     09/01/2006        No
    54,191.00     120         360           4         116     08/01/2006        No
    54,936.61     120         300           6         114     06/01/2006        No
    49,594.71     120         360          34          86     02/01/2004        No
    46,390.76     120         360           0         120     12/01/2006        No
    39,027.19      84         360           1          83     11/01/2003        No
    40,347.19     120         300           4         116     08/01/2006        No
    37,580.78     120         360           4         116     08/01/2006        No
    34,193.80     120         360          10         110     02/01/2006      Yes(3)
    35,597.07      84         360           5          79     07/01/2003        No
    37,352.12     120         300           4         116     08/01/2006        No
    32,829.54     120         360           1         119     11/01/2006        No

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          LOCKOUT
    MONTHLY     RELATED  EXPIRATION
    PAYMENT      LOANS      DATE                            PREPAYMENT PENALTY DESCRIPTION
-------------  -------  ----------  -----------------------------------------------------------------------------
 $155,920.25      No     04/30/2000    YM years 5-9.5; 0 last 6 months
  129,570.12      No     09/30/2000    YM years 5-9.5; 0 last 6 months
   76,893.68      No     08/31/2000    YM years 5-9.5; 0 last 6 months
   76,429.58    Yes(e)   08/31/2000    YM years 5-9.5; 0 last 6 months
   75,583.46      No     06/30/2000    YM years 5-9.5; 0 last 6 months
   68,901.84      No      11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   66,536.04      No      11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   61,853.13      No     08/31/2000    YM years 5-9.5; 0 last 6 months
   56,626.05      No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   46,613.06      No      09/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
   47,708.52      No      05/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   37,438.20      No      07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   35,560.93    Yes(m)    08/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   32,789.70      No      11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   29,204.28      No      11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   28,994.50    Yes(e)   08/31/2000    YM years 5-9.5; 0 last 6 months
   25,729.84    Yes(t)    10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   24,664.31      No      05/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   29,094.29      No     06/30/2001    YM years 6-10; 0 last 5 years
   25,317.13    Yes(s)    04/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   22,946.26    Yes(r)    07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   24,553.68      No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   21,263.24    Yes(m)    08/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   21,234.60    Yes(t)    04/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   21,820.14      No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   21,057.85      No      07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   20,969.37      No      08/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
   19,756.07    Yes(m)    08/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   19,929.42    Yes(b)   07/31/2000    YM years 5-9.5; 0 last 6 months
   23,025.22    Yes(r)    09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   18,573.07      No      09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   15,644.35    Yes(l)    11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   15,992.07      No      09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   15,701.93      No      07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   18,210.53      No     09/30/2003    YM years 8-14; 0 last 12 months
   21,460.42    Yes(u)    11/01/99     Greater of 1% of UPB or YM for yrs 4-9; 3% yr10; 2% yr11; 1% yr12; 0 last 5 mths
   14,122.06    Yes(l)    11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   14,700.88      No      04/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   14,427.55    Yes(s)    05/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   20,788.09    Yes(u)    11/01/99     Greater of 1% of UPB or YM for yrs 4-9; 3% yr10; 2% yr11; 1% yr12; 0 last 5 mths
   15,073.33    Yes(t)    08/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   14,523.32      No      07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   17,792.21    Yes(r)    09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   13,934.21      No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   11,331.41      No      11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   19,980.58      No      08/31/98     YM years 3-6.5; 0 last 6 months
   10,423.14      No     11/30/2000    YM years 5-9.5; 0 last 6 months
    9,981.53    Yes(t)    08/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    9,742.19      No      05/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   10,933.02      No      04/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    9,964.71    Yes(b)   07/31/2000    YM years 5-9.5; 0 last 6 months
    9,798.16      No     08/30/2000    YM years 5-9.5; 0 last 6 months
    8,874.78      No      07/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
  177,770.97    Yes(k)    11/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
   71,172.68    Yes(k)    11/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
   53,787.80      No     08/31/2000    YM years 5-9.5; 0 last 6 months
   54,191.00      No      09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1.5% yr10; 0 last 5 mths
   54,936.61    Yes(j)    07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   49,594.71      No        n/a        Greater of 1% of UPB or YM for yrs 0-9; 1% yr 10; 0 last 3 mths
   46,390.76      No     01/01/2000    Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   39,027.19      No      12/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
   40,347.19    Yes(g)   07/31/2000    YM years 5-9.5; 0 last 6 months
   37,580.78      No      09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   34,193.80    Yes(p)    03/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
   35,597.07      No      08/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
   37,352.12      No     07/31/2000    YM years 5-9.5; 0 last 6 months
   32,829.54      No     10/31/2000    YM years 5-9.5; 0 last 6 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                ORIGINAL    ORIGINAL               REMAINING
                TERM TO   AMORTIZATION              TERM TO                   CROSS-
    MONTHLY     MATURITY      TERM      SEASONING  MATURITY    MATURITY   COLLATERALIZED
    PAYMENT     (MONTHS)   (MONTHS)II   (MONTHS)   (MONTHS)      DATE         LOANS
-------------  --------  ------------  ---------  ---------  ----------  --------------
  $ 35,707.56     120         300           6         114     06/01/2006      Yes(7)
    30,784.89     120         360           3         117     09/01/2006        No
    25,741.05     120         360           3         117     09/01/2006        No
    25,840.08     120         360           4         116     08/01/2006        No
    27,906.77      84         360          25          59     11/01/2001        No
    26,802.35     120         300           4         116     08/01/2006        No
    25,175.89     120         300           2         118     10/01/2006        No
    23,331.55     120         360           5         115     07/01/2006        No
    23,287.70     120         300          29          91     07/01/2004        No
    20,376.21     120         360           0         120     12/01/2006        No
    19,695.63     120         360           3         117     09/01/2006        No
    18,531.68      84         360           1          83     11/01/2003        No
    17,638.25      84         360           8          76     04/01/2003        No
    18,346.84     120         300           4         116     08/01/2006        No
    17,003.60     120         300           6         114     06/01/2006      Yes(7)
    15,543.11     120         360           2         118     10/01/2006        No
    16,875.70      84         360          22          62     02/01/2002        No
    16,018.36     120         300           2         118     10/01/2006        No
    16,639.88      84         300          20          64     04/01/2002        No
    15,655.01     120         300           3         117     09/01/2006        No
    14,965.46     120         360           3         117     09/01/2006        No
    15,445.11     120         300           5         115     07/01/2006        No
    14,057.38     120         300           1         119     11/01/2006        No
    12,898.16     120         360           5         115     07/01/2006        No
    12,894.42     120         300           1         119     11/01/2006        No
    13,757.36     120         300           5         115     07/01/2006        No
    12,227.99     120         360           1         119     11/01/2006        No
    13,013.13     120         300           2         118     10/01/2006        No
    12,557.14     120         300           1         119     11/01/2006        No
    12,763.02     120         300           4         116     08/01/2006        No
     6,305.64     120         300           5         115     07/01/2006        No
     6,831.11     120         300           5         115     07/01/2006        No
    11,043.82     120         360           1         119     11/01/2006        No
    11,089.84     120         360           5         115     07/01/2006        No
    11,052.34     120         300           6         114     06/01/2006      Yes(7)
     9,662.73     120         300           1         119     11/01/2006        No
     9,741.94     120         360           4         116     08/01/2006        No
    10,185.65     120         300           4         116     08/01/2006        No
    10,372.18     120         300           4         116     08/01/2006        No
     9,936.38     120         300           4         116     08/01/2006        No
     9,723.19     120         300           4         116     08/01/2006        No
     7,424.14     120         360          10         110     02/01/2006      Yes(3)
     6,925.09     120         360           2         118     10/01/2006        No
     6,532.04     120         360           2         118     10/01/2006        No
     6,124.62     120         360           3         117     09/01/2006        No
     6,431.89     120         300           5         115     07/01/2006        No
    36,943.18     120         300           1         119     11/01/2006        No
    31,827.87     120         300           2         118     10/01/2006        No
    21,099.88     120         300           0         120     12/01/2006        No
    64,788.46      84         240          25          59     11/01/2001        No
    54,303.93      72         288          32          40     04/01/2000        No
    35,910.09     120         300           4         116     08/01/2006        No
    26,616.99     120         300           8         112     04/01/2006        No
    22,163.23      84         180           9          75     03/01/2003        No
    12,208.09     120         300           1         119     11/01/2006        No
    98,707.91     120         240           4         116     08/01/2006      Yes(6)
    49,117.81     120         240           4         116     08/01/2006      Yes(6)
    48,946.09     120         240           3         117     09/01/2006        No
    31,555.26     120         240           3         117     09/01/2006        No
    54,479.75      84         300           5          79     07/01/2003        No
    47,265.16      84         300           7          77     05/01/2003        No
    46,612.77     120         300           9         111     03/01/2006        No
    30,336.44      84         300           6          78     06/01/2003        No
    16,204.44     120         300           5         115     07/01/2006        No
$3,884,681.75     113         315           5         108


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                          LOCKOUT
    MONTHLY     RELATED  EXPIRATION
    PAYMENT      LOANS      DATE                            PREPAYMENT PENALTY DESCRIPTION
-------------  -------  ----------     -----------------------------------------------------------------------------
$   35,707.56   Yes(j)    07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    30,784.89     No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    25,741.05     No     08/31/2000    YM years 5-9.5; 0 last 6 months
    25,840.08   Yes(i)    09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    27,906.77     No        n/a        Greater of 1% of UPB or YM for yrs 0-6; 1% yr 7; 0 last 3 mths
    26,802.35   Yes(g)   07/31/2000    YM years 5-9.5; 0 last 6 months
    25,175.89     No     09/30/2000    YM years 5-9.5; 0 last 6 months
    23,331.55   Yes(a)   06/30/2000    YM years 5-9.5; 0 last 6 months
    23,287.70     No        n/a        Greater of 1% of UPB or YM for yrs 0-9; 1% yr 10; 0 last 3 mths
    20,376.21     No     01/01/2000    Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    19,695.63   Yes(c)   08/31/2000    YM years 5-9.5; 0 last 6 months
    18,531.68   Yes(o)    12/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
    17,638.25     No      05/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
    18,346.84   Yes(g)   07/31/2000    YM years 5-9.5; 0 last 6 months
    17,003.60   Yes(j)    07/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    15,543.11     No     09/30/2000    YM years 5-9.5; 0 last 6 months
    16,875.70     No        n/a        Greater of 1% of UPB or YM for years 0-6; 1% yr7; 0 last 3 mths
    16,018.36   Yes(h)   10/31/2000    YM years 5-9.5; 0 last 6 months
    16,639.88     No        n/a        Greater of 1% of UPB or YM for yrs 0-5; 2% yr6; 1% yr7; 0 last 5 mths
    15,655.01   Yes(c)   08/31/2000    YM years 5-9.5; 0 last 6 months
    14,965.46     No     08/31/2000    YM years 5-9.5; 0 last 6 months
    15,445.11   Yes(h)   07/31/2000    YM years 5-9.5; 0 last 6 months
    14,057.38     No      12/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    12,898.16     No     06/30/2000    YM years 5-9.5; 0 last 6 months
    12,894.42   Yes(f)   10/31/2000    YM years 5-9.5; 0 last 6 months
    13,757.36     No     06/30/2000    YM years 5-9.5; 0 last 6 months
    12,227.99     No      12/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    13,013.13     No      11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    12,557.14     No     10/31/2000    YM years 5-9.5; 0 last 6 months
    12,763.02   Yes(g)   07/31/2000    YM years 5-9.5; 0 last 6 months
     6,305.64   Yes(d)   06/30/2000    YM years 5-9; 0 last 12 months
     6,831.11   Yes(d)   06/30/2000    YM years 5-9; 0 last 12 months
    11,043.82     No      12/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    11,089.84   Yes(a)   06/30/2000    YM years 5-9.5; 0 last 6 months
    11,052.34   Yes(j)      n/a        Greater of 1% of UPB or YM for yrs 0-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
     9,662.73   Yes(f)   10/31/2000    YM years 5-9.5; 0 last 6 months
     9,741.94   Yes(i)   07/31/2000    YM years 5-9.5; 0 last 6 months
    10,185.65     No     07/31/2000    YM years 5-9; 0 last 12 months
    10,372.18   Yes(d)   07/31/2000    YM years 5-9; 0 last 12 months
     9,936.38     No     07/31/2000    YM years 5-9.5; 0 last 6 months
     9,723.19   Yes(d)   07/31/2000    YM years 5-9.5; 0 last 6 months
     7,424.14   Yes(p)    03/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
     6,925.09     No     09/30/2000    YM years 5-9.5; 0 last 6 months
     6,532.04   Yes(o)    11/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
     6,124.62     No     08/31/2000    YM years 5-9.5; 0 last 6 months
     6,431.89     No     06/30/2000    YM years 5-9; 0 last 12 months
    36,943.18     No     10/31/2000    YM years 5-9.5; 0 last 6 months
    31,827.87     No     09/30/2000    YM years 5-9.5; 0 last 6 months
    21,099.88     No     11/30/2000    YM years 5-9.5; 0 last 6 months
    64,788.46     No        n/a        YM
    54,303.93     No        n/a        YM
    35,910.09     No     07/31/2000    YM years 5-9.5; 0 last 6 months
    26,616.99     No      05/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    22,163.23     No      04/01/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 5 mths
    12,208.09     No     10/31/2000    YM years 5-9.5; 0 last 6 months
    98,707.91   Yes(n)    09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    49,117.81   Yes(n)    09/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    48,946.09     No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    31,555.26     No      10/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    54,479.75     No      06/07/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 6 mths
    47,265.16   Yes(q)    04/11/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 6 mths
    46,612.77     No      02/16/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
    30,336.44   Yes(q)    05/15/98     Greater of 1% of UPB or YM for yrs 3-5; 2% yr6; 1% yr7; 0 last 6 mths
    16,204.44     No      08/01/99     Greater of 1% of UPB or YM for yrs 4-7; 3% yr8; 2% yr9; 1% yr10; 0 last 5 mths
$3,884,681.75


                                                                                      CUT-OFF
CONTROL     LOAN                                                           APPRAISAL  DATE LTV  YEAR BUILT/
 NUMBER    NUMBER              PROPERTY NAME              APPRAISAL VALUE    DATE      RATIO     RENOVATED
-------  --------  ------------------------------------  ---------------  ---------  --------  -----------
  C001    650927-1 Plaza America                            $26,900,000    04/01/96     72.2%      1995
  C002    655165-6 Sweetwater Town & Country                 20,800,000    08/01/96     75.2%    1975/1996
  C003    643088-7 Stage Centre                              13,225,000    10/30/95     73.5%      1993
  C004    655143-6 Northridge Commons SC                     11,950,000    04/08/96     76.0%      1990
  C005    650708-2 Vestavia Hills Shopping Center            12,200,000    02/13/96     72.6%    1964/1989
  N006     300003  Portsmouth Station Shopping Center        11,300,000    06/28/96     74.5%      1989
  N007     300009  Bethesda Home Center                      11,250,000    05/22/96     67.9%      1970
  C008    650890-0 Snowmass Village Mall                      9,800,000    04/15/96     73.3%      1967
  N009     300022  Mallory Corners Shopping Center            9,400,000    06/18/96     74.4%      1995
  N010     300002  Walker/'s Village Shopping Center          7,600,000    03/27/96     72.5%      1985
  N011     962135  Merchant Square Shopping Center            7,650,000    12/21/95     71.6%    1985/1993
  N012     100131  Evergreen Plaza Shopping Center            6,700,000    02/01/96     65.4%    1977/1995
  N013     962151  Palm Square Shopping Center                8,700,000    12/28/95     49.9%    1988/1991
  N014     300023  Village Mall                               6,000,000    06/10/96     62.4%    1962/1985
  N015     100143  Altamonte Shopping Center                  4,600,000    04/01/96     76.0%    1979/1996
  C016    655144-9 Laurel Commons SC                          5,000,000    04/26/96     65.4%      1988
  N017     100136  Johnston Square Shopping Center            3,850,000    03/18/96     78.5%      1986
  N018     951114  Lantern Crossing Shoppes                   4,300,000    06/08/95     69.2%      1995
  C019    650443-8 Vons Pavillion                             3,800,000    03/20/96     73.6%    1963/1985
  N020     962128  Pasadena Plaza                             4,200,000    11/14/95     65.3%      1975
  N021     100125  Northside Village Shopping Center          4,000,000    02/05/96     68.5%    1984/1992
  N022     962156  Cheesecake Factory                         4,650,000    01/04/96     57.8%    1975/1993
  N023     962153  University Commons                         5,700,000    01/15/96     45.6%    1961/1994
  N024     951122  Plymouth Landing Shopping Center           3,725,000    12/05/95     69.2%      1989
  N025     300013  Shoppes of Victoria Square                 3,400,000    05/20/96     74.8%      1989
  N026     100122  Skyline Plaza Shopping Center              3,809,000    01/22/96     64.1%    1974/1992
  N027     300012  Village Square Shopping Center             4,100,000    05/10/96     59.0%      1985
  N028     962152  Luria Plaza                                4,900,000    01/08/96     49.3%    1978/1993
  C029    650645-2 SunRise Plaza                              3,200,000    04/23/96     68.5%      1986
  N030     300019  Julington Square Shopping Center           3,200,000    03/24/96     68.0%      1988
  N031     300004  Tamiami Lakes Plaza Shopping Center        3,200,000    04/19/96     65.6%      1986
  N032     300025  Masonboro Commons                          2,650,000    07/23/96     73.5%      1991
  N033     100138  Dutch Village Shopping Center              2,540,000    04/01/96     76.5%    1983/1995
  N034     100066  The Woods Shopping Center                  2,800,000    12/18/95     69.3%      1991
  C035    655166-9 Norwalk Citibank Branch                    2,500,000    06/05/96     75.6%      1995
  N036     100090  Coral West Plaza III                       3,500,000    04/11/96     51.6%    1987/1992
  N037     300026  Andrews Commons Shopping Center            2,450,000    06/26/96     73.4%    1990/1996
  N038     962136  Rainbow Village Shopping Center            2,400,000    11/01/95     74.4%    1982/1994
  N039     962129  Eckerds at Biscayne                        2,380,000    11/02/95     73.7%      1995
  N040     100089  Coral West Plaza II                        3,650,000    04/11/96     47.9%    1986/1992
  N041     100146  Plum Pointe Plaza Shopping Center          2,250,000    04/08/96     77.0%      1990
  N042     100121  Shoppes of Tynecastle                      2,550,000    04/11/96     67.0%    1985/1991
  N043     100142  Monument Landing Shopping Center           3,150,000    03/24/96     53.3%      1988
  N044     300018  Orange Grove Shopping Center               2,900,000    05/29/96     56.3%    1972/1992
  N045     300021  Hillsboro Corner Shopping Center           2,000,000    06/22/96     63.9%    1985/1994
  C046    650942-0 Mentor Towne Center SC                     3,150,000    03/21/96     39.4%      1978
  C047    655131-3 Eastmoor Shopping Center                   1,900,000    09/10/96     64.5%      1980
  N048     100145  Williamston Square Shopping Center         1,510,000    04/16/96     77.5%      1986
  N049     951126  Kroger                                     2,050,000    12/26/95     54.9%    1978/1993
  N050     962144  Brownfield Plaza Shopping Center           1,700,000    12/02/95     65.9%    1978/1992
  C051    650846-3 Dominion Square Shopping Center            2,100,000    04/18/96     52.2%      1987
  C052    650940-4 Capital Square Shopping Center             1,460,000    03/11/96     75.0%    1979/1994
  N053     962150  Essex Square Shopping Center               1,850,000    03/14/96     50.2%      1982
  N054     100213  Grand Plaza Apartments                    28,500,000    08/16/96     79.6%    1963/1994
  N055     100214  Lake Sahara Apartments                    11,800,000    08/28/96     76.2%      1972
  C056    650919-0 Shadowridge Apartments                    12,600,000    05/27/96     57.0%      1984
  N057     100192  The Pines Apartments                       9,600,000    04/12/96     70.1%      1969
  N058     100178  Christy Estates Apartments & Suites(iv)   11,650,000    02/12/96     55.4%    1970/1993
  C059    655148-1 Fox Run Apartments                         8,700,000    12/01/93     73.2%    1986/1991
  N060     100209  Champion Pines Apartments                  7,625,000    06/27/96     79.3%      1987
  N061     100229  Wildflower II Apartments                   6,200,000    09/12/96     80.9%      1981
  C062    655174-0 Embassy Apartments                         6,500,000    05/08/96     73.6%    1920/1993
  N063     100196  Godby Crossing Apartments                  6,000,000    04/12/96     78.2%    1971/1994
  N064     100118  Nottingham & Camelot Apartments            5,956,434    11/29/95     77.3%      1970
  N065     100187  City View Apartments                       6,100,000    03/11/96     74.5%      1990
  C066    650572-5 Torrey Place Apartments                    6,000,000    03/13/96     74.5%      1986
  C067    650903-5 Brown Ridge Apartments                     5,700,000    08/21/96     74.5%    1986/1995

(iv) Because 127 units of this Mortgaged Property are leased on a short-term basis (daily, weekly and monthly), many units are not reported as occupied on the date the rent roll is produced. Therefore occupancy percentage is not a meaningful indicator of the Mortgaged Property's stabilized occupancy.

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

          TOTAL
          UNITS/  UNITS/                  LOAN PER              OCCUPANCY
CONTROL   ROOMS   ROOMS/   NET RENTABLE  UNIT/ROOM   OCCUPANCY    AS OF        U/W
 NUMBER   /PADS   PADS/SF   AREA (SF)     /PAD/SF        %        DATE      REVENUES
-------  ------  -------  ------------  ----------  ---------  ---------  -----------
  C001       0      SF       164,025     $   118.41      99%    03/15/96   $3,098,519
  C002       0      SF       206,214          75.89      97%    08/01/96    2,491,527
  C003       0      SF       140,385          69.19      96%    07/16/96    1,559,308
  C004       0      SF       125,573          72.34      99%    05/30/96    1,559,981
  C005       0      SF       128,848          68.71      96%    04/01/96    1,513,548
  N006       0      SF       147,113          57.19      95%    07/31/96    1,437,507
  N007       0      SF       129,124          59.15     100%    06/30/96    1,477,086
  C008       0      SF        56,257         127.73     100%    06/01/96    1,630,485
  N009       0      SF        70,000          99.86      96%    06/30/96    1,083,187
  N010       0      SF        88,755          62.09      90%    02/28/96      969,283
  N011       0      SF       154,705          35.40      99%    06/30/96      887,874
  N012       0      SF       110,746          39.55      98%    02/28/96      796,939
  N013       0      SF        77,621          55.96      95%    06/30/96      986,942
  N014       0      SF        94,761          39.52      96%    05/30/96      876,624
  N015       0      SF        83,178          42.01      98%    08/31/96      671,349
  C016       0      SF        37,927          86.27      88%    05/30/96      630,860
  N017       0      SF       109,231          27.66     100%    06/30/96      517,911
  N018       0      SF        35,200          84.58     100%    06/30/96      500,472
  C019       0      SF        71,940          38.87     100%    04/24/96      561,093
  N020       0      SF        72,626          37.76      94%    09/30/96      686,425
  N021       0      SF        75,154          36.45     100%    06/30/96      525,200
  N022       0      SF        13,378         200.98     100%    04/30/96      384,588
  N023       0      SF        80,244          32.37      98%    06/30/96      707,895
  N024       0      SF        79,228          32.53      96%    06/30/96      432,796
  N025       0      SF        53,960          47.15      97%    04/30/96      523,071
  N026       0      SF       155,583          15.70     100%    06/30/96      521,790
  N027       0      SF        76,223          31.76      95%    04/30/96      509,235
  N028       0      SF        68,214          35.38     100%    06/30/96      595,065
  C029       0      SF        44,254          49.52      80%    05/17/96      512,343
  N030       0      SF        66,205          32.84      98%    06/30/96      524,047
  N031       0      SF        39,706          52.85     100%    06/30/96      477,855
  N032       0      SF        47,550          40.97     100%    07/31/96      317,295
  N033       0      SF        58,200          33.40     100%    06/30/96      349,451
  N034       0      SF        38,940          49.82     100%    06/30/96      425,883
  C035       0      SF         6,770         279.16     100%    06/27/96      236,950
  N036       0      SF        49,508          36.48      88%    06/30/96      525,502
  N037       0      SF        45,280          39.72     100%    06/30/96      288,640
  N038       0      SF        27,842          64.15     100%    06/30/96      390,449
  N039       0      SF        12,030         145.83     100%    11/01/96      273,889
  N040       0      SF        58,841          29.73      94%    06/30/96      554,994
  N041       0      SF        48,100          36.03      95%    02/28/96      286,917
  N042       0      SF        36,406          46.90      89%    06/30/96      360,761
  N043       0      SF        57,530          29.21     100%    06/30/96      485,725
  N044       0      SF       110,604          14.75     100%    07/31/96      382,894
  N045       0      SF        18,574          68.80     100%    07/31/96      306,674
  C046       0      SF        64,785          19.15      95%    04/30/96      443,803
  C047       0      SF        51,774          23.66     100%    06/13/96      262,521
  N048       0      SF        31,400          37.28     100%    02/28/96      204,245
  N049       0      SF        56,000          20.08     100%    11/01/96      265,273
  N050       0      SF        89,600          12.50      96%    06/30/96      290,269
  C051       0      SF        23,576          46.48      91%    05/17/96      252,823
  C052       0      SF        51,000          21.47     100%    04/30/96      282,643
  N053       0      SF        25,079          37.00     100%    06/30/96      240,820
  N054     660     Unit      538,194      34,362.18      99%    06/30/96    4,321,946
  N055     296     Unit      209,352      30,384.93      97%    07/31/96    1,909,017
  C056     312     Unit      266,448      23,031.93      94%    06/18/96    2,025,088
  N057     229     Unit      176,796      29,386.42      95%    05/31/96    1,488,650
  N058     261     Unit      235,310      24,725.12     n/a          n/a    2,850,390
  C059     160     Unit      143,976      39,812.37      94%    04/01/96    1,237,413
  N060     220     Unit      165,800      27,500.00      94%    06/30/96    1,261,526
  N061     304     Unit      227,688      16,503.40      95%    08/30/96    1,530,950
  C062     180     Unit      105,381      26,570.77      98%    09/30/96    1,237,514
  N063     240     Unit      244,452      19,549.29      97%    05/31/96    1,267,217
  N064     198     Unit      225,184      23,263.88      98%    06/30/96    1,074,033
  N065     122     Unit       81,802      37,266.03      95%    03/31/96      950,778
  C066     148     Unit      118,260      30,209.72      97%    06/01/96    1,009,216
  C067      98     Unit      114,738      43,341.35      97%    09/19/96      761,102

(iv) Because 127 units of this Mortgaged Property are leased on a short-term basis (daily, weekly and monthly), many units are not reported as occupied on the date the rent roll is produced. Therefore occupancy percentage is not a meaningful indicator of the Mortgaged Property's stabilized occupancy.



                                                                                      CUT-OFF
CONTROL     LOAN                                                           APPRAISAL  DATE LTV  YEAR BUILT/
 NUMBER    NUMBER              PROPERTY NAME              APPRAISAL VALUE    DATE      RATIO     RENOVATED
-------  --------  ------------------------------------  ---------------  ---------  --------  -----------
  N068     100185  Walnut Gardens (vi)                      $ 7,150,000    02/15/96     58.4%    1975/1993
  N069     100197  Jefferson Shadows Apartments               6,500,000    03/04/96     61.4%      1975
  C070    655151-7 Lantern Square Apartments                  4,410,000    05/10/96     74.1%      1972
  N071     100195  Longwood Apartments                        4,300,000    03/20/96     74.3%    1972/1993
  C072    655147-8 Colonial Fountain Terrace                  4,700,000    04/29/94     66.8%      1947
  C073    655178-2 Walnut Square Apartments                   4,200,000    05/08/96     74.7%    1901/1994
  C074    655172-2 Willington Oaks                            3,900,000    09/12/96     76.8%      1966
  C075    644110-6 Prescott Place Apartments                  4,100,000    02/12/96     71.7%    1960/1995
  C076    655149-4 Cottonwood Terrace                         5,100,000    06/10/94     52.9%      1992
  N077     100210  Grosvenor Square                           4,100,000    08/15/96     64.6%      1973
  C078    650872-2 Cypresswood Apartments                     3,400,000    04/15/96     71.9%    1973/1996
  N079     100204  Grand Concourse Apartments (vii)           3,140,000    06/05/96     75.6%    1938/1987
  N080     100170  Barstone Apartments                        2,970,000    12/11/95     78.7%      1975
  C081    655173-7 Liberty View Apartments                    3,000,000    05/10/96     71.9%    1880/1980
  N082     100183  The Arbors of Macarthur (vi)               3,600,000    02/15/96     55.3%    1972/1993
  C083    650886-1 Highlander Apartments                      2,700,000    06/11/96     71.4%      1966
  C084    655150-4 Colonial Gardens                           2,780,000    12/27/94     68.4%      1938
  C085    655175-3 Pin Oak MHC                                2,520,000    03/11/96     74.3%      1970
  N086     216807  Highpointe Village                         3,000,000    02/02/95     62.2%      1981
  C087    650886-7 Belvedere Apartments                       2,600,000    04/11/96     71.6%      1969
  C088    650905-1 The Birches Apartments                     2,530,000    05/22/96     73.0%      1972
  C089    655177-9 Clayton Court                              2,440,000    03/22/96     74.7%      1972
  N090     100200  Berkshire Square Apartments                2,400,000    08/14/96     70.8%      1974
  C091    650875-1 Maple Ridge Apartments                     2,445,000    03/31/96     67.3%    1969/1990
  C092    655158-8 The Rockland                               2,100,000    06/12/96     76.1%    1928/1992
  C093    650772-3 Hickory Hills Apartments                   2,150,000    02/26/96     74.1%      1967
  N094     100211  Windriver Apartments                       2,260,000    07/18/96     69.0%      1985
  N095     100212  Park Street Apartments                     2,300,000    07/26/96     66.1%      1969
  C096    655159-1 Tanglewood Apartments                      2,000,000    04/29/96     74.9%      1973
  C097    655176-6 Midtown Apartments                         2,000,000    05/10/96     74.7%    1911/1994
 C098A    655089-3 Woodgate Court Apartments                    960,000    10/16/95     74.7%    1973/1995
 C098B    655089-3 Ivy Court Apartments                         975,000    10/23/95     79.7%    1973/1995
  N099     100215  Yorkleigh Apartments                       1,900,000    09/16/96     73.6%      1973
  C100    650773-6 The Loft Apartments                        2,000,000    02/12/96     68.8%    1973/1995
  N101     100184  Apple Tree Apartments (vi)                 3,200,000    02/15/96     40.4%    1972/1993
  C102    655179-5 3920 Broadway                              1,500,000    09/20/96     79.9%    1910/1991
  C103    650868-3 Cypress Lane Apartments                    1,900,000    04/22/96     63.0%      1986
  C104    655130-0 Foxglove Apartments                        2,100,000    10/23/95     56.9%    1975/1995
  C105    655137-1 Randall Court Apartments                   1,600,000    10/23/95     74.1%      1987
  C106    655138-4 Greenglen Apartments                       1,650,000    09/14/95     68.9%      1979
  C107    655134-2 Andover Court Apartments                   1,525,000    09/25/95     73.2%      1979
  N108     100117  Gatehouse Apartments                       1,293,568    11/29/95     77.3%      1970
  C109    650547-9 Silver Pines Apartments                    1,140,000    04/11/96     74.5%      1984
  N110     100186  56 Fort Washington Avenue                  1,000,000    04/04/96     79.3%    1913/1988
  C111    655142-3 Kempwood Townhomes                         1,250,000    04/19/96     61.9%      1978
  C112    655086-4 Bridgepoint II Apts                          980,000    10/09/95     74.7%      1987
  C113    655168-5 DiSaronno Plaza                            6,500,000    08/21/96     66.1%    1986/1995
  C114    650996-7 Midstate Office Park                       5,200,000    08/16/96     69.9%      1991
  C115    655125-8 Twelve Oaks Office Building                4,000,000    08/27/96     62.5%    1981/1994
  C116    655104-1 Reid Road Warehouse                        8,900,000    08/03/94     71.5%    1968/1994
  C117    655105-4 Studio Center                              7,700,000    12/20/93     75.1%    1976/1988
  C118    650907-7 Badanco/994 Riverview                      5,800,000    05/15/96     72.2%    1968/1996
  N119     300001  Arville Industrial Park                    5,075,000    01/02/96     64.5%      1986
  N120     951221  Winn Dixie Warehouse                       3,000,000    09/06/95     73.1%      1956
  C121    655171-1 Brewer/'s Hill Business Center             2,100,000    08/08/96     69.0%    1945/1988
  N122     300005  Holiday Inn Woodlawn                      19,400,000    04/15/96     53.6%    1971/1996
  N123     300006  Hampton Inn Executive Park                 8,500,000    04/15/96     60.9%    1986/1995
  N124     300017  Holiday Inn Gulf Breeze                    8,225,000    04/19/96     61.8%    1964/1996
  N125     300011  Howard Johnson, Coliseum                   6,473,000    05/08/96     51.6%    1972/1993
  N126     400005  Phoenix Nursing Center                     8,000,000    04/02/96     74.8%    1977/1992
  N127     962355  Heatherdowns Convalescent Center           8,700,000    12/31/95     64.0%      1989
  N128     951325  Harahan Living Center                      7,700,000    11/21/95     70.9%    1977/1988
  N129     962354  McCrea Manor                               5,000,000    12/31/95     69.7%      1984
  N130     400004  Eden Pines                                 3,300,000    04/01/96     57.4%      1994
TOTALS / WEIGHTED AVERAGES                                 $668,822,002                 69.6%

(vi) A significant portion of the units of these Mortgaged Properties are leases to students of the training institute of the Federal Aviation Administration on a short-term basis. Because the Mortgaged Properties are operated more like hotels than conventional multifamily Mortgaged Properties, occupancy percentage is not a meaningful indicator of the Mortgaged Property's stabilized occupancy.

(vii) The borrower acquired the Mortgaged Property in April 1996. Operating statements for 1996 are not available.

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


          TOTAL
          UNITS/  UNITS/                  LOAN PER              OCCUPANCY
CONTROL   ROOMS   ROOMS/   NET RENTABLE  UNIT/ROOM   OCCUPANCY    AS OF        U/W
 NUMBER   /PADS   PADS/SF   AREA (SF)     /PAD/SF        %        DATE      REVENUES
-------  ------  -------  ------------  ----------  ---------  ---------  -----------
  N068     198     Unit       141,148    $21,099.46     n/a          n/a   $2,664,250
  N069     187     Unit       202,590     21,356.39      99%    04/30/96    1,116,574
  C070     132     Unit       131,526     24,767.38      97%    06/24/96      779,783
  N071     200     Unit       187,048     15,964.94      90%    06/30/96      970,616
  C072     135     Unit       108,853     23,267.24      86%    06/01/96      753,276
  C073     132     Unit        73,370     23,779.92      93%    09/30/96      832,766
  C074     128     Unit        83,840     23,395.53      97%    09/24/96      859,464
  C075     272     Unit       215,146     10,803.39      95%    02/28/96    1,002,000
  C076     102     Unit        83,708     26,423.02      95%    06/01/96      640,272
  N077     145     Unit        56,560     18,275.86      97%    06/30/96      638,893
  C078     122     Unit       122,070     20,048.75      95%    06/01/96      602,452
  N079      68     Unit        81,450     34,906.00     n/a          n/a      632,519
  N080     159     Unit       150,492     14,702.48      93%    09/30/96      637,244
  C081      61     Unit        54,490     35,366.26      95%    09/30/96      447,606
  N082     120     Unit        81,000     16,578.15     n/a          n/a    1,316,886
  C083     112     Unit        97,776     17,213.29      98%    06/01/96      546,315
  C084      96     Unit        82,305     19,818.25      95%    04/01/96      574,480
  C085     121      Pad     1,010,592     15,469.12     100%    03/25/96      324,398
  N086     168     Unit       156,000     11,110.30      82%    09/30/96      715,694
  C087     136     Unit       108,392     13,690.87      93%    06/01/96      553,047
  C088     105     Unit       100,797     17,590.31      95%    05/03/96      512,110
  C089     115      Pad     1,271,952     15,841.83     100%    03/25/96      323,767
  N090     126     Unit        65,532     13,479.66      96%    07/31/96      529,954
  C091     120     Unit       117,624     13,709.28      99%    03/25/96      504,587
  C092      60     Unit        38,265     26,640.87     100%    09/01/96      476,964
  C093      96     Unit        96,776     16,594.86      97%    06/01/96      467,938
  N094     168     Unit        99,600      9,280.33      98%    06/30/96      600,929
  N095      78     Unit        59,011     19,479.19     100%    06/30/96      469,018
  C096     128     Unit       114,472     11,708.24      93%    08/16/96      526,710
  C097      66     Unit        38,848     22,647.55      97%    09/30/96      472,190
 C098A      48     Unit        27,648     14,937.81      98%    03/01/96      194,107
 C098B      42     Unit        24,192     18,494.43      91%    03/01/96      179,610
  N099      60     Unit        54,240     23,319.99      92%    06/30/96      293,131
  C100     112     Unit        92,500     12,282.75      97%    03/13/96      462,000
  N101      69     Unit        50,737     18,740.51     n/a          n/a      767,834
  C102      42     Unit        45,312     28,543.74     100%    09/01/96      363,041
  C103      68     Unit        72,760     17,608.87      89%    06/01/96      384,690
  C104      86     Unit        45,936     13,904.29      92%    04/01/96      372,286
  C105      75     Unit        38,016     15,813.72      93%    03/01/96      319,000
  C106      79     Unit        43,776     14,382.23      86%    06/01/96      308,494
  C107      64     Unit        40,896     17,441.11      95%    06/01/96      308,404
  N108      43     Unit        39,526     23,258.28      98%    06/30/96      235,764
  C109      64     Unit        35,136     13,267.11      93%    06/01/96      273,877
  N110      43     Unit        55,302     18,450.68      94%    12/31/96      284,456
  C111      35     Unit        47,950     22,104.74     100%    05/01/96      199,939
  C112      48     Unit        27,360     15,248.90      93%    06/01/96      227,794
  C113       0      SF         88,504         48.54     100%    08/31/96    1,301,780
  C114       0      SF         86,286         42.12      89%    08/29/96      974,537
  C115       0      SF         53,915         46.37      94%    09/02/96      641,969
  C116       0      SF        667,913          9.53      99%    09/18/96    1,998,720
  C117       0      SF         95,674         60.40      94%    09/01/96    1,054,753
  C118       0      SF        152,043         27.53     100%    06/03/96      664,422
  N119       0      SF        158,910         20.60     100%    06/30/96      779,941
  N120       0      SF        178,660         12.27     100%    06/30/96      429,767
  C121       0      SF        121,900         11.88     100%    08/31/96      298,942
  N122     425     Room       256,621     24,465.21      71%    03/31/96    8,769,462
  N123     161     Room        70,640     32,136.54      81%    03/31/96    2,622,105
  N124     168     Room        71,554     30,243.38      80%    06/30/96    3,638,092
  N125     176     Room       107,664     18,959.92      61%    08/31/96    2,165,099
  N126     242     Room        51,164     24,719.31      98%    03/31/96    7,877,633
  N127     100     Room        40,762     55,660.03      87%    06/30/96    3,967,409
  N128     206     Room        60,560     26,489.87      92%    06/30/96    4,689,383
  N129     100     Room        37,022     34,849.29      97%    06/30/96    3,542,219
  N130      56     Room        17,025     33,806.46      98%    06/30/96    1,022,061
TOTALS / WEIGHTED AVERAGES                                               $133,109,489

(vi) A significant portion of the units of these Mortgaged Properties are leases to students of the training institute of the Federal Aviation Administration on a short-term basis. Because the Mortgaged Properties are operated more like hotels than conventional multifamily Mortgaged Properties, occupancy percentage is not a meaningful indicator of the Mortgaged Property's stabilized occupancy.

(vii) The borrower acquired the Mortgaged Property in April 1996. Operating statements for 1996 are not available.

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     U/W                   U/W       1995         1995                   1995
  EXPENSES      U/W NOI    DSCR    REVENUES     EXPENSES     1995 NOI    DSCR
-----------  -----------  ----  ------------  -----------  -----------  ----
 $  619,448   $2,479,071   1.32   $  110,855   $  116,985   $   (6,130)  0.00
    499,073    1,992,454   1.28    1,959,871      448,856    1,511,015   0.97
    336,981    1,222,327   1.32    1,490,653      409,460    1,081,193   1.17
    370,239    1,189,742   1.30    1,616,262      370,484    1,245,778   1.36
    310,677    1,202,871   1.33    1,403,798      299,583    1,104,215   1.22
    335,070    1,102,437   1.33    1,249,411      304,251      945,160   1.14
    396,084    1,081,002   1.35    1,457,867      398,756    1,059,111   1.33
    649,540      980,945   1.32    1,604,983      654,036      950,947   1.28
    192,727      890,460   1.31          n/a          n/a          n/a    n/a
    224,610      744,673   1.33      967,458      207,140      760,318   1.36
    156,460      731,414   1.28      923,360      178,421      744,939   1.30
    172,914      624,025   1.39      536,280      159,493      376,787   0.84
    206,440      780,502   1.83    1,041,037      190,428      850,609   1.99
    271,167      605,457   1.54      983,599      274,436      709,163   1.80
    185,485      485,864   1.39      730,318      188,222      542,096   1.55
    140,999      489,861   1.41      674,782      146,260      528,522   1.52
     91,774      426,137   1.38      421,913       83,421      338,492   1.10
    106,824      393,648   1.33          n/a          n/a          n/a    n/a
    160,230      400,863   1.15      557,734      179,265      378,469   1.08
    209,636      476,789   1.57      567,873      150,131      417,742   1.38
    145,012      380,188   1.38      525,556      144,463      381,093   1.38
      5,184      379,404   1.29      341,995          n/a      341,995   1.16
    213,316      494,579   1.94      538,069      165,764      372,305   1.46
     80,695      352,101   1.38      443,325       81,933      361,392   1.42
    143,952      379,119   1.45      487,759      132,468      355,291   1.36
    142,786      379,004   1.50      548,422      149,220      399,202   1.58
    128,015      381,220   1.51      502,415      127,629      374,786   1.49
    143,183      451,882   1.91      643,208      134,008      509,200   2.15
    175,525      336,818   1.41      573,687      174,059      399,628   1.67
    145,106      378,941   1.37      431,932      137,608      294,324   1.07
    154,510      323,345   1.45      514,823      154,351      360,472   1.62
     58,185      259,110   1.38      296,650       59,044      237,606   1.27
     80,556      268,895   1.40      361,776       72,804      288,972   1.51
    122,428      303,455   1.61      464,882      122,787      342,095   1.82
      7,109      229,841   1.05          n/a          n/a          n/a    n/a
    185,387      340,115   1.32      542,014      186,013      356,001   1.38
     58,094      230,546   1.36      267,105       41,481      225,624   1.33
    127,945      262,504   1.49      300,425      107,622      192,803   1.09
     57,692      216,197   1.25          n/a          n/a          n/a    n/a
    215,776      339,218   1.36      620,952      214,099      406,853   1.63
     43,238      243,679   1.35      270,376       35,971      234,405   1.30
    113,057      247,704   1.42      389,761      108,314      281,447   1.61
    152,912      332,813   1.56      404,986      140,138      264,848   1.24
    116,774      266,120   1.59      368,553      106,791      261,762   1.57
    112,195      194,479   1.43      313,924       94,660      219,264   1.61
    116,968      326,835   1.36      403,037       97,613      305,424   1.27
     75,242      187,279   1.50      291,536       75,541      215,995   1.73
     42,283      161,962   1.35      192,445       38,537      153,908   1.28
     81,045      184,228   1.58      206,995       16,857      190,138   1.63
     94,608      195,661   1.49      301,767      106,506      195,261   1.49
     68,852      183,971   1.54      215,127       59,611      155,516   1.30
    124,451      158,192   1.35      184,556       21,115      163,441   1.39
     84,869      155,951   1.46      262,634       83,072      179,562   1.69
  1,500,593    2,821,353   1.32    4,112,875    1,388,119    2,724,756   1.28
    774,828    1,134,189   1.33    1,851,128      768,685    1,082,443   1.27
    817,618    1,207,470   1.87    2,007,108      816,999    1,190,109   1.84
    629,866      858,784   1.32    1,453,044      588,262      864,782   1.33
  1,639,862    1,210,528   1.84    2,473,542    1,359,403    1,114,139   1.69
    419,033      818,380   1.38    1,205,686      346,757      858,929   1.44
    489,642      771,884   1.39    1,252,785      528,609      724,176   1.30
    843,538      687,412   1.47    1,433,611      840,785      592,826   1.27
    570,226      667,288   1.38    1,237,514      550,617      686,897   1.42
    600,652      666,565   1.48    1,210,483      467,392      743,091   1.65
    502,942      571,091   1.39    1,136,169      458,622      677,547   1.65
    390,927      559,851   1.31      942,001      435,920      506,081   1.18
    404,538      604,678   1.35    1,033,579      371,392      662,187   1.48
    221,924      539,178   1.37      649,709      196,389      453,320   1.15

                   (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     U/W         1994         1994
  EXPENSES     REVENUES     EXPENSES     1994 NOI          LARGEST TENANT
----------- ------------  -----------  ----------     ------------------------
 $  619,448   $      n/a   $      n/a   $      n/a     Michaels
    499,073    1,858,696      443,471    1,415,225     Town & Country Lanes
    336,981    1,348,167      261,638    1,086,529     Piggly Wiggly
    370,239    1,415,529      358,290    1,057,239     Kroger Food Stores
    310,677    1,430,712      144,761    1,285,951     Delchamps
    335,070    1,413,703      343,792    1,069,911     Toys R Us
    396,084    1,497,256      391,087    1,106,169     GSA
    649,540    1,530,497      637,569      892,928     Gene Taylor Sports
    192,727          n/a          n/a          n/a     Barnes & Noble
    224,610      941,971      206,982      734,989     Safeway
    156,460      897,711      133,917      763,794     Wal Mart
    172,914      703,052      186,569      516,483     Bi-Mart (Thrifty Payless)
    206,440    1,053,819      210,288      843,531     Livingwell Lady
    271,167      946,182      225,739      720,443     X-Pect Drugs
    185,485      663,737      182,045      481,692     Goodings of Altamonte
    140,999      605,716      187,743      417,973     Shoten Japanese Market
     91,774      424,191       92,615      331,576     Food Lion
    106,824          n/a          n/a          n/a     Hallmark Cards
    160,230      561,778      212,974      348,804     Vons
    209,636      987,657      165,017      822,640     State Farm
    145,012      474,543      132,923      341,620     Winn Dixie
      5,184      262,125          n/a      262,125     Cheesecake Factory
    213,316          n/a          n/a          n/a     Lord & Taylor
     80,695      387,129       79,808      307,321     Food Lion
    143,952      479,799      130,985      348,814     Regal Cinemas
    142,786      546,758      133,990      412,768     Old Time Pottery
    128,015      508,837      147,251      361,586     Leggett's Outlet
    143,183      647,579      135,081      512,498     Luria & Sons
    175,525      599,320      189,801      409,519     MO Athletic Corporation
    145,106      380,382      127,822      252,560     Food Lion
    154,510      428,262      151,352      276,910     First Service Realty
     58,185      259,885       55,551      204,334     Food Lion
     80,556      330,667       66,627      264,040     Food Lion
    122,428      416,563      115,884      300,679     Food Lion
      7,109          n/a          n/a          n/a     Citibank Branch
    185,387      528,104      212,149      315,955     E&C Intl. Tile
     58,094      269,197       40,141      229,056     Food Lion
    127,945          n/a          n/a          n/a     Carraba's
     57,692          n/a          n/a          n/a     Eckerd
    215,776      579,907      224,313      355,594     Adrian Investments
     43,238      273,141       36,017      237,124     Food Lion
    113,057      356,149      102,358      253,791     Eckerd
    152,912      439,152      175,096      264,056     Food Lion
    116,774      311,129       99,604      211,525     Winn Dixie
    112,195      220,713       79,934      140,779     Oriental Rug Liquid.
    116,968      311,903      102,809      209,094     Rini Rego's
     75,242      280,112       72,373      207,739     Buchanan's
     42,283      187,583       36,401      151,182     Food Lion
     81,045      206,995       15,223      191,772     Kroger
     94,608      328,346       96,624      231,722     Wal Mart
     68,852      298,870       78,730      220,140     Coaches Corner
    124,451      162,495       36,239      126,256     Felpausch Food Center
     84,869      226,475       87,376      139,099     Kanpai of Tokyo
  1,500,593    3,666,146    1,246,885    2,419,261
    774,828    1,700,453      877,572      822,881
    817,618    1,907,992      776,340     1,131,62
    629,866    1,519,836      556,842      962,994
  1,639,862    2,767,129    1,351,668    1,415,461
    419,033    1,465,190      277,673    1,187,517
    489,642    1,233,467      533,757      699,710
    843,538    1,419,730      792,149      627,581
    570,226    1,151,951      575,289      576,662
    600,652      983,140      578,160      404,980
    502,942    1,066,652      579,269      487,383
    390,927          n/a          n/a          n/a
    404,538      966,002      345,131      620,871
    221,924      645,849      176,812      469,037

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



     U/W      LARGEST TENANT  LARGEST TENANT   LARGEST TENANT
  EXPENSES      LEASED SF     % OF TOTAL SF   LEASE EXPIRATION         SECOND LARGEST TENANT
-----------  --------------  --------------  ----------------  ------------------------------------
 $  619,448       31,000            19%          10/31/2005    FRESH FIELDS SUPERMARKET
    499,073       41,600            20%          12/01/2003    CIRCUIT CITY
    336,981       55,695            40%          10/31/2011    WALGREENS
    370,239       46,849            37%          01/01/2010    GOLD'S GYM
    310,677       51,348            40%          02/28/2011    HARCO DRUGS
    335,070       45,183            31%          01/31/2015    PARTY COMPANY
    396,084       30,595            24%          12/17/2005    CORT FURNITURE
    649,540        8,380            15%          08/31/2000    SNOWMASS RESORT ASSOCIATION
    192,727       25,000            36%          10/31/2010    COMPUTER CITY
    224,610       38,410            43%          11/01/2005    CVS DRUGS
    156,460      103,865            67%          11/25/2005    INGLES
    172,914       37,440            34%          10/01/2007    GOLD'S GYM
    206,440        8,820            11%            03/31/99    SHERWIN WILLIAMS
    271,167       29,512            31%            12/01/99    SO FRO FABRICS
    185,485       42,824            51%            04/30/99    ECKERD
    140,999        4,200            11%            01/01/99    CENTURY 21 ROW OFFICE
     91,774       32,040            29%          11/22/2006    BIG LOTS
    106,824        8,000            23%          02/28/2001    JOE'S GRILL
    160,230       71,940           100%          10/31/2005
    209,636       16,885            22%            05/01/98    GENERIC DEPOT
    145,012       32,000            43%          08/31/2002    BIG B DRUGS
      5,184       13,378           100%          09/30/2007
    213,316       36,700            46%          09/30/2000    RC HOBBIES
     80,695       25,000            32%          12/16/2009    BELK
    143,952       32,000            59%          10/19/2014    BACK TO BASICS
    142,786       80,155            52%          08/31/2003    DELCHAMP'S
    128,015       35,000            46%          12/31/2000    BUMPER'S BAR & GRILL
    143,183       27,000            40%            03/31/99    SHORELINE FURNITURE
    175,525        7,748            18%            12/31/99    HAMLET CORPORATION
    145,106       25,000            38%          08/31/2008    YELLOW DOG RENTALS
    154,510        5,280            13%            11/30/96    NATIONSBANK
     58,185       25,000            53%          04/30/2011    REVCO
     80,556       30,720            53%          04/01/2016    KERR DRUG
    122,428       29,000            75%          10/31/2011    BCK FOODS (TEX MEX CAFE)
      7,109        6,770           100%          09/12/2010
    185,387        4,133             8%            10/31/97    READY STATE BANK
     58,094       30,280            67%          05/31/2012    DICK'S PUB
    127,945        6,300            23%          05/31/2000    PET SUPERMARKET
     57,692       12,030           100%          10/31/2015
    215,776        3,500             6%          03/31/2001    RAY'S PIZZA
     43,238       30,280            57%          04/17/2010    SUPER 10
    113,057        8,640            24%          12/31/2010    CMC SERVICES, INC.
    152,912       29,000            50%          12/30/2008    SUNSHINE DAYCARE
    116,774       57,876            52%          06/05/2010    FRED'S
    112,195        5,260            28%          05/31/2000    TCBY
    116,968       38,256            57%            05/31/98    E&B MARINE SUPER STORE
     75,242       26,148            51%          12/01/2000    DOLLAR GENERAL
     42,283       30,280            83%          12/16/2006    AMERICAN GEN. FINANCE
     81,045       56,000           100%          05/31/2004
     94,608       41,200            46%          01/31/2002    UNITED SUPER FOODS
     68,852        3,680            16%          11/30/2005    HARDEE'S FOOD SYSTEMS
    124,451       38,000            75%          06/30/2005    RITE AID PHARMACY/MAGGIE'S HALLMARK
     84,869        4,641            19%          03/31/2001    USA (RECRUITING)
  1,500,593
    774,828
    817,618
    629,866
  1,639,862
    419,033
    489,642
    843,538
    570,226
    600,652
    502,942
    390,927
    404,538
    221,924


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                 SECOND LARGEST  SECOND LARGEST
     U/W       SECOND LARGEST    TENANT %  OF     TENANT LEASE
  EXPENSES    TENANT LEASED SF     TOTAL   SF       EXPIRATION
-----------  ----------------     --------------  --------------
 $  619,448        25,173             15%          10/31/2015
    499,073        32,995             16%          03/31/2010
    336,981        13,000              9%          06/30/2040
    370,239        12,000             10%            01/01/99
    310,677         9,100              7%          04/08/2005
    335,070        25,288             17%          11/30/2000
    396,084        17,280             13%          06/03/2000
    649,540         7,320             13%            10/31/98
    192,727        21,000             30%          09/30/2010
    224,610        11,995             14%          11/01/2000
    156,460        27,200             17%          11/05/2005
    172,914        36,400             33%          10/01/2010
    206,440         5,000              6%            11/30/97
    271,167        14,600             15%          05/01/2002
    185,485        10,800             13%            03/26/99
    140,999         4,400             11%            01/01/97
     91,774        27,000             25%          01/31/2001
    106,824         4,400             13%          03/31/2001
    160,230
    209,636        16,000             22%          03/31/2000
    145,012         8,954             12%          08/31/2002
      5,184
    213,316         9,240             12%            10/14/98
     80,695        22,400             28%          02/27/2010
    143,952         7,200             13%            08/31/99
    142,786        31,262             20%            03/31/99
    128,015         8,750             11%          12/31/2004
    143,183         6,370              9%          09/30/2000
    175,525         5,190             12%          05/31/2000
    145,106         5,760              9%          03/31/2001
    154,510         3,988             10%          05/23/2001
     58,185         8,450             18%          04/30/2001
     80,556         9,600             16%          10/11/2003
    122,428         3,250              8%          10/31/2000
      7,109
    185,387         3,300              7%          01/31/2000
     58,094         2,700              6%          04/30/2001
    127,945         5,638             20%            12/31/99
     57,692
    215,776         3,000              5%          05/31/2000
     43,238         6,000             11%            03/14/97
    113,057         5,380             15%            03/31/98
    152,912         6,000             10%          10/31/2000
    116,774        20,490             19%            03/31/99
    112,195         1,100              6%            12/31/98
    116,968        10,800             16%          05/31/2002
     75,242         8,640             17%          06/01/2001
     42,283         3,200              9%            10/31/97
     81,045
     94,608        32,250             36%          12/31/2002
     68,852         3,416             14%          05/31/2008
    124,451        13,000             25%          07/31/2000
     84,869         3,600             14%            12/30/99
  1,500,593
    774,828
    817,618
    629,866
  1,639,862
    419,033
    489,642
    843,538
    570,226
    600,652
    502,942
    390,927
    404,538
    221,924

                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


     U/W                   U/W       1995         1995                   1995
  EXPENSES      U/W NOI    DSCR    REVENUES     EXPENSES     1995 NOI    DSCR
-----------  -----------  ----  ------------  -----------  -----------  ----
 $1,696,434   $  967,816   2.26   $2,686,596   $1,676,180   $1,010,416   2.36
    518,877      597,697   1.62    1,099,374      523,915      575,459   1.56
    350,391      429,392   1.39      773,203      360,025      413,178   1.34
    512,665      457,951   1.48      906,077      517,654      388,423   1.25
    380,109      373,167   1.11      786,890      486,614      300,276   0.90
    382,246      450,520   1.40      832,568      353,845      478,723   1.49
    414,524      444,940   1.47      791,022      407,104      383,918   1.27
    584,037      417,963   1.49      942,904      580,617      362,287   1.29
    247,030      393,242   1.41      631,003      221,602      409,401   1.47
    287,916      350,977   1.44      635,762      259,863      375,899   1.54
    266,542      335,910   1.42      531,796      269,650      262,146   1.11
    326,579      305,940   1.38      648,605      287,199      361,406   1.63
    348,695      288,549   1.36      636,158      338,261      297,897   1.41
    152,865      294,741   1.34      443,968      130,459      313,509   1.42
    848,572      468,314   2.30    1,345,262      829,073      516,189   2.53
    283,538      262,777   1.41      538,165      269,015      269,150   1.44
    293,008      281,472   1.39      550,265      260,009      290,256   1.43
     73,799      250,599   1.30      338,528       53,603      284,925   1.48
    400,859      314,835   1.58      438,997      402,270       36,727   0.18
    277,414      275,633   1.47      536,509      269,650      266,859   1.42
    252,420      259,690   1.45      509,308      260,341      248,967   1.39
     57,769      265,998   1.44      337,181       70,017      267,164   1.44
    277,728      252,226   1.50      493,465      259,442      234,023   1.39
    272,331      232,256   1.50      495,591      253,517      242,074   1.56
    249,152      227,812   1.47      475,161      174,998      300,163   1.94
    225,134      242,804   1.47      467,938      225,785      242,153   1.47
    368,493      232,436   1.58      577,724      402,665      175,059   1.19
    236,737      232,281   1.49      468,107      207,273      260,834   1.67
    298,984      227,726   1.51      530,392      274,200      256,192   1.70
    257,579      214,611   1.40      490,238      243,232      247,006   1.61
     83,255      110,852   1.46      191,402       88,557      102,845   1.36
     58,782      120,828   1.47      179,195       55,815      123,380   1.51
    107,062      186,069   1.40      285,969       98,355      187,614   1.42
    261,995      200,005   1.50      488,865      250,880      237,985   1.79
    376,369      391,465   2.95      785,098      373,841      411,257   3.10
    191,504      171,537   1.48          n/a          n/a          n/a    n/a
    188,092      196,598   1.68      398,929      184,745      214,184   1.83
    126,299      245,987   2.01      394,001      135,197      258,804   2.12
    144,750      174,250   1.40      335,121      157,118      178,003   1.43
    144,670      163,824   1.37      307,000      153,017      153,983   1.29
    137,870      170,534   1.46      301,042      156,400      144,642   1.24
    110,403      125,361   1.41      243,718      100,673      143,045   1.61
    127,290      146,587   1.76      267,852      143,691      124,161   1.49
    173,474      110,982   1.42      262,666      212,835       49,831   0.64
     93,137      106,802   1.45      202,457      101,611      100,846   1.37
    107,582      120,212   1.56      231,923      114,630      117,293   1.52
    576,589      725,191   1.64          n/a          n/a          n/a    n/a
    431,205      543,332   1.42      783,439      412,473      370,966   0.97
    231,098      410,871   1.62      489,000      211,000      278,000   1.10
    548,728    1,449,992   1.87    1,685,812      496,133    1,189,679   1.53
    258,300      796,453   1.22    1,075,848      251,569      824,279   1.26
     33,221      631,201   1.46          n/a          n/a          n/a    n/a
    178,952      600,989   1.88      684,084      167,504      516,580   1.62
     59,345      370,422   1.39      432,073       17,128      414,945   1.56
     74,199      224,743   1.53      273,264       68,084      205,180   1.56
  6,677,798    2,091,664   1.77    8,794,401    6,521,999    2,272,402   1.92
  1,619,954    1,002,151   1.70    2,599,668    1,534,689    1,064,979   1.81
  2,664,473      973,619   1.66    3,630,773    2,561,455    1,069,318   1.82
  1,458,343      706,756   1.87    2,352,857    1,489,663      863,194   2.28
  6,737,579    1,140,054   1.74    7,508,872    6,349,522    1,159,350   1.77
  2,807,066    1,160,343   2.05    4,070,861    2,782,696    1,288,165   2.27
  3,708,596      980,787   1.75    4,676,630    3,773,033      903,597   1.62
  2,955,479      586,740   1.61    3,584,438    2,957,590      626,848   1.72
    655,792      366,269   1.88      784,566      549,747      234,819   1.21
$64,311,195  $68,798,294   1.47 $121,748,557  $60,407,384  $61,341,173

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS



    U/W          1994         1994
  EXPENSES      REVENUES     EXPENSES     1994 NOI          LARGEST TENANT
-----------  ------------  -----------  ----------    ------------------------
 $1,696,434    $2,535,163   $1,917,472   $  617,691
    518,877     1,036,768      470,542      566,226
    350,391       773,314      334,351      438,963
    512,665       995,426      501,467      493,959
    380,109           n/a          n/a          n/a
    382,246           n/a          n/a          n/a
    414,524           n/a          n/a          n/a
    584,037       396,052      527,875     (131,823)
    247,030       591,094      251,443      339,651
    287,916       616,908      264,066      352,842
    266,542       496,915      222,242      274,673
    326,579       648,252      254,903      393,349
    348,695       633,219      356,134      277,085
    152,865           n/a          n/a          n/a
    848,572     1,203,721      817,448      386,273
    283,538       512,722      248,926      263,796
    293,008       569,050      262,455      306,595
     73,799       348,214       91,847      256,367
    400,859           n/a          n/a          n/a
    277,414       499,288      249,736      249,552
    252,420       507,947      255,212      252,735
     57,769       329,513       75,815      253,698
    277,728       443,242      241,209      202,033
    272,331       460,761      233,739      227,022
    249,152       438,899      185,611      253,288
    225,134       449,151      214,707      234,444
    368,493       585,719      406,034      179,685
    236,737       461,269      226,632      234,637
    298,984       514,826      260,429      254,397
    257,579       407,342      219,577      187,765
     83,255       192,384       77,041      115,343
     58,782       169,841       55,705      114,136
    107,062       273,019       91,730      181,289
    261,995       448,617      302,796      145,821
    376,369       715,408      449,420      265,988
    191,504           n/a          n/a          n/a
    188,092       428,086      183,974      244,112
    126,299       372,075      119,427      252,648
    144,750       312,813      142,148      170,665
    144,670       315,760      137,009      178,751
    137,870       280,346      106,309      174,037
    110,403       234,143      127,156      106,987
    127,290       255,060      129,285      125,775
    173,474       234,136      189,598       44,538
     93,137       189,416       90,603       98,813
    107,582       217,082      112,713      104,369
    576,589           n/a          n/a          n/a     United HealthCare Services, Inc.
    431,205           n/a          n/a          n/a     National Grange
    231,098       472,000      218,000      254,000     McWilliams & Company
    548,728     1,714,908      605,804    1,109,104     Universal Applicators
    258,300     1,076,250      252,667      823,583     Grace & Wild
     33,221           n/a          n/a          n/a     Badanco Enterprises
    178,952       589,190      140,063      449,127     Great Amer. Furniture
     59,345       461,642       53,290      408,352     Winn Dixie
     74,199       266,176       70,755      195,421     Wollenweber's Trucking
  6,677,798     7,973,823    6,204,766    1,769,057
  1,619,954     2,381,062    1,427,874      953,188
  2,664,473     3,457,716    2,466,534      991,182
  1,458,343     2,112,994    1,364,986      748,008
  6,737,579     6,798,798    5,902,319      896,479
  2,807,066     3,477,593    2,201,538    1,276,055
  3,708,596     4,854,859    3,653,138    1,201,721
  2,955,479     3,362,319    2,683,453      678,866
    655,792           n/a          n/a          n/a
$64,311,195  $109,568,322  $54,664,479  $54,903,843




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


     U/W      LARGEST TENANT  LARGEST TENANT   LARGEST TENANT
  EXPENSES      LEASED SF     % OF TOTAL SF   LEASE EXPIRATION         SECOND LARGEST TENANT
-----------  --------------  --------------  ----------------  -----------------------------------
$ 1,696,434
    518,877
    350,391
    512,665
    380,109
    382,246
    414,524
    584,037
    247,030
    287,916
    266,542
    326,579
    348,695
    152,865
    848,572
    283,538
    293,008
     73,799
    400,859
    277,414
    252,420
     57,769
    277,728
    272,331
    249,152
    225,134
    368,493
    236,737
    298,984
    257,579
     83,255
     58,782
    107,062
    261,995
    376,369
    191,504
    188,092
    126,299
    144,750
    144,670
    137,870
    110,403
    127,290
    173,474
     93,137
    107,582
    576,589       66,185            75%          07/25/2001    VISTA COMPUTER SERVICES, INC.
    431,205       14,128            16%          12/01/2000    ADP INC.
    231,098        8,422            16%            05/31/98    WILBUR SMITH ASSOCIATES INC.
    548,728      309,920            46%            04/30/97    SECURITY PACKAGING
    258,300       55,000            57%          05/01/2004    VICTOR DUNCAN
     33,221      152,043           100%          06/30/2006
    178,952       12,000             9%            12/01/98    MAST TECH
     59,345      178,660           100%            07/31/97
     74,199       41,556            34%            12/31/98    CINDER EXPRESS
  6,677,798
  1,619,954
  2,664,473
  1,458,343
  6,737,579
  2,807,066
  3,708,596
  2,955,479
    655,792
$64,311,195

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)
                                   ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


                               SECOND LARGEST  SECOND LARGEST
     U/W      SECOND LARGEST    TENANT % OF     TENANT LEASE
  EXPENSES   TENANT LEASED SF     TOTAL SF       EXPIRATION
-----------  ---------------    --------------  --------------
$ 1,696,434
    518,877
    350,391
    512,665
    380,109
    382,246
    414,524
    584,037
    247,030
    287,916
    266,542
    326,579
    348,695
    152,865
    848,572
    283,538
    293,008
     73,799
    400,859
    277,414
    252,420
     57,769
    277,728
    272,331
    249,152
    225,134
    368,493
    236,737
    298,984
    257,579
     83,255
     58,782
    107,062
    261,995
    376,369
    191,504
    188,092
    126,299
    144,750
    144,670
    137,870
    110,403
    127,290
    173,474
     93,137
    107,582
    576,589       11,269             13%            07/09/2001
    431,205        5,174              6%              12/01/96
    231,098        7,454             14%            03/31/2001
    548,728      215,342             32%              07/31/99
    258,300       16,667             17%              12/31/97
     33,221
    178,952       11,400              7%              07/31/98
     59,345
     74,199       25,233             21%              08/31/98
  6,677,798
  1,619,954
  2,664,473
  1,458,343
  6,737,579
  2,807,066
  3,708,596
  2,955,479
    655,792
$64,311,195

                                                                       ANNEX A
                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Sponsor or the Underwriters or any of their respective affiliates or any other person.

   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

   1. "Underwriting NOI" or "U/W NOI" as used herein with respect to any Mortgaged Property means an estimate, made at origination or purchase of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of U/W Revenues over U/W Expenses, each of which was generally derived in the following manner:

     (i) "Underwriting Revenues" or "U/W Revenues" were generally assumed to equal (subject to the assumptions and adjustments specified in the following two sentences): (a) the actual amounts of gross rents (in the case of the Multifamily Mortgaged Properties) received during the latest full calendar year (on a rolling 12 month basis, or annualized or estimated in certain cases); and (b) monthly contractual base rents (in the case of the Commercial Mortgaged Properties other than the health care and hotel Mortgaged Properties) for a 12 month period under leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan or, in the case of one Mortgage Loan, representing 0.92% of the Initial Pool Balance, existing market rents; and (c) annual amounts consistent with historical operating trends and market and competitive conditions, in the case of health care and hotel Mortgaged Properties. Such Underwriting Revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if such was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (y) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year.

     Underwriting Revenues generally include: (w) for the Multifamily Mortgaged Properties, rental and other revenues; (x) for the retail, office and industrial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; (y) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments, and other revenues; and (z) for the hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

     (ii) "Underwriting Expenses" or "U/W Expenses" were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to between 0.0% and 6.09% of assumed gross revenues for the year,
    (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures), and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Underwriting Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor (except as described above). In the case of certain retail, office and/or industrial Mortgaged Properties, Underwriting Expenses may have included leasing commissions and tenant improvements. In the case of hotel Mortgaged Properties, Underwriting Expenses included such departmental expenses as guest rooms, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as general and administrative, marketing and franchise fee. In the case of health care Mortgaged Properties, Underwriting Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping, activities/social service expenses, equipment rental expenses and other expenses.

     The historical expenses with respect to any Mortgaged Property were generally obtained (x) from operating statements relating to the latest full calendar year (or, annualized or estimated in certain cases), (y) by analyzing the amount of expenses for previous partial periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, and/or (z) by reviewing the amounts of expenses for periods prior to the latest full calendar year, where such information was available.

   The management fees used in calculating Underwriting NOI differ in many cases from the management fees provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwriting NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating Underwriting NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

   In some cases, "Underwriting NOI" or "U/W NOI" describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. No representation is made as to the future net cash flow of the properties, nor is "Underwriting NOI" or "U/W NOI" set forth herein intended to represent such future net cash flow.

   Underwriting NOI and the Underwriting Revenues and Underwriting Expenses used to determine Underwriting NOI for each Mortgaged Property are derived from information furnished by the respective borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NOI for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwriting NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

   2. "Underwriting Debt Service Coverage Ratio" or "U/W DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwriting NOI for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

   3. "1995 NOI" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1995 (equal to 1995 Revenues less 1995 Expenses), as established by information provided by the related borrower, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1995 NOI does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from 1995 Expenses to reflect normalized 1995 NOI. The Sponsor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1995 NOI was not necessarily determined in accordance with GAAP. Moreover, 1995 NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP a measure of liquidity and in certain cases may reflect partial-year annualizations.

   4. "1995 Revenues" are the gross revenues received in respect of a Mortgaged Property for the year ended December 31, 1995 (or, annualized or estimated in certain cases), as reflected in the operating statements and other information furnished by the related borrower, and such revenues generally include: (a) for the Multifamily Mortgaged Properties, gross rental and other revenues; (b) for the retail, office and industrial Mortgaged Properties, base rent, percentage rent, expense reimbursements and other revenues; (c) for the health care Mortgaged Properties, resident charges, Medicaid and Medicare payments and other revenues; and (d) for the hotel Mortgaged Properties, guest room, food and beverage, telephone and other revenues.

   5. "1995 Expenses" are the operating expenses incurred for a Mortgaged Property for the year ended December 31, 1995 (or, annualized or estimated in certain cases), as reflected in the operating statements and other information furnished by the related borrower, and such expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs (but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor). In the case of certain retail, office, and/or industrial Mortgaged Properties, 1995 Expenses may have included leasing commissions and tenant improvements. In the case of hotel Mortgaged Properties, 1995 Expenses included such departmental expenses as guest room, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as marketing and franchise fees. In the case of health care Mortgaged Properties, 1995 Expenses included routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping, activities/social service expenses, equipment rental expenses and other expenses.

   6. "1994 NOI" means, with respect to any Mortgaged Property, the net operating income derived therefrom for 1994, equal to 1994 Revenues less 1994 Expenses and calculated in a manner consistent with 1995 NOI.

   7. "1994 Expenses" are the actual expenses incurred for a Mortgaged Property for the year ended December 31, 1994, calculated in a manner consistent with 1995 Expenses.

   8. "1994 Revenues" are the revenues for a Mortgaged Property for the year ended December 31, 1994, calculated in a manner consistent with 1995 Revenues.

   9. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the Cut-off Date.

   10. "1995 Debt Service Coverage Ratio" or "1995 DSCR" means, with respect to any Mortgage Loan, (a) the 1995 NOI for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

   11. "Appraisal Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Sponsor.

   12. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" or "LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

    13. "Leasable Square Footage", "Property Size (SF)" or "Net Rentable Area" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial facility, the square footage of the net leasable area.

   14. "Total Units/Rooms/Pads" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms; (iii) in the case of a Mortgaged Property operated as a health care facility, the number of dwelling units; and (iv) in the case of a Mortgaged Property constituting a mobile home park, the number of pads.

   15. "Occupancy %" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

   16 "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer and the Standby Fee is payable to the Special Servicer), plus the per annum rate applicable to the calculation of the Trustee Fee.

   17. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

   18. "Anticipated Loan Balance at Maturity" means, with respect to any Mortgage Loan, the balance due at maturity pursuant to the payment schedule for such Mortgage Loan and assuming no prepayments, defaults or extensions.

   19. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

   20. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

   In the schedule and tables set forth in this Annex A, with respect to the Mortgage Loan evidenced by one Mortgage Note, but secured by two Mortgaged Properties, a portion of the principal balance of such Mortgage Loan has been allocated based on appraised value to each related Mortgaged Property for certain purposes, including determining the Cut-off Date Loan-to-Value Ratio, the U/W DSCR and the 1995 Debt Service Coverage Ratio.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                  OUTSTANDING PRINCIPAL BALANCE ANALYSIS (1)

                                DEC-1996    DEC-1997    DEC-1998    DEC-1999    DEC-2000
                              ----------  ----------  ----------  ----------  ----------
1.00-1.99% ..................      0.00%       0.00%       0.00%       0.00%       0.71%
2.00-2.99% ..................      0.00%       0.00%       0.00%       0.00%       0.41%
3.00-3.99% ..................      0.00%       0.00%       0.00%       0.00%       0.00%
Greater of 1% of UPB or YM  .      3.77%       3.77%      19.59%      58.76%      60.32%
Locked Out ..................     93.58%      93.59%      77.59%      38.48%       0.92%
Yield Maintenance ...........      2.65%       2.63%       2.82%       2.77%      37.64%
No Penalty ..................      0.00%       0.00%       0.00%       0.00%       0.00%
                              ----------  ----------  ----------  ----------  ----------
Totals(2):                       100.00%     100.00%     100.00%     100.00%     100.00%
                              ==========  ==========  ==========  ==========  ==========
Aggregate Principal Balance
 of the Mortgage Loans ($MM)    $458.06     $453.00     $447.46     $441.40     $429.41
Percentage of the Cut-Off
 Date Balance of the
 Mortgage
 Loans Outstanding ..........    100.00%      98.90%      97.69%      96.36%      93.75%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                DEC-2001    DEC-2002    DEC-2003    DEC-2004    DEC-2005    DEC-2006
                              ----------  ----------  ----------  ----------  ----------  ----------
1.00-1.99% ..................      0.00%      13.73%       0.71%       0.00%      40.26%       0.00%
2.00-2.99% ..................     16.52%       0.00%       0.00%      49.35%       2.62%      27.46%
3.00-3.99% ..................      0.00%       0.00%      48.22%       2.59%       0.41%       0.00%
Greater of 1% of UPB or YM  .     44.59%      44.87%       3.09%       0.52%       0.00%       0.00%
Locked Out ..................      0.37%       0.35%       0.00%       0.00%       0.00%       0.00%
Yield Maintenance ...........     37.67%      38.05%      46.22%      47.54%      40.67%      30.40%
No Penalty ..................      0.86%       3.00%       1.76%       0.00%      16.04%      42.14%
                              ----------  ----------  ----------  ----------  ----------  ----------
Totals(2):                       100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                              ==========  ==========  ==========  ==========  ==========  ==========
Aggregate Principal Balance
 of the Mortgage Loans ($MM)    $413.70     $402.66     $328.22     $312.75     $304.68     $  3.09
Percentage of the Cut-Off
 Date Balance of the
 Mortgage
 Loans Outstanding ..........     90.32%      87.91%      71.66%      68.28%      66.52%       0.67%

------------

   (1) Prepayment provisions in effect as a percentage of loans outstanding as of the date indicated assuming no prepayments, defaults or extensions.

   (2) The sum of the percentages in this table may not equal 100% due to rounding.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
                      CUT-OFF DATE BALANCE ANALYSIS (1)

                                DEC-1996    DEC-1997    DEC-1998    DEC-1999    DEC-2000
                              ----------  ----------  ----------  ----------  ----------
1.00-1.99% ..................      0.00%       0.00%       0.00%       0.00%       0.66%
2.00-2.99% ..................      0.00%       0.00%       0.00%       0.00%       0.38%
3.00-3.99% ..................      0.00%       0.00%       0.00%       0.00%       0.00%
Greater of 1% of UPB or YM  .      3.77%       3.73%      19.13%      56.62%      56.55%
Locked Out ..................     93.58%      92.56%      75.79%      37.08%       0.86%
Yield Maintenance ...........      2.65%       2.60%       2.76%       2.66%      35.28%
No Penalty ..................      0.00%       0.00%       0.00%       0.00%       0.00%
Paid Down (2) ...............      0.00%       1.10%       2.31%       3.64%       6.25%
                              ----------  ----------  ----------  ----------  ----------
Totals(3):                       100.00%     100.00%     100.00%     100.00%     100.00%
                              ==========  ==========  ==========  ==========  ==========
Aggregate Principal Balance
 of the Mortgage Loans ($MM)    $458.06     $453.00     $447.46     $441.40     $429.41
% of the Cut-Off
 Date Balance of the
 Mortgage
 Loans Outstanding ..........    100.00%      98.90%      97.69%      96.36%      93.75%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                DEC-2001    DEC-2002    DEC-2003    DEC-2004    DEC-2005    DEC-2006
                              ----------  ----------  ----------  ----------  ----------  ----------
1.00-1.99% ..................      0.00%      12.07%       0.51%       0.00%      26.78%       0.00%
2.00-2.99% ..................     14.92%       0.00%       0.00%      33.70%       1.74%       0.19%
3.00-3.99% ..................      0.00%       0.00%      34.55%       1.77%       0.27%       0.00%
Greater of 1% of UPB or YM  .     40.28%      39.45%       2.21%       0.35%       0.00%       0.00%
Locked Out ..................      0.33%       0.31%       0.00%       0.00%       0.00%       0.00%
Yield Maintenance ...........     34.02%      33.45%      33.12%      32.46%      27.05%       0.20%
No Penalty ..................      0.78%       2.63%       1.26%       0.00%      10.67%       0.28%
Paid Down (2) ...............      9.68%      12.09%      28.34%      31.72%      33.48%      99.33%
                              ----------  ----------  ----------  ----------  ----------  ----------
Totals(3):                       100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                              ==========  ==========  ==========  ==========  ==========  ==========
Aggregate Principal Balance
 of the Mortgage Loans ($MM)    $413.70     $402.66     $328.22     $312.75     $304.68     $  3.09
% of the Cut-Off
 Date Balance of the
 Mortgage
 Loans Outstanding ..........     90.32%      87.91%      71.66%      68.28%      66.52%       0.67%

------------

   (1) Prepayment provisions in effect as a percentage of loans outstanding as of the date indicated assuming no prepayments, defaults or extensions.

   (2) Scheduled amortization and balloon payments only.

   (3) The sum of the percentages in this table may not equal 100% due to rounding.

                   UNDERWRITING DEBT SERVICE COVERAGE RATIO

    RANGE OF      NUMBER OF      % OF      NUMBER OF      AGGREGATE
 UNDERWRITING     MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
      DSCR          LOANS       LOANS      PROPERTIES      BALANCE
--------------  -----------  ----------  ------------  --------------
1.00-1.09x ....        1          0.8%          1        $  1,889,891
1.10-1.19x ....        2          1.5%          2        $  5,937,274
1.20-1.29x ....        5          3.8%          5        $ 31,346,920
1.30-1.39x ....       42         32.3%         42        $207,432,527
1.40-1.49x ....       37         28.5%         38        $ 79,078,727
1.50-1.59x ....       17         13.1%         17        $ 29,930,745
1.60-1.69x ....        7          5.4%          7        $ 22,493,077
1.70-1.79x ....        5          3.8%          5        $ 27,859,782
1.80-1.89x ....        7          5.4%          7        $ 32,853,843
1.90-1.99x ....        2          1.5%          2        $  5,010,818
2.00-2.99x ....        5          3.8%          5        $ 14,221,938
                -----------  ----------  ------------  --------------
Total .........      130        100.0%        131        $458,055,542
                ===========  ==========  ============  ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   % OF        WEIGHTED        WEIGHTED      WEIGHTED
    RANGE OF      INITIAL      AVERAGE         AVERAGE       AVERAGE
 UNDERWRITING      POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
      DSCR        BALANCE        DSCR         LTV RATIO        RATE
--------------  ---------  --------------  --------------  ----------
1.00-1.09x ....      0.4%        1.05            75.6%        8.320%
1.10-1.19x ....      1.3%        1.13            70.0%        9.628%
1.20-1.29x ....      6.8%        1.27            73.0%        9.125%
1.30-1.39x ....     45.3%        1.34            73.4%        8.948%
1.40-1.49x ....     17.3%        1.45            71.9%        9.089%
1.50-1.59x ....      6.5%        1.54            63.7%        9.157%
1.60-1.69x ....      4.9%        1.63            64.6%        9.208%
1.70-1.79x ....      6.1%        1.75            63.5%        9.601%
1.80-1.89x ....      7.2%        1.86            58.8%        9.069%
1.90-1.99x ....      1.1%        1.93            47.3%        8.640%
2.00-2.99x ....      3.1%        2.23            58.4%        9.072%
                ---------  --------------  --------------  ----------
Total .........    100.0%        1.47            69.6%        9.066%
                =========  ==============  ==============  ==========


                       CUT-OFF DATE LOAN TO VALUE RATIO

                    NUMBER OF      % OF      NUMBER OF      AGGREGATE
     RANGE OF       MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
CUT-OFF DATE LTV      LOANS       LOANS      PROPERTIES      BALANCE
----------------  -----------  ----------  ------------  --------------
25% -- 49% ......        6          4.6%          6        $ 13,638,169
50% -- 59% ......       17         13.1%         17        $ 52,700,044
60% -- 69% ......       38         29.2%         38        $103,465,741
70% -- 79% ......       68         52.3%         69        $283,234,555
80% -- 90% ......        1          0.8%          1        $  5,017,033
                  -----------  ----------  ------------  --------------
Total ...........      130        100.0%        131        $458,055,542
                  ===========  ==========  ============  ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                     % OF        WEIGHTED        WEIGHTED      WEIGHTED
                    INITIAL      AVERAGE         AVERAGE       AVERAGE
     RANGE OF        POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
CUT-OFF DATE LTV    BALANCE        DSCR         LTV RATIO        RATE
----------------  ---------  --------------  --------------  ----------
25% -- 49% ......      3.0%        1.87            46.9%        8.786%
50% -- 59% ......     11.5%        1.77            55.2%        9.181%
60% -- 69% ......     22.6%        1.53            65.7%        9.233%
70% -- 79% ......     61.8%        1.38            74.6%        9.005%
80% -- 90% ......      1.1%        1.47            80.9%        8.620%
                  ---------  --------------  --------------  ----------
Total ...........    100.0%        1.47            69.6%        9.066%
                  =========  ==============  ==============  ==========


                                PROPERTY TYPE

                   NUMBER OF      % OF      NUMBER OF      AGGREGATE
                   MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
 PROPERTY TYPE       LOANS       LOANS      PROPERTIES      BALANCE
---------------  -----------  ----------  ------------  --------------
Retail .........       53         40.8%         53        $195,239,346
Multifamily  ...       57         43.8%         58        $179,073,661
Hotel ..........        4          3.1%          4        $ 23,989,532
Industrial  ....        6          4.6%          6        $ 23,245,986
Health Care  ...        5          3.8%          5        $ 22,383,083
Office .........        3          2.3%          3        $ 10,430,361
Mobile Home  ...        2          1.5%          2        $  3,693,573
                 -----------  ----------  ------------  --------------
Total ..........      130        100.0%        131        $458,055,542
                 ===========  ==========  ============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    % OF        WEIGHTED        WEIGHTED      WEIGHTED
                   INITIAL      AVERAGE         AVERAGE       AVERAGE
                    POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
 PROPERTY TYPE     BALANCE        DSCR         LTV RATIO        RATE
---------------  ---------  --------------  --------------  ----------
Retail .........     42.6%        1.38            69.3%        9.102%
Multifamily  ...     39.1%        1.48            71.7%        8.832%
Hotel ..........      5.2%        1.75            56.6%        9.733%
Industrial  ....      5.1%        1.57            71.5%        9.496%
Health Care  ...      4.9%        1.81            68.9%        9.326%
Office .........      2.3%        1.56            66.6%        9.314%
Mobile Home  ...      0.8%        1.37            74.5%        9.146%
                 ---------  --------------  --------------  ----------
Total ..........    100.0%        1.47            69.6%        9.066%
                 =========  ==============  ==============  ==========

                            GEOGRAPHIC DISTRIBUTION

                  NUMBER OF      % OF      NUMBER OF      AGGREGATE
                  MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
     STATES         LOANS       LOANS      PROPERTIES      BALANCE
--------------  -----------  ----------  ------------  --------------
Florida .......       19         14.6%         19        $ 42,899,984
Nevada ........        4          3.1%          4        $ 42,132,800
North Carolina        14         10.8%         14        $ 41,050,571
Virginia ......        5          3.8%          5        $ 33,245,199
Georgia  ......        7          5.4%          7        $ 31,875,430
Tennessee .....        9          6.9%          9        $ 29,880,908
California ....        4          3.1%          4        $ 29,720,877
Michigan ......        5          3.8%          5        $ 25,596,376
Texas .........        8          6.2%          8        $ 22,759,168
Ohio ..........        8          6.2%          9        $ 21,603,758
Maryland  .....        4          3.1%          4        $ 16,788,272
Louisiana .....        4          3.1%          4        $ 15,056,913
Alabama .......        3          2.3%          3        $ 13,632,641
Pennsylvania  .        5          3.8%          5        $ 13,445,531
New Jersey ....        3          2.3%          3        $ 10,384,310
Mississippi  ..        5          3.8%          5        $ 10,329,445
Massachusetts          3          2.3%          3        $  8,898,224
Colorado ......        2          1.5%          2        $  8,883,944
Oklahoma ......        4          3.1%          4        $  8,685,166
Connecticut  ..        3          2.3%          3        $  8,025,597
New York ......        4          3.1%          4        $  5,964,276
Washington ....        1          0.8%          1        $  4,380,094
Iowa ..........        1          0.8%          1        $  3,269,294
Indiana .......        1          0.8%          1        $  2,977,108
Utah ..........        1          0.8%          1        $  2,695,148
South Carolina         2          1.5%          2        $  2,052,698
Delaware ......        1          0.8%          1        $  1,821,810
                -----------  ----------  ------------  --------------
Total .........      130        100.0%        131        $458,055,542
                ===========  ==========  ============  ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   % OF        WEIGHTED        WEIGHTED      WEIGHTED
                  INITIAL      AVERAGE         AVERAGE       AVERAGE
                   POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
     STATES       BALANCE        DSCR         LTV RATIO        RATE
--------------  ---------  --------------  --------------  ----------
Florida .......      9.4%        1.57            62.8%        9.112%
Nevada ........      9.2%        1.46            73.8%        8.621%
North Carolina       9.0%        1.56            64.7%        9.236%
Virginia ......      7.3%        1.38            70.3%        9.076%
Georgia  ......      7.0%        1.44            73.6%        8.912%
Tennessee .....      6.5%        1.40            71.6%        8.967%
California ....      6.5%        1.28            73.8%        9.045%
Michigan ......      5.6%        1.44            73.3%        9.823%
Texas .........      5.0%        1.57            68.3%        8.894%
Ohio ..........      4.7%        1.63            67.5%        8.908%
Maryland  .....      3.7%        1.37            69.6%        9.289%
Louisiana .....      3.3%        1.58            70.8%        8.513%
Alabama .......      3.0%        1.37            72.1%        9.238%
Pennsylvania  .      2.9%        1.37            73.8%        9.116%
New Jersey ....      2.3%        1.52            69.0%        9.396%
Mississippi  ..      2.3%        1.50            69.1%        9.050%
Massachusetts        1.9%        1.48            66.1%        9.462%
Colorado ......      1.9%        1.35            72.8%        9.378%
Oklahoma ......      1.9%        2.26            55.9%        9.161%
Connecticut  ..      1.8%        1.23            72.6%        9.231%
New York ......      1.3%        1.43            77.1%        8.666%
Washington ....      1.0%        1.39            65.4%        9.170%
Iowa ..........      0.7%        1.39            74.1%        8.740%
Indiana .......      0.6%        1.33            69.2%        8.750%
Utah ..........      0.6%        1.41            52.9%        9.000%
South Carolina       0.4%        1.53            52.7%        8.955%
Delaware ......      0.4%        1.44            74.7%        9.070%
                ---------  --------------  --------------  ----------
Total .........    100.0%        1.47            69.6%        9.066%
                =========  ==============  ==============  ==========


                                MORTGAGE RATE

                  NUMBER OF      % OF      NUMBER OF      AGGREGATE
    RANGE OF      MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
MORTGAGE RATES      LOANS       LOANS      PROPERTIES      BALANCE
--------------  -----------  ----------  ------------  --------------
8.00%--8.49%  .       11          8.5%         11        $ 38,401,584
8.50%--8.99%  .       46         35.4%         46        $176,544,446
9.00%--9.49%  .       50         38.5%         50        $162,873,318
9.50%--9.99%  .       19         14.6%         20        $ 65,553,906
10.00%--10.49%         4          3.1%          4        $ 14,682,289
                -----------  ----------  ------------  --------------
Total .........      130        100.0%        131        $458,055,542
                ===========  ==========  ============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   % OF        WEIGHTED        WEIGHTED      WEIGHTED
                  INITIAL      AVERAGE         AVERAGE       AVERAGE
    RANGE OF       POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
MORTGAGE RATES    BALANCE        DSCR         LTV RATIO        RATE
--------------  ---------  --------------  --------------  ----------
 8.00%--8.49%        8.4%        1.45            70.1%         8.277%
 8.50%--8.99%       38.5%        1.45            71.7%         8.780%
 9.00%--9.49%       35.6%        1.47            69.6%         9.204%
 9.50%--9.99%       14.3%        1.55            63.9%         9.716%
10.00%--10.49%       3.2%        1.54            68.8%        10.131%
                ---------  --------------  --------------  ----------
Total .........    100.0%        1.47            69.6%         9.066%
                =========  ==============  ==============  ==========

                             CUT-OFF DATE BALANCE


     RANGE OF        NUMBER OF      % OF      NUMBER OF      AGGREGATE
   CUT-OFF DATE      MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
 BALANCES ($000)       LOANS       LOANS      PROPERTIES      BALANCE
-----------------  -----------  ----------  ------------  --------------
     $0 --    $999        5          3.8%          5        $  4,076,085
 $1,000 --  $2,499       61         46.9%         62        $102,594,552
 $2,500 --  $4,999       37         28.5%         37        $128,168,568
 $5,000 --  $7,499       17         13.1%         17        $102,373,721
 $7,500 --  $9,999        6          4.6%          6        $ 52,694,492
$10,000 -- $14,999        1          0.8%          1        $ 10,397,716
$15,000 -- $22,679        3          2.3%          3        $ 57,750,409
                   -----------  ----------  ------------  --------------
Total ............      130        100.0%        131        $458,055,542
                   ===========  ==========  ============  ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      % OF        WEIGHTED        WEIGHTED      WEIGHTED
     RANGE OF        INITIAL      AVERAGE         AVERAGE       AVERAGE
   CUT-OFF DATE       POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
 BALANCES ($000)     BALANCE        DSCR         LTV RATIO        RATE
-----------------  ---------  --------------  --------------  ----------
     $0 --    $999       0.9%        1.53            67.5%        9.306%
 $1,000 --  $2,499      22.4%        1.50            67.6%        9.030%
 $2,500 --  $4,999      28.0%        1.50            68.1%        9.014%
 $5,000 --  $7,499      22.3%        1.56            69.7%        9.133%
 $7,500 --  $9,999      11.5%        1.33            73.6%        9.172%
$10,000 -- $14,999       2.3%        1.77            53.6%        9.690%
$15,000 -- $22,679      12.6%        1.31            75.9%        8.899%
                   ---------  --------------  --------------  ----------
Total ............    100.0%        1.47            69.6%        9.066%
                   =========  ==============  ==============  ==========


                             YEAR OF ORIGINATION

                 NUMBER OF      % OF      NUMBER OF      AGGREGATE
    YEAR OF      MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
 ORIGINATION       LOANS       LOANS      PROPERTIES      BALANCE
-------------  -----------  ----------  ------------  --------------
1994 .........        5          3.8%          5        $ 24,351,763
1995 .........        2          1.5%          2        $  3,769,083
1996 .........      123         94.6%        124        $429,934,696
               -----------  ----------  ------------  --------------
Total ........      130        100.0%        131        $458,055,542
               ===========  ==========  ============  ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                  % OF        WEIGHTED        WEIGHTED      WEIGHTED
                 INITIAL      AVERAGE         AVERAGE       AVERAGE
    YEAR OF       POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
 ORIGINATION     BALANCE        DSCR         LTV RATIO        RATE
-------------  ---------  --------------  --------------  ----------
1994 .........      5.3%        1.44            70.1%        9.506%
1995 .........      0.8%        1.48            65.4%        9.767%
1996 .........     93.9%        1.48            69.6%        9.035%
               ---------  --------------  --------------  ----------
Total ........    100.0%        1.47            69.6%        9.066%
               =========  ==============  ==============  ==========


                          ORIGINAL TERM TO MATURITY


 RANGE OF
 ORIGINAL     NUMBER OF      % OF      NUMBER OF      AGGREGATE
 TERMS TO     MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
 MATURITY       LOANS       LOANS      PROPERTIES      BALANCE
----------  -----------  ----------  ------------  --------------
 72 Mos ...        1          0.8%          1        $  5,778,934
 84 Mos ...       18         13.8%         18        $ 86,549,894
120 Mos  ..      107         82.3%        108        $357,485,346
144 Mos  ..        2          1.5%          2        $  3,555,281
180 Mos  ..        2          1.5%          2        $  4,686,087
            -----------  ----------  ------------  --------------
Total .....      130        100.0%        131        $458,055,542
            ===========  ==========  ============  ==============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 RANGE OF      % OF        WEIGHTED        WEIGHTED      WEIGHTED
 ORIGINAL     INITIAL      AVERAGE         AVERAGE       AVERAGE
 TERMS TO      POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
 MATURITY     BALANCE        DSCR         LTV RATIO        RATE
----------  ---------  --------------  --------------  ----------
 72 Mos ...      1.3%        1.22            75.0%        9.900%
 84 Mos ...     18.9%        1.47            73.4%        9.071%
120 Mos  ..     78.0%        1.48            68.7%        9.047%
144 Mos  ..      0.8%        1.34            49.8%        9.730%
180 Mos  ..      1.0%        1.11            74.4%        8.851%
            ---------  --------------  --------------  ----------
Total .....    100.0%        1.47            69.6%        9.066%
            =========  ==============  ==============  ==========

                           ORIGINAL AMORTIZATION TERM(1)

    RANGE OF
    ORIGINAL       NUMBER OF      % OF      NUMBER OF      AGGREGATE
  AMORTIZATION     MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
  TERMS (MOS.)       LOANS       LOANS      PROPERTIES      BALANCE
---------------  -----------  ----------  ------------  --------------
less than 180 Mos       5          3.8%          5        $  8,650,798
180 -- 239 Mos          3          2.3%          3        $  6,878,527
240 -- 299 Mos         14         10.8%         14        $ 58,947,323
300 -- 360 Mos        108         83.1%        109        $383,578,894
                 -----------  ----------  ------------  --------------
Total ..........      130        100.0%        131        $458,055,542
                 ===========  ==========  ============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


    RANGE OF        % OF        WEIGHTED        WEIGHTED      WEIGHTED
    ORIGINAL       INITIAL      AVERAGE         AVERAGE       AVERAGE
  AMORTIZATION      POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
  TERMS (MOS.)     BALANCE        DSCR         LTV RATIO        RATE
---------------  ---------  --------------  --------------  ----------
less than 180 Mos     1.9%        1.39            53.6%        9.163%
180 -- 239 Mos        1.5%        1.20            74.0%        8.741%
240 -- 299 Mos       12.9%        1.56            63.7%        9.495%
300 -- 360 Mos       83.7%        1.47            70.8%        9.004%
                 ---------  --------------  --------------  ----------
Total ..........    100.0%        1.47            69.6%        9.066%
                 =========  ==============  ==============  ==========

------------

   (1) For Mortgage Loans which accrue interest on the basis of actual days and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and 360-day year. The actual amortization term would be longer.

                           YEAR OF MORTGAGE MATURITY

              NUMBER OF      % OF      NUMBER OF      AGGREGATE
  YEAR OF     MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
 MATURITY       LOANS       LOANS      PROPERTIES      BALANCE
----------  -----------  ----------  ------------  --------------
2000 ......        1          0.8%          1        $  5,778,934
2001 ......        2          1.5%          2        $  9,507,701
2002 ......        2          1.5%          2        $  3,769,083
2003 ......       14         10.8%         14        $ 73,273,110
2004 ......        2          1.5%          2        $  9,065,128
2006 ......      105         80.8%        106        $348,420,219
2008 ......        2          1.5%          2        $  3,555,281
2011 ......        2          1.5%          2        $  4,686,087
            -----------  ----------  ------------  --------------
Total .....      130        100.0%        131        $458,055,542


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               % OF        WEIGHTED        WEIGHTED      WEIGHTED
              INITIAL      AVERAGE         AVERAGE       AVERAGE
  YEAR OF      POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
 MATURITY     BALANCE        DSCR         LTV RATIO        RATE
----------  ---------  --------------  --------------  ----------
2000 ......      1.3%        1.22            75.0%         9.900%
2001 ......      2.1%        1.62            70.0%        10.167%
2002 ......      0.8%        1.48            65.4%         9.767%
2003 ......     16.0%        1.45            74.3%         8.893%
2004 ......      2.0%        1.39            67.2%         8.561%
2006 ......     76.1%        1.49            68.8%         9.060%
2008 ......      0.8%        1.34            49.8%         9.730%
2011 ......      1.0%        1.11            74.4%         8.851%
            ---------  --------------  --------------  ----------
Total .....    100.0%        1.47            69.6%         9.066%


                          REMAINING TERM TO MATURITY


   RANGE OF
   REMAINING     NUMBER OF      % OF      NUMBER OF      AGGREGATE
   TERMS TO      MORTGAGE     MORTGAGE    MORTGAGED     CUT-OFF DATE
   MATURITY        LOANS       LOANS      PROPERTIES      BALANCE
-------------  -----------  ----------  ------------  --------------
 40-- 59 Mos          3          2.3%          3        $ 15,286,635
 60-- 83 Mos         16         12.3%         16        $ 77,042,193
 84--119 Mos        103         79.2%        104        $345,060,346
120--180 Mos          8          6.2%          8        $ 20,666,368
               -----------  ----------  ------------  --------------
Total ........      130        100.0%        131        $458,055,542
               ===========  ==========  ============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

   RANGE OF       % OF        WEIGHTED        WEIGHTED      WEIGHTED
   REMAINING     INITIAL      AVERAGE         AVERAGE       AVERAGE
   TERMS TO       POOL      UNDERWRITING    CUT-OFF DATE    MORTGAGE
   MATURITY      BALANCE        DSCR         LTV RATIO        RATE
-------------  ---------  --------------  --------------  ----------
 40-- 59 Mos        3.3%        1.47            71.9%        10.066%
 60-- 83 Mos       16.8%        1.45            73.8%         8.936%
 84--119 Mos       75.3%        1.48            68.7%         9.061%
120--180 Mos        4.5%        1.36            68.3%         8.891%
               ---------  --------------  --------------  ----------
Total ........    100.0%        1.47            69.6%         9.066%
               =========  ==============  ==============  ==========

                                                                      ANNEX B

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                      REPORTING PACKAGE CONTENTS

                                                 NUMBER OF PAGE                             DESCRIPTION
                                                --------------  -----------------------------------------------------------------
       Table of Contents                               1        Summary of Reports
       REMIC Certificate Report                        1        Payment information by Certificate Class
       Other Related Information                       2        Miscellaneous reporting items as per pooling agreement
       Delinquency / Prepayment / Rate History         1        Rolling 15 months of summarized information
       Report
       Delinquency Detail Report                       1        Detail listing of all loans not paid through the most recent payment date
       Mortgage Loan Stratification Report             1        Update of selected stratification tables for all outstanding loans and loan groups
       Loan Level Detail Listing                       1        Current status of all loans assigned to the trust on the Closing
                                                                Date
       Total pages included in this package            8
       Appendix A -Special Servicing Summary           1        Current summary information regarding loans now specially
                                                                services
       Appendix B -Special Servicing Detail            1        Current detail information regarding loans now specially serviced

       Appendix C -Loan Modification Detail            1        Cumulative list of all loan modications executed since the
                                                                Closing Date
       Appendix D -Realized Loss Detail                1        Cumulative list of all loans experiencing realized losses since the Closing Date

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

Statement Date:
Payment Date:
Prior Payment:
Record Date:


                                                                                                              PASS-
         ORIGINAL    OPENING    PRINCIPAL    PRINCIPAL      NEGATIVE     CLOSING     INTEREST    INTEREST    THROUGH
CLASS   FACE VALUE   BALANCE     PAYMENT    ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT    ADJUSTMENT  RATE NEXT
CUSIP   PER $1,000  PER $1,000  PER $1,000   PER $1,000    PER $1,000   PER $1,000  PER $1,000  PER $1,000    RATE

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

-----  ----------  ----------  ----------  ------------  ------------  ----------  ----------  ----------  ---------

                                                      Total P&I Payment

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                      OTHER RELATED INFORMATION

                      Servicing Fees
                      Servicing Fees per $1,000
                      Special Servicing Fees per $1,000
                      Interest Shortfall
                      Aggregate Advance Reconciliation (Table)

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                      OTHER RELATED INFORMATION

                      ASER Loan and Aggregate Information
                      SER Information:
                           Controlling Class / Operating Advisor Information Class Determination Balance, etc.

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

                DELINQUENCY/PREPAYMENT/RATE HISTORY REPORTING

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                         DELINQ 2       DELINQ 3+      FORECLOSURE/
                     DELINQ 1 MONTH       MONTHS         MONTHS         BANKRUPTCY          REO
 DETERMINATION     ------------------  -------------  -------------  ----------------  -------------
     DATE             # BALANCE          # BALANCE      # BALANCE       # BALANCE        # BALANCE

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

-----------------  ------------------  -------------  -------------  ----------------  -------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


  MODIFICATIONS      PREPAYMENTS             NET WEIGHTED AVG.
-----------------  -----------------  ----------------------------
   # BALANCE          # BALANCE           COUPON          REMIT

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

-----------------  -----------------  ---------------  ----------

Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
      Aging Category

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

                           DELINQUENCY LOAN DETAIL

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                                                      OUTSTANDING
  OFFERING                                     CURRENT   OUTSTANDING    PROPERTY
  CIRCULAR     LOAN               PAID THRU      P&I         P&I       PROTECTION
 CONTROL #     GROUP    PERIOD      DATE       ADVANCE    ADVANCES*     ADVANCES
===========  =======  ========  ===========  =========  ===========  ============





   TOTALS:                                      0.00        0.00          0.00
===========================================  =========  ===========  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        SPECIAL
  OFFERING       ADVANCE       LOAN     SERVICER
  CIRCULAR     DESCRIPTION    STATUS    TRANSFER FORECLOSURE  BANKRUPTCY    REO
 CONTROL #         (1)         (2)        DATE       DATE        DATE       DATE
===========  =============  ========  ==========  ========  ============  ======






========================================================================================

  (1) Advance Description   0. P&I Advance -Late Payment but less than  (2) Loan Status  1. Specially Serviced  6. DPO one month delinquent
                            1. P&I Advance -Loan delinquent 1 month                      2. Foreclosure         7. Foreclosure Sale
                            2. P&I Advance -Loan delinquent 2 months                     3. Bankruptcy          8. Bankruptcy Sale
                            3. P&I Advance -Loan delinquent 3 months                     4. REO                 9. REO Disposition
                                            or more
                            4. P&I Advance -Loan in Grace Period                         5. Prepay in Full     10. Modification
                                                                                                                   /Workout
                            5. P&I Advance -Assumed Scheduled Payment

* Outstanding P&I Advances Include the current period P&I Advance

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2

Statement Date:
Payment Date:
Prior Payment:
Record Date:

-------------------------------------------------------------------------------



               MORTGAGE LOAN STRATIFICATION REPORT

              Updated Collateral Tables as they appear in Prospectus




-------------------------------------------------------------------------------

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2


Statement Date:
Payment Date:
Prior Payment:
Record Date:
                               LOAN LEVEL DETAIL

                                         SPECIAL
   OFFERING                              SERVICER                                        BEGINNING                SCHEDULED
   CIRCULAR                PROPERTY      TRANSFER                 MATURITY    NEG AM     SCHEDULED      NOTE      PRINCIPAL
   CONTROL #    GRP ID       TYPE          DATE        STATE        DATE       (Y/N)      BALANCE       RATE       PAYMENT
=============  =======  ============  ============  =========  ============  =======  =============  ========  =============













=============  =======  ============  ============  =========  ============  =======  =============  ========  =============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


   OFFERING                                          PAID
   CIRCULAR       PREPAYMENTS       PREPAYMENT      THROUGH      PREPAYMENT       LOAN
   CONTROL #      LIQUIDATIONS         DATE          DATE      PREMIUM AMOUNT   STATUS(*)
=============  ================  ==============  ===========  ==============  ===========








-------------------------------------------------------------------------------


 (*) Legend        1) Specially Serviced   4) REO             7) Foreclosure Sale      10) Modification / Workout
                   2) Foreclosure          5) Prepay in Full  8) Bankruptcy Sale
                   3) Bankruptcy           6) DPO             9) REO Disposition

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2


Statement Date:
Payment Date:
Prior Payment:
Record Date:
                       SPECIALLY SERVICED LOAN SUMMARY

Number of Loans as of the Closing Date                                                0
Principal Balance as of the Closing Date                                            0.00
Current Number of Loans                                                                0
Current Outstanding Principal Balance                                               0.00
Current Number of Secially Serviced Loans                                              0
Current Outstanding Principal Balance of Specially Serviced Loans                   0.00
Percent of Specially Serviced Loans (per Current Number of Loans)                 0.0000%
Percent of Specially Serviced Loans (per Current Outstanding Principal            0.0000%

 Balance)

                                                                                          CURRENT
                                                                                         PRINCIPAL
                                                                                          BALANCE        CURRENT
                                                                                          AS A %        PRINCIPAL
                                                                INITIAL       CURRENT    SPECIALLY    BALANCE AS A %
                                                   NUMBER OF   PRINCIPAL     PRINCIPAL    SERVICED    OF TOTAL POOL
 SPECIALLY SERVICED LOAN STATUS                      LOANS      BALANCE       BALANCE      LOANS         BALANCE
------------------------------------------------  ----------  -----------   ----------- ------------  -------------
  1)  Request for waiver of Prepayment Penalty
  2)  Payment Default
  3)  Request for Loan Modification or Workout
  4)  Loans with Borrower Bankruptcy
  5)  Loans in Process of Foreclosure
  6)  Loans now REO Property
  7)  Loans Paid Off
  8)  Loans Returned to Master Servicer
--------------------------------------------  -------------  ---------------------  -------------  ------------------

                     Total                          0.00             0.00              0.00

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2


Statement Date:
Payment Date:
Prior Payment:
Record Date:
                        SPECIALLY SERVICED LOAN DETAIL

                  SPECIAL
   OFFERING       SERVICER        SCHED         SCHED
   CIRCULAR       TRANSFER      PRINCIPAL      INTEREST      MATURITY      PROPERTY
   CONTROL #        DATE         BALANCE         RATE          DATE          TYPE        STATE
-------------  ------------  -------------  ------------  ------------  ------------  ---------














-------------  ------------  -------------  ------------  ------------  ------------  ---------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             DEBT SERVICE    SPECIALLY
NET OPERATING                  COVERAGE      SERVICED
  INCOME         NOI DATE       RATIO      STATUS CODE*
-------------  ------------  ------------  -------------















-------------  -------------  ------------  ------------

 *Legend:  1) Request for waiver of Prepayment Penalty
           2) Payment Default
           3) Request for Loan Modification or Workout
           4) Loans with Borrower Bankruptcy
           5) Loan in Process of Foreclosure
           6) Loans now REO Property
           7) Loan Paid Off
           8) Loans Returned to Master Servicer

                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2


Statement Date:
Payment Date:
Prior Payment:
Record Date:
                             MODIFIED LOAN DETAIL

                     OFFERING
  MODIFICATION       CIRCULAR       MODIFICATION        MODIFICATION
       DATE          CONTROL #          DATE            DESCRIPTION
----------------  -------------  ----------------  ---------------------















                        MORTGAGE CAPITAL FUNDING, INC.
                GMAC COMMERCIAL MORTGAGE CORPORATION AS MASTER
                        SERVICER AND SPECIAL SERVICER
                      LA SALLE NATIONAL BANK AS TRUSTEE
          MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2


Statement Date:
Payment Date:
Prior Payment:
Record Date:
                             REALIZED LOSS DETAIL

                                                     APPRAISAL                                     GROSS
                       OFFERING                       VALUE/          SCHED                    PROCEEDS AS A
    DISTRIBUTION       CIRCULAR       APPRAISAL       BROKERS       PRINCIPAL       GROSS       % OF SCHED
        DATE           CONTROL #        DATE         ESTIMATE        BALANCE       PROCEEDS      PRINCIPAL
------------------  -------------  -------------  -------------  -------------  ------------  -------------












------------------  -------------  -------------  -------------  -------------  ------------  -------------
 CURRENT TOTAL                                           0                             0             0
 CUMULATIVE                                              0                             0             0


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                       NET PROCEEDS
                        AGGREGATE                        AS A % OF      CURRENT
    DISTRIBUTION       LIQUIDATION    NET LIQUIDATION    SCHEDULED      REALIZED
        DATE            EXPENSES*        PROCEEDS         BALANCE         LOSS
------------------  ---------------  ---------------  -------------  ------------













------------------  ---------------  ---------------  -------------  ------------
 CURRENT TOTAL                                                              0
 CUMULATIVE                 0                0                              0
                            0                0

   * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid special servicing fees, unpaid trustee fees, etc.

PROSPECTUS

                        MORTGAGE CAPITAL FUNDING, INC.

                                  (SPONSOR)

                          COMMERCIAL AND MULTIFAMILY
                      MORTGAGE PASS-THROUGH CERTIFICATES

                             (ISSUABLE IN SERIES)

   The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Asset Pool") of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates".
                                                (cover continued on next page)

                            ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                           ----------

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" and in the related Prospectus Supplement.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors".

   This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                           ----------

                         NOVEMBER 25, 1996

(cover continued)

   Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such distributions will be made only from the assets of the related Trust Fund. No series of Certificates will represent an obligation of or interest in the Sponsor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in any Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates".

   Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest accrues from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount or a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(viii) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the master servicer (as to any series, the "Master Servicer") and, if different than the Master Servicer, the special servicer (as to any series, the "Special Servicer") of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (x) whether one or more REMIC elections will be made, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related administrative duties in respect of each REMIC to be created; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements -- Evidence as to Compliance."

   The Sponsor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Sponsor intends to make a written request to the staff of the Commission that the staff either
(i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Sponsor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Sponsor fulfills its reporting obligations as described in its written request. If such request is granted, the Sponsor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Sponsor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Sponsor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Sponsor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Sponsor should be directed in writing to its principal executive offices specified herein under "Mortgage Capital Funding, Inc." The Sponsor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS

                                                          PAGE
                                                       --------
PROSPECTUS SUPPLEMENT ................................      2
AVAILABLE INFORMATION ................................      2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE  ...      3
SUMMARY OF PROSPECTUS ................................      6
RISK FACTORS .........................................     14
 Certain Factors Adversely Affecting Resale of  the
 Offered Certificates ................................     14
 Limited Assets for Payment of Certificates  .........     14
 Prepayments; Average Life of Certificates;  Yields  .     15
 Limited Nature of Credit Ratings ....................     16
 Certain Risks Associated with Mortgage Loans
  Secured by Commercial and Multifamily  Properties  .     16
 Balloon Payments; Borrower Default ..................     17
 Credit Support Limitations ..........................     18
 Leases and Rents as Security for a Mortgage  Loan  ..     18
 Environmental Risks .................................     18
 Special Hazard Losses ...............................     18
 ERISA Considerations ................................     19
 Certain Federal Tax Considerations Regarding  REMIC
 Residual Certificates ...............................     19
 Book-Entry Registration .............................     19
 Conflicts of Interest Involving Parties to a
  Pooling Agreement ..................................     20
 Delinquent and Non-Performing Mortgage  Loans  ......     20
DESCRIPTION OF THE TRUST FUNDS .......................     20
 General .............................................     20
 Mortgage Loans ......................................     20
  General ............................................     20
  Default and Loss Considerations with   Respect to
 the Mortgage Loans ..................................     21
  Payment Provisions of the Mortgage Loans  ..........     22
  Mortgage Loan Information in Prospectus
   Supplements .......................................     22
 MBS .................................................     23
 Certificate Accounts ................................     23
 Credit Support ......................................     24
 Cash Flow Agreements ................................     24
YIELD AND MATURITY CONSIDERATIONS ....................     24
 General .............................................     24
 Pass-Through Rate ...................................     24
 Payment Delays ......................................     24
 Certain Shortfalls in Collections of Interest  ......     24
 Yield and Prepayment Considerations .................     25
 Weighted Average Life and Maturity ..................     26
 Controlled Amortization Classes and  Companion
 Classes .............................................     27
 Other Factors Affecting Yield, Weighted  Average
 Life and Maturity ...................................     28
  Balloon Payments; Extensions of Maturity  ..........     28
  Negative Amortization ..............................     28
  Foreclosures and Payment Plans .....................     28







  Losses and Shortfalls on the Mortgage Assets  ......     29
  Additional Certificate Amortization ................     29
  Optional Early Termination .........................     29
MORTGAGE CAPITAL FUNDING, INC. .......................     29
USE OF PROCEEDS ......................................     30
DESCRIPTION OF THE CERTIFICATES ......................     30
 General .............................................     30
 Distributions .......................................     30
 Distributions of Interest on the Certificates  ......     31
 Distributions of Principal of the Certificates  .....     31
 Distributions on the Certificates in Respect of
  Prepayment Premiums or in Respect of  Equity
 Participations ......................................     32
 Allocation of Losses and Shortfalls .................     32
 Advances in Respect of Delinquencies ................     32
 Reports to Certificateholders .......................     33
 Voting Rights .......................................     34
 Termination .........................................     34
 Book-Entry Registration and Definitive  Certificates      35
DESCRIPTION OF THE POOLING AGREEMENTS ................     36
 General .............................................     36
 Assignment of Mortgage Loans; Repurchases  ..........     37
 Representations and Warranties; Repurchases  ........     37
 Collection and Other Servicing Procedures  ..........     38
 Sub-Servicers .......................................     39
 Certificate Account .................................     39
  General ............................................     39
  Deposits ...........................................     40
  Withdrawals ........................................     41
 Escrow Accounts .....................................     42
 Modifications, Waivers and Amendments of  Mortgage
 Loans ...............................................     42
 Realization Upon Defaulted Mortgage Loans  ..........     42
 Hazard Insurance Policies ...........................     44
 Due-on-Sale and Due-on-Encumbrance  Provisions  .....     45
 Servicing Compensation and Payment of  Expenses  ....     45
 Evidence as to Compliance ...........................     46
 Certain Matters Regarding the Master Servicer,  the
 Special Servicer, the REMIC  Administrator and the
 Sponsor .............................................     46
 Events of Default ...................................     47
 Rights Upon Event of Default ........................     48
 Amendment ...........................................     48
 List of Certificateholders ..........................     49
 The Trustee .........................................     49
 Duties of the Trustee ...............................     49
 Certain Matters Regarding the Trustee ...............     49
 Resignation and Removal of the Trustee ..............     50
DESCRIPTION OF CREDIT SUPPORT ........................     50
 General .............................................     50
 Subordinate Certificates ............................     50
 Cross-Support Provisions ............................     51

                                4





                                                          PAGE
                                                       --------
 Insurance or Guarantees with Respect to  Mortgage
 Loans ...............................................     51
 Letter of Credit ....................................     51
 Certificate Insurance and Surety Bonds ..............     51
 Reserve Funds .......................................     51
 Credit Support with Respect to MBS ..................     52
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..............     52
 General .............................................     52
 Types of Mortgage Instruments .......................     52
 Leases and Rents ....................................     53
 Personalty ..........................................     53
 Foreclosure .........................................     53
  General ............................................     53
  Judicial Foreclosure ...............................     54
  Equitable Limitations on Enforceability of
   Certain Provision .................................     54
  Non-Judicial Foreclosure/Power of Sale .............     54
  Public Sale ........................................     54
  Rights of Redemption ...............................     55
  Anti-Deficiency Legislation ........................     55
  Leasehold Risks ....................................     56
 Bankruptcy Laws .....................................     56
 Environmental Risks .................................     57
  General ............................................     57
  Superlien Laws .....................................     57
  CERCLA .............................................     57
  Certain Other Federal and State Laws ...............     58
  Additional Considerations ..........................     58
  Environmental Site Assessments .....................     58
 Due-on-Sale and Due-on-Encumbrance ..................     58
 Subordinate Financing ...............................     58
 Default Interest and Limitations on  Prepayments  ...     59
 Applicability of Usury Laws .........................     59
 Soldiers' and Sailors' Civil Relief Act of 1940  ....     59
 Americans with Disabilities Act .....................     60
 Forfeitures in Drug and RICO Proceedings ............     60
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .............     61
 General .............................................     61
 REMICs ..............................................     61
  Classification of REMICs ...........................     61
  Characterization of Investments in REMIC
   Certificates ......................................     62
  Tiered REMIC Structures ............................     62
 Taxation of Owners of REMIC Regular  Certificates  ..     62
  General ............................................     62
  Original Issue Discount ............................     62
  Market Discount ....................................     64
  Premium ............................................     66







  Realized Losses ....................................     66
Taxation of Owners of REMIC Residual Certificates  ...     66
  General ............................................     66
  Taxable Income of the REMIC ........................     67
  Basis Rules, Net Losses and Distributions  .........     68
  Excess Inclusions ..................................     69
  Noneconomic REMIC Residual Certificates ............     69
  Mark-to-Market Rules ...............................     70
  Possible Pass-Through of Miscellaneous   Itemized
 Deductions ..........................................     70
  Sales of REMIC Certificates ........................     71
  Prohibited Transactions Tax and Other Taxes  .......     72
  Tax and Restrictions on Transfers of REMIC
   Residual Certificates to Certain   Organizations  .     72
  Termination ........................................     73
  Reporting and Other Administrative Matters  ........     73
  Backup Withholding with Respect to REMIC
   Certificates ......................................     74
  Foreign Investors in REMIC Certificates ............     74
 Grantor Trust Funds .................................     75
  Classification of Grantor Trust Funds ..............     75
Characterization of Investments in Grantor Trust
 Certificates ........................................     75
  Grantor Trust Fractional Interest Certificates  ....     75
  Stripped Interest Certificates .....................     75
Taxation of Owners of Grantor Trust Fractional
 Interest Certificates ...............................     76
  General ............................................     76
  If Stripped Bond Rules Apply .......................     76
  If Stripped Bond Rules Do Not Apply ................     78
  Market Discount ....................................     79
  Premium ............................................     80
  Taxation of Owners of Stripped Interest
   Certificates ......................................     80
  Possible Application of Contingent   Payment Rules       81
  Sales of Grantor Trust Certificates ................     82
  Grantor Trust Reporting ............................     82
  Backup Withholding .................................     83
  Foreign Investors ..................................     83
STATE AND OTHER TAX CONSEQUENCES .....................     84
ERISA CONSIDERATIONS .................................     84
 General .............................................     84
 Plan Asset Regulations ..............................     84
LEGAL INVESTMENT .....................................     85
METHOD OF DISTRIBUTION ...............................     86
FINANCIAL INFORMATION ................................     87
RATING ...............................................     87
INDEX OF PRINCIPAL DEFINITIONS .......................     88

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates ..         Commercial and Multifamily Mortgage
                                    Pass-Through Certificates, issuable in
                                    series (the "Certificates").

Sponsor ................         Mortgage Capital Funding, Inc., a
                                    wholly-owned subsidiary of Citicorp
                                    Banking Corporation, which in turn is a
                                    wholly-owned subsidiary of Citicorp. See
                                    "Mortgage Capital Funding, Inc."

Master Servicer ........         The master servicer (the "Master Servicer"),
                                    if any, for a series of Certificates will be named in the related Prospectus Supplement. Any Master Servicer may be an affiliate of the Sponsor. See "Description of the Pooling Agreements--Collection and Other Servicing Procedures".

Special Servicer .......         The special servicer (the "Special
                                    Servicer"), if any, for a series of
                                    Certificates will be named in the related
                                    Prospectus Supplement. Any Special
                                    Servicer may be an affiliate of the
                                    Sponsor and/or may also be acting as
                                    Master Servicer. See "Description of the
                                    Pooling Agreements--Collection and Other
                                    Servicing Procedures".

Trustee ................         The trustee (the "Trustee") for each series
                                    of Certificates will be named in the
                                    related Prospectus Supplement. See
                                    "Description of the Pooling
                                    Agreements--The Trustee".

REMIC Administrator ....         The person (the "REMIC Administrator")
                                    responsible for the various tax-related
                                    administrative duties for a series of
                                    Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. Any REMIC Administrator may be an affiliate of the Sponsor and/or may also be acting as Master Servicer, Special Servicer or Trustee. See "Material Federal Income Tax Consequences--REMICs--Reporting and Other
                                    Administrative Matters".

The Trust Assets .......         Each series of Certificates will represent
                                    in the aggregate the entire beneficial
                                    ownership interest in a Trust Fund
                                    consisting primarily of:

  A. Mortgage Assets ...         The Mortgage Assets with respect to each
                                    series of Certificates will, in general, consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by liens on, or security interests in, without limitation, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or
                                    (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or various other types of income-producing properties or unimproved land (the "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. The Mortgage Loans will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supple-ment, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or non-performing as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                    related Prospectus Supplement, a Mortgage
                                    Loan (i) may provide for accrual of
                                    interest thereon at an interest rate (a
                                    "Mortgage Rate") that is fixed over its
                                    term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, (v) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually, annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years. Unless otherwise provided in the related Prospectus Supplement, no Mortgage Loan will have been originated by the Sponsor; however, some or all of the Mortgage Loans in any Trust Fund may have been originated by an affiliate of the Sponsor. See "Description of the Trust Funds--Mortgage Loans".

                                 If and to the extent specified in the
                                    related Prospectus Supplement, the
                                    Mortgage Assets with respect to a series of Certificates may also include, or consist of, (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and (ii), "MBS"), provided that each MBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS".

                                 Each Mortgage Asset will be selected by the
                                    Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor.

   B. Certificate Account.        Each Trust Fund will include one or more
                                    accounts (collectively, the "Certificate
                                    Account") established and maintained on
                                    behalf of the Certificateholders into
                                    which the person or persons designated in the related

                                    Prospectus Supplement will, to
                                    the extent provided in the related Pooling
                                    Agreement (as defined below) and described herein and in the related
                                    Prospectus Supplement, deposit all
                                    payments and other collections received or advanced with respect to the Mortgage Assets and other assets in such Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency (as defined below) rating one or more classes of the related series of Offered Certificates. See "Description of the Trust
                                    Funds--Certificate Accounts" and
                                    "Description of the Pooling
                                    Agreements--Certificate Account".

  C. Credit Support ....         If so provided in the related Prospectus
                                    Supplement, partial or full protection
                                    against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of any Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                                    "Description of the Trust Funds--Credit
                                    Support" and "Description of Credit
                                    Support".

  D. Cash Flow
   Agreements ........           If so provided in the related Prospectus
                                    Supplement, a Trust Fund may include
                                    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements".

Description of
 Certificates .........          Each series of Certificates will be issued
                                    in one or more classes pursuant to a
                                    pooling and servicing agreement or other
                                    agreement specified in the related
                                    Prospectus Supplement (in either case, a
                                    "Pooling Agreement") and will represent in
                                    the aggregate the entire beneficial
                                    ownership interest in the related Trust
                                    Fund. As described in the related
                                    Prospectus Supplement, the Certificates of
                                    each series, including the Offered
                                    Certificates of such series, may consist
                                    of one or more classes of Certificates
                                    that: (i) are senior (collectively,
                                    "Senior Certificates") or subordinate
                                    (collectively,
                                8

                                    "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal
                                    (collectively, "Stripped Interest
                                    Certificates"); (iv) provide for
                                    distributions of interest thereon or
                                    principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;
                                    (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other method.

                                 Each class of Certificates, other than
                                    certain classes of Stripped Interest
                                    Certificates and certain classes of REMIC
                                    Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest at a fixed, variable or adjustable interest rate (a "Pass-Through Rate") on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a hypothetical or notional amount (a "Notional Amount") used solely for such purpose and not evidencing a right to receive distributions of principal. The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such), as applicable, for each class of Offered Certificates.

                                 The Certificates will not be guaranteed or
                                    insured by the Sponsor or any of its
                                    affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets for Payment of Certificates" and "Description of the Certificates".

Distributions of
 Interest on the
 Certificates.........            Interest on each class of Offered
                                    Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields", "Yield and Maturity Considerations", and "Description of the Certificates--Distributions of Interest on the Certificates".

Distributions of
Principal of the
 Certificates ..........         Each class of Certificates of each series
                                    (other than certain classes of Stripped
                                    Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

Advances ...............         If and to the extent provided in the related
                                    Prospectus Supplement, if a Trust Fund
                                    includes Mortgage Loans, the Master
                                    Servicer, the Special Servicer, the
                                    Trustee, any provider of Credit Support
                                    and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for the period that such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Termination ............         If so specified in the related Prospectus
                                    Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

Registration of
Book-Entry
 Certificates ..........         If so provided in the related Prospectus
                                    Supplement, one or more classes of the
                                    Offered Certificates of any series will be offered in book-entry format
                                    (collectively, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and
                                    Definitive Certificates".

Tax Status of the
 Certificates ...........        The Certificates of each series will
                                    constitute either (i) "regular interests"
                                    ("REMIC Regular Certificates") and
                                    "residual interests" ("REMIC Residual
                                    Certificates") in a Trust Fund, or a
                                    designated portion thereof, treated as a real estate mortgage investment conduit (a "REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

  A. REMIC .............         REMIC Regular Certificates generally will be
                                    treated as debt obligations of the
                                    applicable REMIC for federal income tax
                                    purposes. In general, to the extent the
                                    assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a thrift institution will be treated as "qualifying real property loans" within the meaning of
                                    Section 593(d) of the Code, and REMIC
                                    Regular Certificates owned by a real
                                    estate investment trust will be treated as "real estate assets" for purposes of
                                    Section 856(c)(5)(A) of the Code and
                                    interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute "loans . . . secured by an interest in real property" for purposes of Section 7701(a)(19)(C)(v) of the Code only if so specified in the related Prospectus Supplement. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal Income Tax
                                    Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--REMICs--Foreign Investors in REMIC Certificates".

                                 REMIC Residual Certificates generally will
                                    be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 593(d), 856(c)(5)(a) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates (except generally with respect to thrift institutions described in Section 593 of the Code, if such REMIC Residual Certificate has "significant value"), (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be prohibited, or may be disregarded under some circumstances for federal income tax purposes. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" and "--REMICs--Foreign Investors in REMIC Certificates".

  B. Grantor Trust .....         Unless otherwise provided in the related
                                    Prospectus Supplement, Grantor Trust
                                    Certificates may be either (i)
                                    Certificates that have a Certificate
                                    Balance and a Pass-Through Rate or that
                                    are Stripped Principal Certificates
                                    (collectively, "Grantor Trust Fractional
                                    Interest Certificates") or (ii) Stripped
                                    Interest Certificates.

                                 Owners of Grantor Trust Fractional Interest
                                    Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 593(d), 856(c)(5)(A),
                                    856(c)(3)(B) and 860G(a)(3)(A) of the
                                    Code, but will not be so treated for
                                    purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement.

                                 It is unclear whether Stripped Interest
                                    Certificates will be treated as
                                    representing an ownership interest in
                                    qualifying assets and income under
                                    Sections 593(d), 856(c)(5)(A) and
                                    856(c)(3)(B) of the Code, although the
                                    policy considerations underlying those
                                    Sections suggest that such treatment
                                    should be available. However, such
                                    Certificates will not be treated as
                                    representing an ownership interest in
                                    assets described in Section
                                    7701(a)(19)(C)(v) of the Code unless
                                    otherwise stated in the related Prospectus
                                    Supplement. The taxation of holders of
                                    Stripped Interest Certificates is
                                    uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax
                                    Consequences--Grantor Trust Funds".

                                 Investors are advised to consult their tax
                                    advisors and to review "Material Federal
                                    Income Tax Consequences" herein and
                                    "Certain Federal Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations ...         Fiduciaries of employee benefit plans and
                                    certain other retirement plans and
                                    arrangements, including individual
                                    retirement accounts, annuities, Keogh
                                    plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment .......         The Offered Certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .................         At their respective dates of issuance, each
                                    class of Offered Certificates will be
                                    rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

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

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

CERTAIN FACTORS ADVERSELY AFFECTING RESALE OF THE OFFERED CERTIFICATES

   There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to make a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

   The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

   Insofar as a secondary market does develop for any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Sponsor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

   Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

LIMITED ASSETS FOR PAYMENT OF CERTIFICATES

   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Sponsor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS; AVERAGE LIFE OF CERTIFICATES; YIELDS

   As a result of, among other things, prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to get new financing. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

   A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein.

   When considering the effects of prepayments on the average life and yield of an Offered Certificate, an investor should also consider provisions of the related Pooling Agreement that permit the optional early termination of the class of Certificates to which such Offered Certificate belongs. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

LIMITED NATURE OF CREDIT RATINGS

   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of Credit Support" and "Rating".

CERTAIN RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY COMMERCIAL AND MULTIFAMILY PROPERTIES

   Mortgage Loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including various events which the Sponsor, a Master Servicer and a Special Servicer may be unable to predict or control such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; environmental hazards; and social unrest and civil disturbances.

   In addition, additional risk may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

   Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing, and in some cases may provide for no amortization, over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. Neither the Sponsor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund will be permitted (within prescribed limits) to extend and modify the Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. While a Master Servicer and/or Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Offered Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the later paid classes of Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a later right of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

   The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates that take into account an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Credit Ratings", "Description of the Certificates" and "Description of Credit Support".

LEASES AND RENTS AS SECURITY FOR A MORTGAGE LOAN

   The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL RISKS

   Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

SPECIAL HAZARD LOSSES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer for any Trust Fund will each be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

   Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

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

CONFLICTS OF INTEREST INVOLVING PARTIES TO A POOLING AGREEMENT

   If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. If so specified in the related Prospectus Supplement, an affiliate of the Sponsor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer and/or REMIC Administrator. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the same party serves as both Master Servicer and Special Servicer for any Trust Fund and, as Master Servicer, such party is obligated to make advances in respect of delinquent payments on the Mortgage Loans in such Trust Fund, or if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any class of Offered Certificates of the related series, then, notwithstanding the applicable servicing standard imposed by the related Prospectus Supplement, either such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of (i) one or more various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Mortgage Capital Funding, Inc. (the "Sponsor"). Each Mortgage Asset will be selected by the Sponsor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Sponsor. The Mortgage Assets will not be guaranteed or insured by the Sponsor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of, without limitation,
(i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related

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

Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Sponsor; however, the Originator may be or may have been an affiliate of the Sponsor.

   If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income.) Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis (i.e., six months or less) such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property is generally its fair market value

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

determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

   While the Sponsor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties" and "--Balloon Payments; Borrower Default".

   Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years, and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, and in some cases back again, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity or may require a balloon payment on its stated maturity date, (iv) may provide for no amortization prior to its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation in addition to normal payments of interest on and/or principal of such Offered Certificates, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Sponsor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, or the range thereof, and the weighted average original Loan-to-Value Ratio of the Mortgage Loans, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any

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

limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will, as to certain Mortgage Loans, provide the information described above on a loan-by-loan basis and will also contain certain information available to the Sponsor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Sponsor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

   MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will reflect the characteristics of the MBS and the underlying mortgage loans and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Sponsor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and
(x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent provided in the related Pooling Agreement and described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain obligations acceptable to each Rating Agency rating one or more classes of the related series of Offered Certificates.

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CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so specified in the related Prospectus Supplement, any form of Credit Support may offer protection only against specific types of losses and shortfalls. The amount and types of Credit Support, the coverage afforded by it, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Offered Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of up to the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the related Prospectus Supplement, a "Due Period" is a specified time period generally corresponding in length to the time period between Distribution Dates, and all scheduled payments on the Mortgage Loans in any Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the related series of Certificateholders on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses".

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust
Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of such principal payments at a later date.

   A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

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

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or provide information that will enable investors to predict, yields or prepayment rates.

   The Sponsor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

   The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Sponsor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage)

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

relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

   A series of Certificates may include one or more Controlled Amortization Classes that will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule, which schedule is protected by prioritizing, as and to the extent described in the related Prospectus Supplement, the principal payments from the Mortgage Loans in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, a PAC has a "prepayment collar" (that is, a range of prepayment rates that can be sustained without disruption) that determines the principal cash flow of such Certificates. Such a prepayment collar is not static, and may expand or contract after the issuance of the PAC depending upon the actual prepayment experience for the underlying Mortgage Loans. Distributions of principal on a PAC would be made in accordance with the specified schedule so long as prepayments on the underlying Mortgage Loans remain at a relatively constant rate within the prepayment collar and, as described below, Companion Classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying Mortgage Loans. If the rate of prepayment on the underlying Mortgage Loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a PAC. A TAC is structured so that principal distributions generally will be payable thereon in accordance with its specified principal payment schedule so long as the rate of prepayments on the related Mortgage Assets remains relatively constant at the particular rate used in establishing such schedule. A TAC will generally afford the holders thereof some protection against early retirement or some protection against an extended average life, but not both.

   Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more particularly described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and will entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer and/or Special Servicer for a Trust Fund, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans in such Trust Fund that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates (other than certain classes of REMIC Residual Certificates) will result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Notwithstanding the foregoing, negative amortization generally occurs in respect of those ARM Loans that allow for such because the related Mortgage Note limits the amount by which the scheduled payment thereon may adjust in response to a change in the Mortgage Rate thereon and/or the related Mortgage Note provides that the scheduled payment thereon will adjust less frequently than the Mortgage Rate thereon. Accordingly, during a period of declining interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the amortization of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,
(ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

   Optional Early Termination. If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                        MORTGAGE CAPITAL FUNDING, INC.

   The Sponsor was incorporated in the State of Delaware on October 7, 1986 under its former name of CitiCMO, Inc., and is a direct wholly-owned subsidiary of Citicorp Banking Corporation, which in turn is a direct wholly-owned subsidiary of Citicorp. The principal executive offices of the Sponsor are located at 399 Park Avenue, 3rd floor, New York, New York 10043, and its telephone number is (212) 793-5880. All inquiries, requests and other communications to the Sponsor regarding the matters described herein should be made or sent to the attention of "Mortgage Finance". The Sponsor does not have, nor is it expected in the future to have, any significant assets.

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

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Sponsor to the purchase of Trust Assets or will be used by the Sponsor for general corporate purposes. The Sponsor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates");
(iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (v) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations ("Participants"). See "Risk Factors--Limited Assets for Payment of Certificates" and "--Book-Entry Registration".

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than certain classes of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally equal to the time period between Distribution Dates) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a hypothetical or notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum

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

amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

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   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances may be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of such class of Offered Certificates that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that is allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

     (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     (v) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

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     (vi) information regarding the aggregate principal balance of the related
    Mortgage Assets on or shortly before such Distribution Date;

     (vii) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date;

     (viii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (ix) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     (x) to the extent not otherwise reflected through the information furnished pursuant to subclauses (v) and (vi) above, the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates. Upon request, a Certificateholder may receive with respect to the Mortgage Loans, if any, in the related Trust Fund, a monthly report regarding the delinquencies thereon, indicating the number and aggregate principal amount of such Mortgage Loans delinquent one month and two or more months, as well as the book value of any related Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee's interest in such Mortgage Loans.

   Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Sponsor or the reporting party determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates". If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

   The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment to Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

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   If so specified in the related Prospectus Supplement, a series of
Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

   DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Sponsor or any Trustee, Master Servicer or Special Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) will be the nominee of DTC, and the Certificate Owners will not be recognized as

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

Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Sponsor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Sponsor is unable to locate a qualified successor or (ii) the Sponsor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                    DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Sponsor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof or of the Sponsor may perform the duties of Master Servicer, Special Servicer or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement may own Certificates issued thereunder; however, except with respect to required consents to certain amendments to a Pooling Agreement, Certificates issued thereunder that are held by the related Master Servicer or Special Servicer will not be allocated Voting Rights. See "Risk Factors--Conflicts of Interest Involving Parties to a Pooling Agreement".

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Sponsor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "Mortgage Capital Funding, Inc."

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ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Sponsor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Sponsor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include: the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

   With respect to each Mortgage Loan to be included in a Trust Fund, the Sponsor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, unless otherwise specified in the related Prospectus Supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage or a certified copy thereof, with evidence of recording or filing indicated thereon, and an assignment of the Mortgage to the Trustee in recordable form. In certain cases where documents respecting a Mortgage Loan may not be available prior to execution of the related Pooling Agreement, the Sponsor may be permitted to deliver (or cause to be delivered) copies thereof (if applicable, without evidence of recording or filing thereon) to the related Trustee (or to a custodian appointed by the Trustee), provided that such documents or certified copies thereof are delivered (if applicable, with evidence of recording or filing thereon) promptly upon receipt.

   Assignments of Mortgage to a Trustee will be recorded or filed in the appropriate jurisdictions except in states where, in the written opinion of local counsel acceptable to the Sponsor, such filing or recording is not required to protect the Trustee's interests in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the related Mortgage Asset Seller, the related Master Servicer, the related Special Servicer, any Sub-Servicers or the Sponsor.

   The related Trustee (or a custodian appointed by the Trustee) will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the related series of Certificateholders, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Sponsor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective loan documentation, and none of the Sponsor, the Master Servicer or the Special Servicer, in the last two cases unless it is the Mortgage Asset Seller, will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related Trustee (or to a custodian appointed by the Trustee) because such document has been submitted for recording, and neither such document nor a certified copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will not be required to repurchase or replace the affected Mortgage Loan on the basis of such missing document so long as it continues in good faith to attempt to obtain such document or such certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the related Prospectus Supplement, the Sponsor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties

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

(the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Sponsor or an affiliate of the Sponsor, the Master Servicer, the Special Servicer or another person acceptable to the Sponsor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer, Special Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related series of Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and none of the Sponsor, the Master Servicer or the Special Servicer, in each case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Sponsor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Sponsor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made, will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer and Special Servicer for any Trust Fund, directly or through Sub-Servicers, will each be required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans in such Trust Fund serviced thereby, and will each be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans in such Trust Fund serviced thereby and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in such Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the related Pooling Agreement and Prospectus Supplement (the "Servicing Standard").

   The Master Servicer and Special Servicer for any Trust Fund, either jointly or separately, directly or through Sub-Servicers, also will be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency

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proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is imminent, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

   A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer for any Trust Fund will each be required to monitor the performance of Sub-Servicers retained by it, and will each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Special Servicer and/or the Trustee will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of such Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations (including guaranteed investment contracts) that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Special Servicer or Trustee as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Sponsor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through

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certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or any related Sub-Servicer or serviced by any of them on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the Master Servicer, the Special Servicer or the Trustee subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, the Special Servicer or any Sub-Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or the Special Servicer, with respect to Mortgage Loans serviced by it) and/or the terms and conditions of the related Mortgage) (collectively, "Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Sponsor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (xi) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

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

   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Special Servicer or Trustee may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to pay the Master Servicer, the Special Servicer or any Sub-Servicer any servicing fees not previously retained thereby, such payment to be made, unless otherwise provided in the related Prospectus Supplement, out of payments on the particular Mortgage Loans as to which such fees were earned;

     (iii) to reimburse the Master Servicer, the Special Servicer, the Trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer or Special Servicer, as applicable, as late collections of interest on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iv) to reimburse the Master Servicer or the Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (v) to reimburse the Master Servicer, the Special Servicer or the Trustee for any advances described in clause (iii) above made by it and/or any servicing expenses referred to in clause (iv) above incurred by it which, in the good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, will not be recoverable from the amounts described in clauses (iii) and (iv), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (vi) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer, the Trustee or any other specified person interest accrued on the advances described in clause
    (iii) above made by it and/or the servicing expenses described in clause
    (iv) above incurred by it while such remain outstanding and unreimbursed;

     (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (viii) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Sponsor";

     (ix) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and/or the REMIC Administrator (if any);

     (x) if and to the extent described in the related Prospectus Supplement, to pay the fees of any provider of Credit Support;

     (xi) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     (xii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

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

     (xiii) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (xiv) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

     (xv) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
    Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

     (xvi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

     (xvii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

     (xviii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

     (xix) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

ESCROW ACCOUNTS

   A Pooling Agreement may require the Master Servicer or Special Servicer thereunder to establish and maintain, as and to the extent permitted by the terms of the related Mortgage Loans, one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained in respect of the Mortgage Loans in any Trust Fund may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the related Master Servicer or Special Servicer out of related collections for prior advances in respect of taxes, assessments and hazard insurance premiums or comparable items, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the related Mortgaged Property and to clear and terminate any of the escrow accounts. The Master Servicer and Special Servicer each will be solely responsible for administration of the escrow accounts maintained by it.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, a Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation, and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, and subject to the discussion in the related Prospectus Supplement, the related Special Servicer will be required to monitor any Mortgage Loan that is in default more than a specified number of scheduled payments, evaluate whether the causes of the default can be

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

corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

   The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time, and such Mortgage Loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans".

   A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the applicable Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that the Special Servicer accept the highest cash bid received from any person (including itself, the Master Servicer, the Sponsor or any affiliate of any of them or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

   If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, however, neither the Special Servicer nor the Master Servicer may acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgage Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust
Fund), that either:

     (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions; and

     (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks".

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee and REMIC Administrator each receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion

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thereof) to fail to qualify as a REMIC under the Code at any time that any
Certificate is outstanding. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or Master Servicer in connection with such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer and/or Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   Notwithstanding the foregoing discussion, if and to the extent described in the related Prospectus Supplement, the related Pooling Agreement may provide that any or all of the rights, duties and obligations of a Special Servicer with respect to any defaulted Mortgage Loan or REO Property as described under this section "--Realization Upon Defaulted Mortgage Loans" and elsewhere in this Prospectus, may be exercised or performed by a Master Servicer with the consent of, at the direction of or following consultation with the Special Servicer. Moreover, a single entity may act as both Master Servicer and Special Servicer for any Trust Fund.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause borrowers to maintain such hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all of the related Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit or cause to be deposited in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical

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damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or the Special Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and
(iii) subject any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

   In addition to amounts payable to any Sub-Servicer retained by it, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

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   If and to the extent provided in the related Prospectus Supplement, a
Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

EVIDENCE AS TO COMPLIANCE

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will require that, on or before a specified date in each year, the Master Servicer and, if and to the extent appropriate, the Special Servicer each cause a firm of independent public accountants to furnish to the Trustee a statement to the effect that (i) such firm has obtained a letter of representations regarding certain matters relating to the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report, such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. A Prospectus Supplement may provide that additional or alternative reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

   Each Pooling Agreement will also require that, on or before a specified date in each year, the Master Servicer and Special Servicer each deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or the Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE SPONSOR

   Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling Agreement may be an affiliate of the Sponsor and may have other normal business relationships with the Sponsor or the Sponsor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or
(b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any), the Sponsor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide

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that the Master Servicer, the Special Servicer, the REMIC Administrator (if
any), the Sponsor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) and the Sponsor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator (if any) or the Sponsor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Sponsor, as the case may be, under the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if any) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer, or a REMIC Administrator (if any), and certain actions by or on behalf of the Master Servicer, the Special

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

Servicer or a REMIC Administrator (if any) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator (if any) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Sponsor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

   No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders of the same series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Pooling Agreement may be amended by the respective parties thereto, without the consent of any of the holders of the related series of Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code, or (v) for any other purpose; provided that such amendment (other than an amendment for the specific purpose referred to in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder; and provided further that such amendment (other than an amendment for one of the specific purposes referred to in clauses (i) through (iv) above) must be acceptable to each applicable Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the respective parties thereto, with the consent of the holders of the related series of Certificates entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series allocated to the affected classes, for any purpose; provided that, unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such

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Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Prospectus Supplement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

   The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Sponsor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any underlying Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account for such series or any other account by or on behalf of the Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

   A Trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Sponsor. Upon receiving such notice of resignation, the Sponsor (or such other person as may be specified in the related Prospectus Supplement) will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

   If at any time a Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Sponsor will be authorized to remove the Trustee and appoint a successor trustee. In addition, holders of the Certificates of any series entitled to at least 33 1/8% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee under the related Pooling Agreement and appoint a successor trustee, provided that other holders of Certificates of the same series entitled to a greater percentage of the Voting Rights for such series do not object.

   Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

   Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the

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subordination of a class may apply only in the event of (or may be limited
to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

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   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. If the Mortgage Assets in any Trust Fund that are ultimately secured by the properties in a particular state represent a significant concentration (by balance) of all the Mortgage Assets in such Trust Fund, the Sponsor will include in the related Prospectus Supplement such additional information regarding the real estate laws of such state as may be material to an investment decision with respect to the related series of Offered Certificates. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee,

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or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's and beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940). In addition, in some deed of trust transactions, the trustee's authority may be governed by the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse; and, if such fact is deemed by the Sponsor to be material to the investment decision with respect to a series of Offered Certificates, it will be set forth in the related Prospectus Supplement.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage

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

instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the borrower and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Certain Provision. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections. In addition, some states may provide statutory protections such as the right of the borrower to cure outstanding defaults and reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) (see "--Foreclosure--Rights of Redemption" below) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section Section 101-1330 (the "Bankruptcy Code")) regardless of the parties' intent and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent, maintained unreasonably small capital or intended to incur debts beyond its

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

ability to pay and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy

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

and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Risks. Mortgage Loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain Mortgage Loans, however, may be secured by liens on ground leases that do not contain these provisions. In addition, the enforceability of certain of these provisions is not assured.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property even where the secured lender has received an absolute assignment of rents rather than an assignment of rents as additional security. Under Section 362 of the Bankruptcy Code, the lender will usually be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case". Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

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   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party even when the lease prohibits such assignment or
(ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any pre-and post-petition defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, after the fact, eventually be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease. In addition, some courts have limited a lessor's post-petition pre-rejection priority claim for lease payments to fair market value or less based on the benefit of the lease to the debtor's bankruptcy estate.

ENVIRONMENTAL RISKS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

   The Asset Conversation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous

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waste and underground storage tanks pursuant to Subtitle I of the federal
Resource Conservation and Recovery Act ("RCRA").

   In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In a few states, transfer of some types of properties is conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of a Trust Fund and occasion a loss to Certificateholders of the related series.

   To reduce the likelihood of such a loss, and unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related series of Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good, commercial and customary professional practices, environmental consultants will sometimes not detect significant environmental problems because carrying out an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

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SUBORDINATE FINANCING

   Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would

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not be covered by advances or, unless otherwise specified in the related
Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds or, illegal drug or RICO activities.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates by Certificateholders that will hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code"), and represents the opinion of Thacher Proffitt & Wood on the material matters associated with such consequences. However, the following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to above, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

   The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that a REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

   The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

   Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to securities such as the Certificates.

REMICS

   Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related

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REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

   The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code.

   Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Sponsor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, each of the Tiered REMICs will qualify as a REMIC, and the REMIC Certificates issued by each of the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates, as the case may be, in such REMIC, within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

   General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

   Original Issue Discount. Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue

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discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

   The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

   The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date") the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

   In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

   Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

   In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

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   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

   If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

   As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

   A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

   Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase

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price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

   However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

   To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

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   Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount". The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

   Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as a result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

   General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

   A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

   A holder of a Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income

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of a Residual Certificateholder that purchased such REMIC Residual
Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

   Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

   The amount of income Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Certificateholders may exceed the cash distributions received by such Residual Certificateholders for the corresponding period may significantly adversely affect such Residual Certificateholders' after-tax rate of return.

   Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

   A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

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   A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

   If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

   As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Residual Certificateholder.

   A Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Certificateholders should consult their tax advisors.

   Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Certificates.

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   The effect of these rules is that a Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates". For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General".

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

   In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such Residual Certificateholder. The daily accruals of a Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has the authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

   For Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. This last rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

   In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the

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IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

   The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Sponsor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "--Foreign Investors in REMIC Certificates") will be prohibited under the related Pooling Agreement. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Pooling Agreement, the related Prospectus Supplement will describe additional restrictions applicable to transfers of certain REMIC Residual Certificates to such persons.

   Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that on December 28, 1993, the IRS released temporary regulations under Code Section 475 (the "Temporary Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. In general, a REMIC Residual Certificate has negative value if, as of the date a taxpayer acquires the REMIC Residual Certificate, the present value of the tax liabilities associated with holding the REMIC Residual Certificate exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Certificate, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Certificate as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted had the REMIC's regular interests been issued with original issue discount, (ii) any required or permitted clean up calls, or required qualified liquidation, provided for in the REMIC's organizational documents and (iii) a discount rate equal to the "applicable Federal rate" (as specified in Section 1274(d)(1) of the Code) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Certificate. The Temporary Mark-to-Market Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Mark-to-Market Regulations provide the IRS with the authority to treat any REMIC Residual Certificate having substantially the same economic effect as a "negative value" residual interest. On January 3, 1995, the IRS released proposed regulations under Section 475 of the Code (the "Proposed Mark-to-Market Regulations"). The Proposed Mark-to-Market Regulations provide that any residual interest (regardless of whether it has a negative value) that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Mark-to-Market Regulations and the Proposed Mark-to-Market Regulations.

   Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses

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should be allocated to the holders of the related REMIC Regular Certificates.
Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

   With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

   Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus, provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

   REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

   A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the

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meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Finally, a taxpayer may elect to have net capital gains taxed at ordinary income rates rather than capital gain rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

   REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

   Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the

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IRS) of the total anticipated excess inclusions with respect to such REMIC
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

   In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

   For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in
Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

   Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will generally hold at least a nominal amount of REMIC Residual Certificates.

   As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a Residual Certificateholder to make

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corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

   Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

   Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the person designated as REMIC Administrator.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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   In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

   Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

   Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Sponsor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

   For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Stripped Interest Certificate". A Stripped Interest Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

   Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Sponsor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes); (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Sponsor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

   Stripped Interest Certificates. Even if Stripped Interest Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Stripped Interest Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Sponsor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Stripped Interest Certificates is material should consult their tax advisors regarding whether the Stripped Interest Certificates, and the income therefrom, will be so characterized.

   The Stripped Interest Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

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TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

   General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Stripped Interest Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

   The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Stripped Interest Certificates is issued as part of the same series of Certificates or (ii) the Sponsor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages, the IRS has established certain "safe harbors". The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Fractional Interest Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

   The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the

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beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Sponsor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

   Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

   In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

   If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

   Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans,

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the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount".

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

   The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate", or at an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

   In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

   Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made, by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income in each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

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   A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issued price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

   Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

   Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium". Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

   Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue

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discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

   Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

   Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply".

   Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

   Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

   It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

   Taxation of Owners of Stripped Interest Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Stripped Interest Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Stripped Interest Certificates. Accordingly, holders of Stripped Interest Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

   The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Stripped Interest Certificate will not own any Grantor Trust Fractional Interest Certificates.

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   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Stripped Interest Certificates based on a constant yield method. In effect, each holder of Stripped Interest Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Stripped Interest Certificate at the beginning of such month and the yield of such Stripped Interest Certificate to such holder. Such yield would be calculated based on the price paid for that Stripped Interest Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Stripped Interest Certificates. It is unclear whether those provisions would be applicable to the Stripped Interest Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Stripped Interest Certificate or, with respect to any subsequent holder, at the time of purchase of the Stripped Interest Certificate by that holder.

   The accrual of income on the Stripped Interest Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Sponsor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Stripped Interest Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

   It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Stripped Interest Certificate. If a Stripped Interest Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Stripped Interest Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Stripped Interest Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Stripped Interest Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Stripped Interest Certificate that is allocable to such Mortgage Loan.

   Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996 regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

   If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on

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the projected yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

   Assuming that a prepayment assumption were used, if the Continent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates".

   Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

   Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by the banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Sponsor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

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   Backup Withholding. In general, the rules described in "--Taxation of
Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

   Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

   To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to U.S. estate taxes in the estate of non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

   A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

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   Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   Any Plan fiduciary that proposes to cause such Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code, in particular the fiduciary responsibility and prohibited transaction provisions, to such investment and the availability of (and scope of relief provided by) any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of any exemption with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                               LEGAL INVESTMENT

   The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

   Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

   The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

   The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

   There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Sponsor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                            METHOD OF DISTRIBUTION

   The Offered Certificates offered hereby and by Prospectus Supplements hereto will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Sponsor from such sale.

   The Sponsor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. by placements through one or more placement agents specified in the related Prospectus Supplement primarily with institutional investors and dealers; and

     3. through offerings by the Sponsor.

   The Prospectus Supplement for each series of Offered Certificates will, as to each class of such Certificates, describe the method of offering being used for that class and either the price at which such class is being offered, the nature and amount of any underwriting discounts or additional compensation to underwriters and the proceeds of the offering to the Sponsor, or the method for determining the price at which such class will be sold to the public. A firm commitment underwriting and public offering by underwriters may be done through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Offered Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The firms acting as underwriters with respect to the Offered Certificates of any series may include Citicorp Securities, Inc. and Citibank, N.A., each of which is an affiliate of the Sponsor. Any of the above-named firms not named in the related Prospectus Supplement will not be parties to the Underwriting Agreement in respect of a series of Offered Certificates, will not be purchasing any such Certificates from the Sponsor and will have no direct or indirect participation in the underwriting of such Certificates, although any of such firms may participate in the distribution of such Certificates under circumstances entitling it to a dealer's commission. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationships between the Sponsor and any underwriter, and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In a firm commitment underwritten offering, the underwriters will be obligated to purchase all of the Offered Certificates of a series if any such Certificates are purchased. Offered Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Offered Certificates of any series, underwriters may receive compensation from the Sponsor or from purchasers of such Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Sponsor.

   In underwritten offerings, the underwriters and their agents may be entitled, under agreements entered into with the Sponsor, to indemnification from the Sponsor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Such rights to indemnification or contribution may also extend to each person, if any, who controls any such underwriter within the meaning of the Securities Act.

   If a series or class of Offered Certificates is offered otherwise than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of such Certificates. It is contemplated that Citicorp Securities, Inc. or Citibank, N.A. will act as placement agent on behalf of the Sponsor in such offerings of a series or class of Offered Certificates. If Citicorp Securities, Inc. does act as placement agent in the sale of Offered Certificates, it will receive a selling commission which will be disclosed in the related Prospectus Supplement. Citicorp Securities, Inc. or Citibank, N.A. may also purchase Offered Certificates acting as principal.

   It is expected that the Sponsor will from time to time form Mortgage Asset Pools and cause series of Offered Certificates evidencing an ownership interest in such Mortgage Asset Pools to be issued to the related Mortgage Asset Sellers. Thereafter, and pending final sale of such a series of Offered Certificates, the related Mortgage Asset Seller may enter into repurchase arrangements or secured lending arrangements with institutions that may include Citicorp Securities, Inc. or any of its affiliates for purposes of financing the holding of such series. Prior to any sales of such Certificates to investors, the related Mortgage Asset Seller will prepare and deliver a Prospectus Supplement containing updated information regarding the Mortgage Asset Pool as of the first day of the month in which such sale occurs.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

Accrual Certificates ..............................................        9, 31
Accrued Certificate Interest ......................................            31
Act ...............................................................            57
ARM Loans .........................................................            22
Available Distribution Amount .....................................            30
Book-Entry Certificates ...........................................        11, 30
Cash Flow Agreement ...............................................         8, 24
CERCLA ............................................................        18, 57
Certificate Account ...............................................     7, 23, 39
Certificate Balance ...............................................          2, 9
Certificate Owner .................................................        11, 35
Certificateholders ................................................             2
Certificates ......................................................             6
Characterization of Investments in Grantor Trust Certificates.  ...            75
Code ..............................................................        11, 61
Commercial Properties .............................................         6, 20
Commission ........................................................             2
Companion Class ...................................................        10, 32
Condemnation Proceeds .............................................            40
Contingent Payment Regulations ....................................            81
Controlled Amortization Class .....................................        10, 32
Cooperatives ......................................................            20
CPR ...............................................................            26
Credit Support ....................................................      1, 8, 24
Cut-off Date ......................................................            10
Debt Service Coverage Ratio .......................................            21
Definitive Certificate ............................................            11
Determination Date ................................................        25, 30
Direct Participants ...............................................            35
Distribution Date .................................................             9
Distribution Date Statement .......................................            33
DTC ............................................................... 3, 11, 30, 35
Due Dates .........................................................            22
Equity Participation ..............................................            22
ERISA .............................................................        13, 83
Exchange Act ......................................................             3
FAMC ..............................................................             7
FHLMC .............................................................             7
FNMA ..............................................................             7
GNMA ..............................................................             7
Grantor Trust Certificates ........................................        11, 61
Grantor Trust Fractional Interest Certificates ....................        12, 75
Grantor Trust Fund ................................................            61
Indirect Participants .............................................            35
Insurance Proceeds ................................................            40
IRS ...............................................................            63
Issue Premium .....................................................            68
L/C Bank ..........................................................            51
Liquidation Proceeds ..............................................            40

                               87





Loan-to-Value Ratio ...............................................            21
Lock-out Date .....................................................            22
Lock-out Period ...................................................            22
Master Servicer ...................................................          2, 6
MBS ...............................................................         1, 20
MBS Agreement .....................................................            23
MBS Issuer ........................................................            23
MBS Servicer ......................................................            23
MBS Trustee .......................................................            23
Mortgage Asset Pool ...............................................             1
Mortgage Asset Seller .............................................         7, 20
Mortgage Assets ...................................................         1, 20
Mortgage Loans ....................................................      1, 6, 20
Mortgage Notes ....................................................            20
Mortgage Rate .....................................................         7, 22
Mortgaged Properties ..............................................            20
Multifamily Properties ............................................         6, 20
Net Leases ........................................................            21
Nonrecoverable Advance ............................................            33
Notional Amount ...................................................         9, 31
Offered Certificates ..............................................             1
OID Regulations ...................................................            61
Originator ........................................................            21
PAC ...............................................................            27
Participants ......................................................    19, 30, 35
Pass-Through Rate .................................................          2, 9
Permitted Investments .............................................            39
Plans .............................................................            83
Pooling Agreement .................................................         8, 36
Prepayment Assumption .............................................        63, 77
Prepayment Interest Shortfall .....................................            25
Prepayment Premium ................................................            22
Prospectus Supplement .............................................             1
Rating Agency .....................................................            13
Record Date .......................................................            30
Related Proceeds ..................................................            33
Relief Act ........................................................            59
REMIC .............................................................     2, 11, 61
REMIC Administrator ...............................................          2, 6
REMIC Certificates ................................................            61
REMIC Provisions ..................................................            61
REMIC Regular Certificates ........................................        11, 61
REMIC Regulations .................................................            61
REMIC Residual Certificates .......................................        11, 61
REO Property ......................................................            38
Securities Act ....................................................            86
Senior Certificates ...............................................         8, 30
Servicing Standard ................................................            38
SMMEA .............................................................            84
SPA ...............................................................            26
Special Servicer ..................................................          2, 6

                               88





Sponsor ...........................................................            20
Stripped Interest Certificates ....................................         9, 30
Stripped Principal Certificates ...................................         9, 30
Subordinate Certificates ..........................................         9, 30
Sub-Servicer ......................................................            39
Sub-Servicing Agreement ...........................................            39
TAC ...............................................................            27
Title V ...........................................................            59
Trust Assets ......................................................             2
Trust Fund ........................................................             1
Trustee ...........................................................          2, 6
UCC ...............................................................            53
Value .............................................................            21
Voting Rights .....................................................            34
Warranting Party ..................................................

   This diskette contains two spreadsheet files that can be put on a user-specified hard drive or network drive. These two files are "MCF96s2.xls" and "MCF96s2.wk1." The file "MCF96s2.xls" is a Microsoft Excel1 , Version 5.0 spreadsheet, and the file "MCF96s2.wk1" is a Lotus 123(1), Version 2.1 spreadsheet. Each file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

   Open either file as you would normally open any spreadsheet in either Microsoft Excel or Lotus 123. After either file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, in the case of the Microsoft Excel file, the data appears on the worksheet labeled "Sheet 2," and in the case of the Lotus 123 file, the data appears directly to the right of the legend.
------------

(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

==========================================================================
   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                  PAGE
                                               --------
Summary ......................................     S-5
Risk Factors .................................    S-23
Description of the Mortgage Pool .............    S-31
Servicing of the Mortgage Loans ..............    S-41
Description of the Certificates ..............    S-50
Yield and Maturity Considerations ............    S-66
Use of Proceeds ..............................    S-73
Certain Federal Income Tax Consequences  .....    S-73
ERISA Considerations .........................    S-76
Legal Investment .............................    S-78
Method of Distribution .......................    S-79
Legal Matters ................................    S-79
Ratings ......................................    S-80
Index of Principal Definitions ...............    S-81
Annex A ......................................     A-1
Annex B ......................................     B-1
                       PROSPECTUS
Prospectus Supplement ........................       2
Available Information ........................       2
Incorporation of Certain Information by
 Reference ...................................       3
Summary of Prospectus ........................       6
Risk Factors .................................      14
Description of the Trust Funds ...............      20
Yield and Maturity Considerations ............      24
Mortgage Capital Funding, Inc ................      29
Use of Proceeds ..............................      30
Description of the Certificates ..............      30
Description of the Pooling Agreements  .......      36
Description of Credit Support ................      50
Certain Legal Aspects of Mortgage Loans  .....      52
Material Federal Income Tax Consequences  ....      61
State and Other Tax Considerations ...........      83
ERISA Considerations .........................      83
Legal Investment .............................      84
Method of Distribution .......................      85
Financial Information ........................      86
Rating .......................................      86
Index of Principal Definitions ...............      87

THROUGH AND INCLUDING MARCH   , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN
THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $403,088,874
                                (APPROXIMATE)


                        MORTGAGE CAPITAL FUNDING, INC.
                                  (SPONSOR)


                          CITICORP REAL ESTATE, INC.
                            (MORTGAGE LOAN SELLER)


                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS B,
                         CLASS C, CLASS D AND CLASS E
                            MULTIFAMILY/COMMERCIAL
                      MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-MC2



                           -----------------------

                            PROSPECTUS SUPPLEMENT

                           -----------------------



                             NATIONSBANC CAPITAL
                                MARKETS, INC.
                                     AND

                               CITIBANK [LOGO]





                                            , 1996